As filed with the Securities and Exchange Commission on October 8, 2004

Registration No. ____________

SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549
FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 CORNERSTONE BANCSHARES, INC. (Name of Small Business Issuer in Its Charter) 6021 (Primary Standard Industrial Classification Code Number)
Tennessee (State of Jurisdiction of Incorporation or Organization)	5319 Highway 153 Chattanooga, Tennessee 37423 (423) 385-3000 (Address, and Telephone Number of Principal Executive Offices and Principal Place of Business)	62-1173944 (I.R.S. Employer Identification Number)

Gregory B. Jones Chief Executive Officer 5319 Highway 153 Chattanooga, Tennessee 37423 (423) 385-3000 (Name, Address, and Telephone Number of Agent for Service)

Copies of Communications to: W. Scott McGinness, Jr. Miller & Martin LLP Suite 1000 Volunteer Building 832 Georgia Avenue Chattanooga, Tennessee 37402-2289 (423) 756-6600

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933 (the “Securities Act”), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐
If any of the securities being registered on this form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed offering price per share	Proposed maximum aggregate offering price (1)	Amount of registration fee

Common Stock, $1.00 par value per share	500,000	$15.00	$7,500,000	$950.25

(1)   The proposed maximum offering price for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act, based on the assumed sale of all offered shares of the Registrant’s Common Stock.

____________

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

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The information contained in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated October 8, 2004

Prospectus

CORNERSTONE BANCSHARES, INC.

500,000 Shares of Common Stock ($7,500,000)

We are offering to sell up to 500,000 newly issued shares of our common stock, representing approximately 16.7% of our outstanding shares, at a price of $15.00 per share, to our and Cornerstone Community Bank’s (our subsidiary) shareholders, officers, directors, and employees who are residents of those states in which this offering is being made. We intend to initially offer 400,000 shares and if that initial offering of shares is oversubscribed we may, in our sole discretion, issue up to an additional 100,000 shares We are in this prospectus referring to our and Cornerstone Community Bank’s shareholders, officers, directors, and employees as the “Offerees.” We are offering these shares on a “first come, first served” basis and there will be no limitation on the number of shares for which each Offeree may subscribe. We will not sell less than 100 shares to any person, however, we reserve the right to make exceptions in our sole discretion. The offering of shares to the Offerees is being made only through the efforts of our directors and executive officers. Once made, subscriptions may not be revoked by subscribers.

Shares not purchased by Offerees within two weeks of the effective date of this prospectus may be made available to the public through any eligible broker or dealer named in a subscription agreement as having assisted the subscriber in making the investment. Shares sold through eligible brokers or dealers will be sold at a price of $15.00 per share and we will pay a commission equal to 3.4% of that amount. We may commence to offer shares through brokers and dealers at any time after the expiration of the two-week period referred to at the beginning of this paragraph. Unless extended by the Company in its sole discretion, this offering will terminate forty-five days after the effective date of this prospectus.

We will conduct the offering solely on a best efforts, no minimum basis, which means there are no purchase commitments from underwriters and no minimum number of shares that must be sold in the offering in order to accept subscriptions and close the offering. With respect to shares offered, all funds will be placed in a segregated account at Cornerstone Community Bank pending our acceptance of the associated subscriptions. Accordingly, we may raise less than $7,500,000 in the offering and the funds from any subscriptions we accept will be immediately available to us. As soon as practicable after the acceptance of any subscription, we will cause to be sent certificates for shares of common stock representing the subscriptions accepted by us. If the offering is not completed, or if any part of your subscription is not accepted, your funds will be returned, without interest, as soon as practicable. We reserve the right to amend or terminate the offering at any time.

As of the date of this prospectus, our directors and executive officers, including their affiliates, beneficially own approximately 23.3% of our common stock (excluding warrants and options exercisable sixty days after October 8, 2004). A majority of these individuals have told us they intend to invest in the offering, but we presently do not know how many shares they intend to purchase.

Our common stock is quoted on the OTC Bulletin Board (“OTCBB”) under the symbol CSBQ but it is not listed on a national securities exchange. On September 23, 2004, the last reported sale price of the common stock was $15 per share.

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Investing in common stock involves a high degree of risk which is described in the “Risk Factors” beginning on page 6 of this Prospectus.

The following table presents an estimate of the maximum potential proceeds to us if the offering is fully subscribed (including the sale of the additional 100,000 shares), assuming payment of the 3.4% commission on 50% of the shares sold.
	Per Share	Total
Price to the public	$15.00	$ 7,500,000
Underwriting discounts	$.50	$125,000
Proceeds to Cornerstone Bancshares, Inc. (before expenses)		$7,375,000

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The Prospectus is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

Dealer Prospectus Delivery Obligation

Until this offering is completed, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The date of this Prospectus is October 8, 2004.

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TABLE OF CONTENTS

PROSPECTUS SUMMARY	1
RISK FACTORS	6
FORWARD-LOOKING STATEMENTS	10
USE OF PROCEEDS	10
DETERMINATION OF OFFERING PRICE	11
THE OFFERING	11
MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS	13
PLAN OF DISTRIBUTION	14
LEGAL PROCEEDINGS	14
DIRECTORS AND EXECUTIVE OFFICERS	14
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	16
DESCRIPTION OF SECURITIES	18
COMMISSION’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	18
DESCRIPTION OF BUSINESS	19
MANAGEMENTS DISCUSSION AND ANALYSIS	25
DESCRIPTION OF PROPERTY	54
EXECUTIVE COMPENSATION	54
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	57
WHERE TO FIND MORE INFORMATION ABOUT US	58
FINANCIAL STATEMENTS	59

You should rely on the information in this prospectus or other information referred to in this document. Cornerstone Bancshares, Inc. has not authorized anyone to provide you with other or different information. You should not assume that the information contained in this prospectus is accurate as of any date other than its effective date, and neither the distribution of this prospectus nor the issuance of shares of Cornerstone Bancshares, Inc. common stock in the offering shall create an implication to the contrary.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. It may not contain all of the information you should consider before investing in the common stock. You should read the entire prospectus carefully and particularly consider our financial statements, the notes thereto, and the section on Risk Factors before deciding to invest in the shares of common stock offered under this prospectus. On September 15, 2004 the corporation effected a two-for-one stock split.

Cornerstone Bancshares, Inc. and Cornerstone Community Bank

Cornerstone Bancshares, Inc., a Tennessee corporation (the “Company” or “Cornerstone”), is a bank holding company registered under the Bank Holding Company Act of 1956, as amended. Our wholly-owned subsidiary, Cornerstone Community Bank, a Tennessee banking corporation (the “Bank”), operates as a community bank emphasizing personal service to businesses and households located within the Chattanooga Metropolitan Statistical Area (the “Chattanooga MSA”).

As of June 30, 2004, we had total assets $230.6 million, net loans, before loan loss allowance, of $183.7 million, deposits of $179.1 million and shareholders’ equity of $17.8 million. For the six months ended June 30, 2004, our net income was $1.1 million and our diluted earnings per share were $0.84.

History    In February 1996, the Bank was formed to take advantage of a shortage of locally owned banks in a city dominated by large regional banks. The Bank grew quickly and within a year acquired the Bank of East Ridge to increase its market coverage. Shortly thereafter, the FDIC placed the Bank under a memorandum of understanding (“MOU”) that required the board of directors to implement proper policies and procedures to manage the risk associated with a multi-branch commercial bank. The board responded quickly and brought in a new management team consisting of Greg Jones as chief executive officer, Frank Hughes as chief fina ncial officer and Jerry Lee as senior lender. The management team quickly corrected the concerns and the FDIC removed the MOU during the third quarter of 2002. Mr. Jones also built a strong operations base and risk management program to properly handle a growing bank that has been recognized as one of the highest quality banks in Tennessee. On the customer side, the Bank has attracted several of the area’s most talented relationship managers and has been growing assets over 20% per year. Of note in 2003, Barry Watson, the former bank president of a local competitor, joined the Bank to build an asset based lending program. His arrival and the arrival of his team of professionals triggered a growth spurt for Cornerstone that has singled out the Bank as the fastest growing commercial bank in the Chattanooga MSA. Cornerstone has also been able to separate itself from other start up banking institutions in Tennessee by its commitment to its shareholders to focus not only on asset growth but more specifically focus on profitable asset growth intended to bring material earnings per share growth to the bottom line as the Bank grows.

Market Segment    Generically, the Bank’s business consists primarily of attracting deposits from the general public and, with these and other funds, originating real estate loans, consumer loans, business loans, and residential and commercial construction loans.   Funds not invested in the loan portfolio are invested by the Bank primarily in obligations of the U.S. Government, U.S. Government agencies, various states and their political subdivisions.  In addition to deposits, sources of funds for the Bank’s loans and other investments include amortization and prepayment of loans, sales of loans, or participation s in loans, sales of investment securities and borrowing from other financial institutions.  The principal sources of income for the Bank are interest and fees collected on loans, fees collected on deposit accounts, and interest and dividends collected on other investments.  The principal expenses of the Bank are interest paid on deposits, employee compensation and benefits, office expenses, and other overhead expenses.

The Bank’s primary market segment is businesses with annual sales of $1 million to $50 million and households attracted to our increased focus on customer service and personal touch. To succeed in this competitive market segment we have attracted highly trained and experienced lending specialists that can advise business owners with respect to financial and strategic goals and the best structures that can be implemented to accomplish their goals. Tools the bank uses to accomplish this service includes general commercial lending vehicles, as well as, asset based lending and Small Business Administration lending programs.

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The Bank competes for deposits principally by offering depositors a variety of deposit programs with competitive interest rates, quality service and convenient locations and hours.  The Bank intends to continue to focus its resources to seek out and attract business relationships and take advantage of the Bank’s ability to provide flexible service that meets the needs of this customer class.  All phases of the Bank’s banking activities are highly competitive.  We realize that customer relationships are key to the Bank’s success. Accordingly, the Bank has made a commitment to retaining its relationship managers and attracting new managers with experience in the Bank’s market that can attract customers to the Bank. The Bank competes actively with twenty-four commercial banks, as well as finance companies, credit unions, and other financial institutions located in its service area, which includes Hamilton County, Tennessee. Of these, three are in control of 61% of the deposits in the Chattanooga MSA and provide the majority of the branches to the area. None of these large regional banks is headquartered in the Chattanooga MSA.

Growth Strategies    The Bank has experienced rapid growth compared to other banks in the Chattanooga MSA and the banking industry in general. As of June 30, 2004, we had grown the assets of Cornerstone to $230 million. We believe the growth is a result of the successful execution of our business plan and we intend to continue this rapid growth. To accomplish this objective, we plan to focus on the following strategies: (1) Capturing Market share from large regional banks. As mentioned above, this class of competitor’s controls over 60% of the deposit base in the Chattanooga MSA. We anticipate that we can continue to attract customers and employees who prefer local decision-making and interaction with financial professionals who can provide personalized and knowledgeable service. (2) Expanding Market Coverage. The Bank will continue to expand its coverage of Hamilton County by adding full service branch banks in areas with concentrations of businesses and business employees. Presently the Bank has five full service branches and intends to open additional branches as the Bank needs deposit gathering capacity to leverage its capital and maximize shareholder value. In addition, Cornerstone is continously evaluating merger and acquisition opportunities. The strategy is highlighted by a crossing into the North Georgia market either by a merger with or an acquisition of a financial institution in that state. The company believes such an acquisition is necessary to fully serve the customer base of the Chattanooga MSA. (3) Investing in Non-Interest Income Sources of Revenue. The bank is rapidly developing into a payment specialist in the banking industry and believes the area is overlooked by the banking industry. Cornerstone is in negotiations to purchase a debit card processor to enhance the Bank’s ability to generate fee income associated with financial transactions either at ATM’s or points of sale (“POS”) locations. Presently the Bank is a member of the STAR and the PLUS networks and is a principal member of VISA.

We are registered with and regulated by the Board of Governors of the Federal Reserve System. The Bank is subject to the supervision and regulation of the Tennessee Department of Financial Institutions. The Bank’s deposit accounts are insured to the applicable limits by the Bank Insurance Fund of the Federal Deposit Insurance Corporation (“FDIC”) and is therefore also subject to regulation and supervision of the FDIC.

Our common stock is quoted on the OTCBB but it is not listed on a national securities exchange. Because our common stock is not listed for trading on any national securities exchange, there may be a limited market for our shares. The trading symbol is CSBQ.

The Company’s Address

Our principal executive offices are located at 5319 Highway 153, Chattanooga, Tennessee 37343. Our telephone number is (423) 385-3000. Our internet address is http://www.csbank.com. We do not intend the information on our website to constitute part of this prospectus.

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The Offering

Shares offered
Up to 500,000 shares of our common stock, with an initial offering of 400,000 shares and potentially up to another 100,000 shares if the initial offering is oversubscribed. The issuance of an additional 100,000 shares is subject to the sole discretion of the Company.

Offering price	$15.00 per share. The offering price was established by the board of directors after consideration of a number of factors. See "Determination of Offering Price" at page 11.
Shares outstanding before offerings	As of September 30, 2004, 2,487,234 shares of common stock were outstanding.
Shares outstanding after offerings	2,987,234 shares, assuming the sale of all offered shares.
Offering Period

Our and the Bank’s shareholders, officers, directors and employees who are residents of those states in which this offering is being made will be offered to purchase these shares on a “first come, first served” basis during the two-week period following the effective date of this prospectus. After the two-week period following the effective date of this prospectus, any remaining shares may be made available to the public through eligible brokers and dealers. Unless extended by the Company in its sole discretion, this offering will terminate forty-five days after the effective date of this prospectus. See “The Offering” at page 11.

Commissions	We expect to pay a commission equal to 3.4% of the offering price for shares sold through eligible brokers and dealers.
No minimum offering

We will conduct the offering solely on a best efforts, no minimum basis, and there is no minimum number of shares that must be purchased in the offering. We may raise less than $7,500,000 in the offering and the funds from any subscriptions will be immediately available to us. We may amend or terminate the offering at any time. See “The Offering” at page 11.

How to subscribe for shares in the offering

If you want to subscribe for shares of our common stock, you must complete the subscription agreement which accompanies this prospectus and send the completed subscription agreement, with payment of the aggregate offering price for the shares you want to purchase, to Cornerstone Bancshares, Inc. Your subscription agreement and payment must be received by us before the termination of the offering. If you use the mail to submit your order form, we recommend that you use registered mail, return receipt requested. See “The Offering – How to Subscribe” at page 12.

All funds tendered for the purchase of our common stock in the offering will be held in a segregated account at the Bank. Your subscription funds will not be released to us or for our use or commingled with our funds unless your subscription is accepted and shares are to be issued to you with respect to your funds.

No revocation	You may not revoke your subscription after the we receive your subscription agreement. See “The Offering — How to Subscribe” at page 12.

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Use of proceeds
If the offering is fully subscribed (including the sale of the additional 100,000 shares), the net proceeds of the offering will be approximately $7,200,000, depending on the amount of the actual expenses incurred. The proceeds will be (1) used to pay off our line of credit with Fifth Third Bank (2) inject capital to the Bank to the extent necessary for regulatory and working capital purposes, where they will be used in the Bank's lending and investment activities, and (3) otherwise retained at the holding company level for general corporate purposes which may include capital management, such as stock repurchases, when appropriate. See "Use of Proceeds" at page 10.

Regulatory limitation

We will not issue common stock in the offering to any person who, in our opinion, would be required to obtain prior clearance or approval from any state or federal bank regulatory authority to own or control such shares if, at the expiration time, clearance or approval has not been obtained or any required waiting period has not expired. See "The Offering — Regulatory Limitation" at page 13.

Intentions of directors, executive officers and others

A majority of our directors and executive officers and their affiliates have indicated that they intend to invest in the offering, but we presently do not know how many shares they intend to purchase. See "The Offering — Intentions of Directors and Executive Officers" at page 13. Our directors and executive officers currently beneficially own approximately 23.3% of the outstanding shares of common stock.

No board recommendations.

Any investment in our common stock must be made pursuant to your evaluation of your best interests. Accordingly, our board of directors does not make any recommendation to you regarding whether you should purchase our common stock.

Risk Factors	Investing in our common stock involves risks, including the risks that are described on pages 6 to 10 of this prospectus.
Questions about how to subscribe	You should direct any questions concerning the procedure for subscribing to Frank Hughes at Cornerstone Bancshares, Inc. You may telephone Frank Hughes at (423) 385-3000.

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SUMMARY CONSOLIDATED FINANCIAL DATA

The following summary financial data for the twelve-month periods ended December 31, 2003, 2002, 2001 and 2000, and the six-month periods ended June 30, 2004 and 2003, are derived from our consolidated financial statements and other data. The selected financial data should be read in conjunction with our financial statements, including the financial statement notes included elsewhere herein. Our results of operations for the six months ended June 30, 2004 are not necessarily indicative of the results that can be expected for the 2004 fiscal year.

	Six Months Ended			Year Ended
	June 30,	June 30,		December 31,
	2004	2003	2003	2002	2001	2000
	(Unaudited)
(In thousands, except per share data, ratios and percentages)
Statement of Financial Condition Data:
Total Assets	$230,604	$181,960	$200,998	$159,902	$142,458	$119,379
Loans, Net Before Allowance for Loan Losses	183,724	143,407	157,290	124,688	105,154	84,574
Allowance for Loan losses	(2,312)	(1,828)	(2,011)	(1,591)	(1,322)	(1,142)
Securities	30,130	24,318	25,467	22,200	21,302	20,060
Deposits	179,146	137,563	159,352	130,446	119,149	101,250
Federal Home Loan Bank Advances	27,000	17,000	17,000	10,000	4,000	2,000
Other Borrowings	2,150	0	400	0	0	0
Stockholders Equity	17,803	16,125	$16,904	$15,147	$14,079	$12,518
Income Statement Data:
Interest income	$6,482	$5,444	$11,326	$9,702	$9,580	$9,422
Interest expense	1,625	1,617	3,211	3,309	4,542	4,382
Net interest income	4,857	3,827	8,116	6,394	5,038	5,039
Provision for loan losses	410	155	545	683	435	560
Net interest income after provision for loan losses	4,447	3,671	7,571	5,710	4,603	4,480
Noninterest income	676	575	1,242	1,002	890	665
Noninterest expense	3,250	2,779	5,741	4,983	4,550	4,460
Income before income taxes	1,873	1,467	3,072	1,729	943	685
Income tax expense	727	565	1,190	668	373	323
Net income	$1,146	$902	$1,882	$1,061	$570	$362

Per Share Data: (1)
Earnings per share-basic	$0.46	$0.37	$0.76	$0.43	$0.24	$0.16
Weighted average shares outstanding-basic	2,487,080	2,471,841	2,476,130	2,468,426	2,423,880	2,336,284
Earnings per share-diluted	$0.42	$0.35	$0.71	$0.42	$0.23	$0.15
Weighted average shares outstanding -diluted	2,720,882	2,615,136	2,650,506	2,497,466	2,476,574	2,414,160
Book value per share	$7.16	$6.49	$6.80	$6.14	$5.71	$5.36
Common shares outstanding at end of period	2,487,234	2,486,334	2,486,334	2,466,334	2,466,334	2,332,258

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	Six Months Ended			Year Ended
	June 30,	June 30,		December 31,
	2004	2003	2003	2002	2001	2000
	(Unaudited)
Performance Ratios and Other Data:
Return of Average Assets	1.11%	1.07%	1.06%	0.74%	0.45%	0.32%
Return on average stockholder’s equity	13.15%	11.62%	11.68%	7.24%	4.20%	3.04%
Net interest margin	5.02%	4.87%	4.87%	4.86%	4.38%	4.92%
Net interest spread	4.70%	4.53%	4.54%	4.46%	3.80%	4.32%
Noninterest income to average assets	0.65%	0.68%	0.70%	0.70%	0.70%	0.58%
Noninterest expense to average assets	3.14%	3.30%	3.22%	3.47%	3.59%	3.91%
Efficiency ratio	54.3%	59.4%	58.3%	63.7%	73.4%	74.3%
Average loan to average asset	81.0%	77.6%	79.5%	75.0%	71.5%	70.6%
Average interest earning assets to average interest bearing liabilities	93.7%	93.5%	93.9%	91.9%	90.7%	89.8%
Asset Quality Ratios:
Allowance for loan losses to total loans	1.26%	1.27%	1.28%	1.28%	1.26%	1.35%
Nonperforming assets to total assets	0.02%	0.13%	0.07%	0.21%	0.53%	0.67%
Nonaccrual loans to total loans	0.05%	0.0%	0.0%	0.04%	0.11%	0.30%
Net loans charge-offs as a percentage of:
Provision for loan losses	12.6%	0.0%	22.9%	56.8%	58.6%	75.0%
Allowance for loan losses	4.5%	0.0%	6.2%	24.4%	19.3%	36.8%
Capital Ratios: (2)
Leverage	7.44%	7.96%	8.07%	8.74%	9.06%	8.74%
Tier 1 risk-based capital	7.81%	9.48%	8.75%	10.07%	11.03%	10.92%
Total risk-based capital	9.02%	10.78%	10.00%	11.32%	12.28%	12.17%
(1) The share and per share data reflected in this table have been adjusted to reflect our two-for-one stock split which was effective September 15, 2004.
(2) Capital ratios are calculated on a consolidated basis.

RISK FACTORS

You should carefully consider the risks described below, together with all of the other information in this prospectus, before making an investment decision.

RISK FACTORS RELATED TO THIS OFFERING

The common stock is quoted on the OTCBB and shareholders may not be able to quickly or easily sell their common stock.

Although our common stock is quoted on the OTCBB, and we have a small number of brokers who make a market in our common stock on a regular basis, trading volumes to date have been limited and there can be no assurance that an active and liquid market for the common stock will develop. As a result, shareholders may find it difficult to sell a significant number of shares at the prevailing market price.

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Our stock is not traded on an established exchange and its price may be volatile.

For a variety of reasons, the trading price of our common stock could fluctuate significantly. Volatility in our stock price could, among other things, result from the following factors: quarterly variations in operating results; announcements of technological innovations or new services or products by us or our competitors; changes in financial estimates by securities analysts; changes in governmental regulations; the operating and stock price performance of other companies in our industry; and general stock market or economic conditions.

If existing shareholders do not participate in this offering, they may suffer dilution of their percentage ownership of our common stock.

To the extent that existing shareholders do not purchase shares which are purchased by other individuals or entities, existing shareholders’ proportionate voting interest will be reduced, and the percentage that existing shareholders’ shares represent of our expanded equity will be diluted. If we conduct additional offerings of shares of our common stock in the future, existing shareholders may experience dilution in their percentage ownership of our outstanding common stock.

In many situations, our board of directors has the authority, without any vote of our shareholders, to issue shares of our authorized but unissued common stock, including shares authorized but unissued under our stock option plans. Our board of directors also has the authority, without the vote of our shareholders, to issue shares of our authorized but unissued preferred stock in such series and with such preferences as our board of directors may determine. In the future, we may issue additional securities, through public or private offerings, in order to raise additional capital. Any such issuances would dilute the percentage of ownership interest of existing shareholders.

Once you submit an executed subscription agreement together with payment of the subscription price, you may not revoke your subscription for shares in the offering.

Once you transmit a properly completed subscription agreement to us for the offering, together with payment in full of the subscription price for the applicable number of shares in one of the forms prescribed, you may not revoke your subscription, even if less than all of the shares that we are offering are actually purchased. We have not established a minimum number of shares to be sold, and we intend to accept promptly all properly completed and fully paid subscriptions which are received by us up to the maximum amount of the offering.

Our board of directors and management will have broad discretion to spend a large portion of the net proceeds of this offering, and may do so in ways with which you do not agree.

If the offering is fully subscribed (including the sale of the additional 100,000 shares), we estimate the net proceeds to us from this offering to be approximately $7.2 million, before deducting offering expenses. While our board of directors and management will have significant discretion in applying the proceeds of this offering to support our future growth, we presently intend to use approximately $2,150,000 of these proceeds to repay debt at the holding company level, and to use the remaining proceeds, to the extent necessary, for regulatory and working capital to support the Bank’s lending and investment activity. We may also retain a portion of the proceeds at the holding company level for general corporate purposes. The discretion of our board of directors and management to allocate the net proceeds from the offering means that we may apply these proceeds to uses that you may not consider desirable. Any failure of management to apply these funds effectively could harm our business.

No broker has agreed to purchase any of the common stock and we may not be able to sell all of the shares we are attempting to sell in the offering. Our operating results may be adversely affected if less than all of the offered shares are sold.

A significant portion of the common stock is being sold directly through the efforts of our directors and executive officers. No broker, dealer or other person has any obligation to purchase, or find purchasers for, any shares of common stock.

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Because the offering is not underwritten, there can be no assurance that any particular number of shares will be sold. If less than all of the shares offered are subscribed for, we will have less capital to fund operations and growth, which could result in restricted or slower growth, reduced asset size and slower expansion of activities, and lower shareholder returns.

RISK FACTORS RELATED TO OUR BUSINESS

General risks related to our business.

The risks and uncertainties described below or elsewhere in this prospectus are not the only ones facing us and the Bank. Additional risks and uncertainties not presently known to us or that we or the Bank currently deem immaterial also may impair our and the Bank’s business and operations. If any of the risks described below or elsewhere in this prospectus materialize, our and the Bank’s business, financial condition, operating results and cash flows could be materially affected.

Applicable laws and regulations restrict both the ability of the Bank to pay dividends to us, and our ability to pay dividends to you. Although the Bank currently has the ability to pay dividends, its Board may retain earnings for the purpose of financing growth.

Our principal source of income consists of dividends, if any, from the Bank. Moreover, Tennessee law restricts dividends that we may pay if we are unable to pay our debts as they come due in the ordinary course of business or if our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy any preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

Any payment of dividends in the future will be at the sole discretion of our board of directors and will depend on a variety of factors deemed relevant by our board of directors, including, but not limited to, earnings, capital requirements and financial condition.

Changes in local economic conditions could reduce our income and growth, and could lead to higher levels of problem loans and charge-offs.

We make loans, and most of our assets are located, in the Chattanooga, Tennessee -- Georgia Metropolitan Statistical Area markets. Adverse changes in economic conditions in this market could hurt our ability to collect loans, could reduce the demand for loans, and otherwise could negatively affect our performance and financial condition.

We may encounter unexpected financial and operating problems due to our rapid growth.

Our business has experienced significant growth since 2000. Our rapid growth may result in unexpected financial and operating problems which may affect the value of our shares.

Losses from loan defaults may exceed the allowance we establish for that purpose, which will have an adverse effect on our business.

If a significant number of loans are not repaid, it would have an adverse effect on our earnings and overall financial condition. Like all financial institutions, we maintain an allowance for loan losses to provide for losses inherent in the portfolio. The allowance for loan losses reflects our management’s best estimate of probable losses in the loan portfolio at the relevant balance sheet date. This evaluation is primarily based upon a review of our and the banking industry’s historical loan loss experience, known risks contained in the loan portfolio, composition and growth of the loan portfolio, and economic factors.

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If we lose key employees our business may suffer.

Our success is largely dependent on the personal contacts of our officers and employees in our market areas. If we lose key employees, temporarily or permanently, our business could be adversely impacted. We could be particularly adversely impacted if our key employees went to work for our competitors. Our future success depends on the continued contributions of our existing senior management personnel.

There is no assurance that we will be able to successfully compete with others for business.

We compete for loans, deposits, and investment dollars with other insured depository institutions and enterprises, such as securities firms, insurance companies, savings associations, credit unions, mortgage brokers, and private lenders, many of which have substantially greater resources. The differences in resources and regulations may make it harder for us to compete profitably, reduce the rates that we can earn on loans and investments, increase the rates we must offer on deposits and other funds, and adversely affect our overall financial condition and earnings.

Our profitability depends on economic policies and factors beyond our control.

Our operating income and net income depend to a great extent on "rate differentials," i.e., the difference between the interest yields we receive on loans, securities and other interest bearing assets and the interest rates we pay on interest bearing deposits and other liabilities. These rates are highly sensitive to many factors which are beyond our control, including general economic conditions and the policies of various governmental and regulatory authorities, including the Board of Governors of the Federal Reserve System.

The risk of nonpayment of loans is inherent in all lending activities, and nonpayment, if it occurs, may negatively impact our earnings and overall financial condition, as well as the value of our common stock. Also, many of our loans have been made over the last year and in certain circumstances there is limited repayment history against which we can fully assess the adequacy of the allowance for loan losses. We make various assumptions and judgments about the collectibility of our loan portfolio and provide an allowance for probable losses based on several factors. If our assumptions are wrong, our allowance for loan losses may not be sufficient to cover our losses, which would have an adverse affect on our operating results. Additions to our allowance for loan losses decrease our net income. While we have not experienced any significant charge-offs or had large numbers of nonperforming loans, due to the significant increase in loans originated over the last year, we cannot assure you that we will not experience an increase in delinquencies and losses as these loans continue to mature. The actual amount of future provisions for loan losses cannot be determined at this time and may exceed the amounts of past provisions.

Our security could be breached, which could damage our reputation, deter customers from using our services, and expose us to potential liability.

We must protect our computer systems and network from physical break-ins, security breaches, and other disruptive problems caused by the Internet or other users. Computer break-ins or other security breaches could jeopardize the security of information stored in and transmitted through our computer systems and network and may result in interruptions, delays or cessations of service to users accessing Web sites that deliver our services. Any interruption would likely adversely affect our ability to retain or attract customers, could damage our reputation, and could subject us to litigation. We may need to expend significant capital or other resources to protect against the threat of security breaches or alleviate problems caused by breaches. To date, we have not experienced any material security breaches that compromised either customer data or our network. However, we cannot assure you that we will not experience any security breaches in the future.

We could also be subject to liability if third parties penetrate our network security or otherwise misappropriate our users’ personal information or credit card information. This liability could include claims for unauthorized purchase with credit card information, impersonation, or other similar fraud claims. In addition, the Federal Trade Commission and state agencies have been investigating various Internet companies regarding their use of personal information. We could incur additional expenses if new regulations regarding the use of personal information are introduced or if privacy practices are investigated.

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FORWARD-LOOKING STATEMENTS

Some of the statements under “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” and elsewhere in this prospectus constitute forward-looking statements. These forward-looking statements involve risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from those anticipated in the forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will,” and “would” or similar words. You should read statements that contain these words carefully because they discuss our future expectations, contain projections of our future results of operations or of our financial position, or state other forward-looking information. These statements include, among others, statements of our goals, intentions and expectations; statements regarding our business plans and prospects and growth and operating strategies; statements regarding the asset quality of our loan and investment portfolios; and estimates of our risks and future costs and benefits. We believe that it is important to communicate this information to our investors. However, these forward-looking statements are subject to significant risks, assumptions and uncertainties that we are not able to control or predict accurately. The factors listed above in the section captioned “Risk Factors,” as well as any cautionary language in this prospectus, provide examples of risks, uncertainties, and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Before you invest in our common stock, you should be aware that the occurrence of the events described in the risk factors and elsewhere in this prospectus could have a material adverse effect on our business, results of operations, and financial position.

Forward-looking statements speak only as of the date they are made and, except as required by law, we assume no duty to update forward-looking statements.

USE OF PROCEEDS

The following table sets forth the calculation of our net proceeds from the offering at the subscription price of $15 per share. Since the offering is not conditioned on the sale of a minimum number of shares and since it is being conducted on a best efforts basis, with no purchase commitment from any underwriter, we are presenting this information assuming in the alternative that we sell 15%, 50% and 100% of the shares offered (including the 100,000 shares that may be issued if the offering is oversubscribed).

	Proceeds from Offering
	15%	50%	100%
Gross Offering Proceeds	$1,125,000	$3,750,000	$7,500,000
Maximum Amount of Potential Commissions (1)	28,688	95,625	191,250
Estimated Expenses of the Offering	90,000	90,000	90,000
Net Proceeds to the Bank	$1,006,313	$3,564,375	$7,218,750

(1)	We intend to pay a commission of 3.4% of the subscription price to any eligible NASD member firm named on an executed subscription agreement as having assisted the holder with completing such subscription. For purposes of this table we have assumed that we will pay this commission on 75% of the aggregate amount of shares sold in this offering.

We intend to use approximately $2,150,000 of the net proceeds from the offering to pay off the Company’s line of credit with Fifth Third Bank. This indebtedness was incurred by the Company to provide capital for the Bank’s growing operations.

We presently intend to use the remaining proceeds from the offering, to the extent necessary, as additional regulatory and working capital for the Bank, to be used in the Bank’s lending and investment activities. We may also retain a portion of the proceeds at the holding company level for general corporate purposes which may include capital management, such as stock repurchases, when appropriate.

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DETERMINATION OF OFFERING PRICE

The offering price has been determined by management and our board of directors. In establishing the offering price, management and the board of directors considered various factors that it deemed relevant, including among other things:

• our current financial condition and operating performance as presented in our financial statements;
• our regulatory status;
• the market value of the common stock;
• the number of shares sought to be issued;
• the amount sought to be raised; and
• the anticipated impact of the offering on the market price of the common stock.

NONE OF THE BOARD OF DIRECTORS OR MANAGEMENT HAS EXPRESSED AN OPINION OR HAS MADE ANY RECOMMENDATION AS TO WHETHER ANY CURRENT SHAREHOLDER SHOULD PURCHASE SHARES IN THE OFFERING. ANY DECISION TO INVEST IN THE COMMON STOCK MUST BE MADE BY EACH INVESTOR BASED UPON HIS OR HER OWN EVALUATION OF THE OFFERING IN THE CONTEXT OF HIS OR HER BEST INTERESTS. WE WILL NOT SEEK AN OPINION CONCERNING THE FAIRNESS OF THE OFFERING PRICE TO EXISTING HOLDERS OF COMMON STOCK.

THE OFFERING

We are offering to sell up to 500,000 newly issued shares of our common stock, representing approximately 16.7% of our outstanding shares, at a price of $15.00 per share, to our and Cornerstone Community Bank’s (our subsidiary) shareholders, officers, directors, and employees who are residents of those states in which this offering is being made. We intend to initially offer 400,000 shares and if that initial offering of shares is oversubscribed we may, in our sole discretion, issue up to an additional 100,000 shares We are in this prospectus referring to our and Cornerstone Community Bank’s shareholders, officers, directors, and employees as the “Offerees.” We are offering these shares on a “first come, first served” basis and there will be no limitation on the number of shares for which each Offeree may subscribe. We will not sell less than 100 shares to any person, however, we reserve the right to make exceptions in our sole discretion. The offering of shares to the Offerees is being made only through the efforts of our directors and executive officers. Once made, subscriptions may not be revoked by subscribers.

Shares not purchased by Offerees within two weeks of the effective date of this prospectus may be made available to the public through any eligible broker or dealer named in a subscription agreement as having assisted the subscriber in making the investment. Shares sold through eligible brokers or dealers will be sold at a price of $15.00 per share and we will pay a commission equal to 3.4% of that amount. We may commence to offer shares through brokers and dealers at any time after the expiration of the two-week period referred to at the beginning of this paragraph. Unless extended by the Company in its sole discretion, this offering will terminate forty-five days after the effective date of this prospectus.

We will conduct the offering solely on a best efforts, no minimum basis, which means there are no purchase commitments from underwriters and no minimum number of shares that must be sold in the offering in order to accept subscriptions and close the offering. With respect to shares offered, all funds will be placed in a segregated account at Cornerstone Community Bank pending our acceptance of the associated subscriptions. Accordingly, we may raise less than $7,500,000 in the offering and the funds from any subscriptions we accept will be immediately available to us. As soon as practicable after the acceptance of any subscription, we will cause to be sent certificates for shares of common stock representing the subscriptions accepted by us. If the offering is not completed, or if any part of your subscription is not accepted, your funds will be returned, without interest, as soon as practicable. We reserve the right to amend or terminate the offering at any time.

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How to Subscribe

Each investor who desires to purchase common stock in the offering should:

(1) complete, date and sign the subscription agreement, including the Form W-9, accompanying this prospectus;

(2) make payment by personal check, bank or cashier’s check, or wire transfer payable to Cornerstone Bancshares, Inc., in the amount of $15.00 for each share subscribed for in the offering; and
(3) transmit the completed subscription agreement, together with payment in full for all shares subscribed (unless payment is made separately by wire transfer), by mail, hand delivery or overnight or express courier service, to:
Cornerstone Bancshares, Inc.
5319 Highway 153
Chattanooga, Tennessee 37343
Attention: Frank Hughes

If payment of the subscription price is to be made by wire transfer, the following wire instructions should be used:

Cornerstone Community Bank
ABA: 061304363
FBO: Cornerstone Bancshares, Inc.
Acct: 0050000041

Your completed subscription agreement, together with payment in full for the number of shares for which you wish to subscribe in this offering, must be received by us prior to our termination of the offering.

DELIVERY TO AN ADDRESS OR IN A MANNER OTHER THAN THOSE INDICATED ABOVE DOES NOT CONSTITUTE GOOD DELIVERY TO US.

If the amount you send with your subscription is insufficient to purchase the number of shares that you indicate are being subscribed for, or if you do not specify the number of shares to be purchased, then we will treat your subscription as one to purchase shares to the full extent of the payment sent. If the amount you send with your subscription exceeds the amount necessary to purchase the number of shares that you indicate are being subscribed for, then we will treat your subscription as one to purchase shares to the full extent of the excess payment sent and we will refund the excess.

FAILURE TO INCLUDE THE FULL OFFERING PRICE WITH YOUR ORDER FORM MAY CAUSE US TO REJECT YOUR SUBSCRIPTION.

The method of delivery of subscription agreements and payment of the offering price will be at your election and risk. If you send your subscription by mail, we recommend that you use registered mail, return receipt requested, and that you allow a sufficient number of days to ensure delivery and clearance of payment prior to the termination date. You will be required to pay the additional postage costs relating to registered mail.

We will decide all questions concerning the timing, validity, form and eligibility of subscription agreements received and our decisions will be final and binding. We may, in our sole discretion, waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as we may determine, or reject the purported subscription. Subscription agreements will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as we determine in our sole discretion. We or the Bank will not be under any duty to give a subscriber notice of any defect or irregularity in the submission of subscription agreements or incur any liability for failure to give such notification.

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SUBSCRIPTIONS FOR COMMON STOCK MAY NOT BE REVOKED BY SUBSCRIBERS.

Intentions of Directors, Executive Officers and Others

As of the date of this prospectus, our directors and executive officers, including their affiliates, beneficially own approximately 23.3% of our common stock. A majority of our directors and officers, including their affiliates, have indicated that they intend to subscribe for shares of common stock in this offering, but we presently do not know how many shares they intend to purchase. These individuals are purchasing such shares with the intent to hold the shares as an investment.

Regulatory Limitation

We will not be required to issue shares of common stock in the offering to any person who, in our judgment, would be required to obtain prior clearance or approval from any state or federal bank regulatory authority to own or control such shares if such clearance or approval has not been obtained or any required waiting period has not expired prior to our termination of the offering. In our sole discretion, we may conditionally accept subscriptions where the required regulatory approvals have not been received, in which case all funds received in payment of the offering price will remain in a segregated account pending the receipt of the required regulatory approvals. If we conditionally accept a subscription pending regulatory approval, and if any required regulatory approval is not received prior to the termination of this offering, you will not receive any shares in the offering and you will receive a refund of your payment of the offering price as soon as practicable by mail. You will not receive any interest on your subscription funds while they are on deposit with the Bank and any refund will be without interest. Our determination as to whether clearance or approval is required will be final and binding.

Nonqualified States or Foreign Countries

We have made a reasonable effort to comply with the securities laws of all states in the United States in which current shareholders reside. We will not provide subscription materials to any person who resides in any foreign country or in any state of the United States if we determine that compliance with the securities laws of such country or state would be impracticable, and we will not accept any subscriptions from subscribers located in those states or countries.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Our common stock is quoted on the OTC Bulletin Board but is not listed on a national securities exchange. Morgan Keegan, a subsidiary of Regions Bank, is the principal market maker for our stock. There are five other market makers who assist in providing a market.

The following table sets forth the high and low closing prices of the Company’s common stock for the periods indicated, as reported by published sources. The prices reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

2004 Fiscal Year First Quarter Second Quarter Third Quarter (through September 15, 2004) Third Quarter (September 15, 2004 through September 30, 2004 - after 2 for 1 stock split)	Low $20.60 $22.50 $23.80 $14.00	High $25.00 $27.75 $30.00 $15.00

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2003 Fiscal Year First Quarter Second Quarter Third Quarter Fourth Quarter	$12.50 $12.10 $16.50 $17.90	$14.50 $17.50 $19.00 $23.30

2002 Fiscal Year
First Quarter Second Quarter Third Quarter Fourth Quarter	$13.00 $13.00 $13.00 $13.00	$13.00 $13.00 $13.00 $13.00

There were approximately 527 holders of record of the common stock as of September 1, 2004. This number does not include shareholders with shares in nominee name held by DTC.

We paid our first dividend on January 26, 2004 in the amount of $0.10 per share. We intend to continue to pay an annual dividend. Our board of directors will decide the amount of the next dividend during the fourth quarter of 2004 after considering the capital needs required for expected growth of assets. The payment of dividends is solely within the discretion of our board of directors, considering our expenses, the maintenance of reasonable capital and risk reserves, and appropriate capitalization requirements for state banks.

PLAN OF DISTRIBUTION

With respect to shares of common stock to be offered to our and the Bank’s shareholders, officers, directors and employees, our executive officers and directors will contact these persons by correspondence informing them that we are conducting and offering of securities pursuant to the terms of a prospectus. The correspondence will direct any person interested in purchasing shares of common stock offered in the offering to contact us to learn more about the offering. With respect to any person who contacts us, we will offer securities for sale by the delivery of a copy of this prospectus and a subscription agreement.

With respect to any shares not sold to our and the Bank’s shareholders, officers, directors and employees, we intend to approach local broker and dealers (although we intend to exclude banks that are our competitors) and invite them to offer shares of common stock for sale to the public. We have not at this time invited any such brokers or dealers to offer shares of our common stock. We have not at this time made a determination of which brokers and dealers we will invite to offer shares of our common stock or on which terms such invitations will be made other than that we have determined that we will pay a commission equal to 3.4%.

LEGAL PROCEEDINGS

Neither Cornerstone nor the Bank is involved in any material litigation. The Bank is periodically involved as a plaintiff or defendant in various legal actions in the ordinary course of its business. Our management believes that those claims are without merit or that the ultimate liability, if any resulting from them will not materially affect the Bank’s financial condition or our consolidated financial position.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the name, age, positions, and offices or employments for the past five years, of our executive officers and directors. Members of the board are elected and serve for one year terms or until their successors are elected and qualify. All of the officers serve at the discretion of our board of directors.

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Name	Age	Position
B. Kenneth Driver	68	Director
Karl Fillauer	56	Director
Nathaniel F. Hughes	46	President, Chief Operating Officer and Director
Gregory B. Jones	52	Chief Executive Officer, Chairman of the Board and Director
James H. Large	60	Director
Jerry D. Lee	43	Executive Vice President, Senior Loan Officer and Director
Lawrence D. Levine	74	Director
Russell W. Lloyd	63	Director
Earl A. Marler, Jr.	67	Director
Doyce G. Payne, M.D.	54	Director
G. Turner Smith	63	Director
Billy O. Wiggins	61	Director
Marsha Yessick	56	Director

 B. Kenneth Driver. President and Chief Operating Officer of Fillauer Companies, Inc., a Chattanooga based prosthetic manufacturer. He has been a director of the Company since 1997 and of the Bank since 1996.

Karl Fillauer. Chairman of Fillauer Companies, Inc., a Chattanooga based prosthetic manufacturer. He has been a director of the Company since 1997 and of the Bank since 1996.

Nathaniel F. Hughes. President and Chief Operating Officer of the Company and the Bank since September 2004. Mr. Hughes was President and Chief Financial Officer from April 2003 to September 2004. Mr. Hughes was Executive Vice President and Chief Financial Officer of the Bank and the Company from February 1999 to April 2003. Mr. Hughes has been a director of the Bank and the Company since April 2003. Mr. Hughes was Vice President and Investment Officer with Pioneer Bank from 1998 to February 1999.

Gregory B. Jones. Chairman of the Board and Chief Executive Officer since April 2003. President and Chief Executive Officer of the Company and the Bank from January 1999 to April 2003. He has been a director of the Company and the Bank since 1999. Mr. Jones was Executive Vice President and Chief Financial Officer with Pioneer Bancshares, Inc. from 1998 to January 1999.

James H. Large. President of Key-James Brick & Supply Company, Inc., a Chattanooga based supplier of building supplies. He has been a director of the Company since 1997 and of the Bank since 1996.

Jerry D. Lee. Executive Vice President and Senior Loan Officer of the Bank since April 1999. Mr. Lee has been a director of the Bank and the Company since April 2003. Mr. Lee was Vice President with Northwest Georgia Bank from 1998 to April 1999.

Lawrence D. Levine. Retired insurance executive since 2002. Prior to 2002 he was President of Financial Management Corp., a Chattanooga based insurance and financial management company. He has been a director of the Company since 1997 and of the Bank since 1996.

Russell W. Lloyd. President of MPL Construction Company, a Chattanooga based commercial building construction company. He has been a director of the Company since 1997 and of the Bank since 1996.

Earl A. Marler, Jr. Previously served as Chairman of the Board of the Company from 1997 to April 2003 and of the Bank from 1996 to April 2003. He served as Chief Executive Officer of the Company from 1997 to 1998, and of the Bank from 1996 to 1998. He has been a director of the Company since 1997 and of the Bank since 1996.

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Doyce G. Payne, M.D. Retired physician of obstetrics and gynecology in the Chattanooga area. He has been a director of the Company since 1997 and of the Bank since 1996.

G. Turner Smith. Director of Southeast Energy Services, Inc., a Chattanooga based consulting company to the construction industry. He has been a director of the Company since 1997 and of the Bank since 1996.

Billy O. Wiggins. President of Checks, Inc., a Chattanooga based specialty check printing company. He has been a director of the Company since 1997 and of the Bank since 1996.

Marsha Yessick. Owner of Yessick's Design Center, a Chattanooga based interior design company, and owner of Yessica's a local manufacturer of various interior design products. She has been a director of the Company since 1997 and of the Bank since 1996.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the beneficial ownership of our outstanding classes of stock based on ownership information, and on the number of shares outstanding as of September 15, 2004 by each person known by us to own beneficially more than 5% of each class, by each of our directors and executive officers and by all officers and directors as a group. Unless otherwise indicated below, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares of common stock except to the extent that authority is shared by spouses under applicable law. All shares are held directly.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Outstanding Common Stock (1)
B. Kenneth Driver 5319 Highway 153 Chattanooga, Tennessee 37343	50,372 (2)(5)	1.78%
Karl Fillauer 5319 Highway 153 Chattanooga, Tennessee 37343	66,380 (2)(6)	2.34%
Nathaniel F. Hughes 5319 Highway 153 Chattanooga, Tennessee 37343	72,320 (3)(7)	2.55%
Gregory B. Jones 5319 Highway 153 Chattanooga, Tennessee 37343	77,408 (4)(8)	2.73%
James H. Large 5319 Highway 153 Chattanooga, Tennessee 37343	81,640 (2)(9)	2.88%
Jerry D. Lee 5319 Highway 153 Chattanooga, Tennessee 37343	75,320 (3)(10)	2.66%
Lawrence D. Levine 5319 Highway 153 Chattanooga, Tennessee 37343	35,800 (2)(11)	1.26%

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Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Outstanding Common Stock (1)
Russell W. Lloyd 5319 Highway 153 Chattanooga, Tennessee 37343	71,180 (2)(12)	2.51%
Earl A. Marler, Jr. 5319 Highway 153 Chattanooga, Tennessee 37343	74,130 (2)(13)	2.61%
Doyce G. Payne, M.D. 5319 Highway 153 Chattanooga, Tennessee 37343	77,680 (2)(14)	2.74%
G. Turner Smith 5319 Highway 153 Chattanooga, Tennessee 37343	60,000 (2)	2.11%
Billy O. Wiggins 5319 Highway 153 Chattanooga, Tennessee 37343	81,420 (2)(15)	2.87%
Marsha Yessick 5319 Highway 153 Chattanooga, Tennessee 37343	52,000 (2)	1.83%

All directors and executive officers as a group (13 persons)	875,650	30.87%

(1)	Unless otherwise indicated, beneficial ownership consists of sole voting and investing power based on 2,487,234 shares issued and outstanding on September 15, 2004. Options to purchase 349,660 shares are exercisable or become exercisable within 60 days of September 15, 2004. Such shares are deemed to be outstanding for the purpose of computing the percentage of outstanding shares owned by each person to whom a portion of such options relate, but are not deemed to be outstanding for the purpose of computing the percentage owned by any other person.
(2)	Includes 20,000 shares issuable within 60 days of September 15 2004 upon exercise of options issued pursuant to the 1996 Cornerstone Statutory and Non-statutory Stock Option Plan.
(3)	Includes 31,120 shares issuable within 60 days of September 15, 2004 upon exercise of options issued pursuant to the 1996 Cornerstone Statutory and Non-statutory Stock Option Plan and the Cornerstone 2002 Long Term Incentive Plan.
(4)	Includes 32,920 shares issuable within 60 days of September 15, 2004 upon exercise of options issued pursuant to the 1996 Cornerstone Statutory and Non-statutory Stock Option Plan and the Cornerstone 2002 Long Term Incentive Plan.
(5)	Includes 32,372 shares held jointly with Mr. Driver's spouse, as to which Mr. Driver disclaims beneficial ownership.
(6)	Includes 46,380 shares held jointly with Mr. Fillauer's spouse, as to which Mr. Fillauer disclaims beneficial ownership.
(7)	Includes 1,200 shares held as custodian for Mr. Hughes' children, as to which Mr. Hughes disclaims beneficial ownership.
(8)	Includes 8,988 shares held jointly with Mr. Jones' spouse, and 2,800 shares held in an IRA account by Mr. Jones' spouse, as to which Mr. Jones disclaims beneficial ownership.
(9)	Includes 8,600 shares held jointly with Mr. Large's spouse, 3,200 shares held by Mr. Large's spouse and 44,340 shares held by Key James Brick Company trust PSP, as to which Mr. Large disclaims beneficial ownership.
(10)	Includes 19,000 shares in spouse's name and 1,200 shares held as custodian for a child, as to which Mr. Lee disclaims beneficial ownership.
(11)	Includes 200 shares held by Mr. Levine's spouse, and 600 shares held as custodian for a grandchild as to which Mr. Levine disclaims beneficial ownership.
(12)	Includes 44,000 shares held jointly with Mr. Lloyd's spouse and 200 shares held as custodian for a grandchild, as to which Mr. Lloyd disclaims beneficial ownership.
(13)	Includes 24,130 shares held jointly with Mr. Marler's spouse, as to which Mr. Marler disclaims beneficial ownership.
(14)	Includes 21,380 shares held jointly with Dr. Payne's spouse and 6,000 shares held by Dr. Payne's spouse.
(15)	Includes 6,000 shares held as custodian for a child, as to which Mr. Wiggins disclaims beneficial ownership.

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Voting Securities and Principal Shareholders

We are not aware of any "person" (as defined by the Securities and Exchange Commission) who is the "beneficial owner" of more than 5% of the outstanding shares of our common stock, as of September 15, 2004.

DESCRIPTION OF SECURITIES

We have 10,000,000 shares of authorized common stock, $1.00 par value per share, of which 2,487,234 shares were issued and outstanding as of September 15, 2004. All shares of common stock have equal voting, liquidation, and dividend rights. All shares of common stock now outstanding are fully paid for and non-assessable.

The common stock is quoted on the OTCBB under the symbol CSBQ but it is not listed on a national securities exchange.

The holders of outstanding shares of our common stock are entitled to receive dividends out of legally available funds at such times and in such amounts as the board of directors may from time to time determine. Each shareholder is entitled to one vote for each share of our common stock held on all matters submitted to a vote of shareholders. The common stock is not entitled to preemptive rights and is not subject to conversion or redemption. Upon a liquidation, dissolution or winding-up, the assets legally available for distribution to shareholders are distributable ratably among the holders of the common stock and any participating preferred stock outstanding at that time after payment of liquidation preferences, if any, on any outstanding preferred stock and payment of other claims of creditors.

Anti-takeover Provisions

Some provisions of our charter and bylaws and the Tennessee Business Corporation Act may be considered to have anti-takeover effects which may hinder or prevent a tender offer, proxy contest, or other attempted takeover that shareholders may consider to be in their best interest. Those provisions may allow our board of directors to defend against an attempted transaction that might otherwise result in payment of a premium over the market price of our common stock. We describe some of these provisions below:

Special Shareholder Meetings. Our bylaws provide that special meetings of shareholders may be called by a majority of our board of directors, our president, the Commissioner of Financial Institutions and the Federal Deposit Insurance Corporation. However, in order for our shareholders to call a special meeting, we must receive a written notice from the holders of at least ten percent or more of our outstanding shares.

Number of Directors; Vacancies. We currently have thirteen directors, but our bylaws provide that the board of directors may increase this number to fifteen directors. Our bylaws provide that all vacancies on our board may be filled by a majority of the remaining directors unless such vacancy was the result of a director being removed by the shareholders at any regular or special meetings of the shareholders.

Bylaw Amendments. Our bylaws provide that the bylaws may be altered, modified, amended or repealed, except for the sections related to duties, term of office and indemnification of directors, at any regular or special meeting of our board of directors where a quorum is present with a three-fourth’s vote.

COMMISSION’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and therefore unenforceable.

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DESCRIPTION OF BUSINESS

Cornerstone Bancshares, Inc. was incorporated on September 19, 1983 under the laws of the State of Tennessee and is a bank holding company registered under the Bank Holding Company Act of 1956, as amended, and was formerly known as East Ridge Bancshares, Inc.  Our wholly-owned subsidiary, Cornerstone Community Bank, a Tennessee banking corporation, resulted from the merger of The Bank of East Ridge and Cornerstone Community Bank effective October 15, 1997.

The Company

Our primary activity currently is, and is expected to remain for the foreseeable future, the ownership and operation of the Bank.  As a bank holding company, we intend to facilitate the Bank’s ability to serve its customers’ requirements for financial services.  The holding company structure also provides flexibility for expansion through the possible acquisition of other financial institutions and the provision of additional banking-related services, as well as certain non-banking services, which a traditional commercial bank may not provide under present laws.  The holding company structure also affords additional flexibility in terms of capital formation and financing opportunities.

In addition to the potential acquisition of Transcommunications, Inc. discussed under the heading “Recent Developments” on page 25 of this prospectus, we may seek in the future to acquire additional banks or bank holding companies or to engage in other activities appropriate for bank holding companies under appropriate circumstances as permitted by law.   The results of our operations and financial condition for the foreseeable future, therefore, will be determined primarily by the results of operations and financial condition of the Bank.

The Bank

The Bank’s business consists primarily of attracting deposits from the general public and, with these and other funds, originating real estate loans, consumer loans, business loans, and residential and commercial construction loans.   Funds not invested in the loan portfolio are invested by the Bank primarily in obligations of the U.S. Government, various states and their political subdivisions.  In addition to deposits, sources of funds for the Bank’s loans and other investments include amortization and prepayment of loans, sales of loans or participations in loans, sales of its investment securities and borrowing from other financial institutions.  The principal sources of income for the Bank are interest and fees collected on loans, fees collected on deposit accounts and interest and dividends collected on other investments.  The principal expenses of the Bank are interest paid on deposits, employee compensation and benefits, office expenses and other overhead expenses.

Employees

As of September 7, 2004, Cornerstone and the Bank collectively had 82 full-time equivalent employees of whom 77 are full-time, and 10 are part-time. The employees are not represented by a collective bargaining unit.  Cornerstone and the Bank believe that their relationships with their employees are good.

 Customers

It is the opinion of management that there is no single customer or affiliated group of customers whose deposits, if withdrawn, would have a material adverse effect on our business.

Competition

All phases of the Bank’s banking activities are highly competitive.  The Bank competes actively with twenty-four commercial banks, as well as finance companies, credit unions, and other financial institutions located in its service area, which includes Hamilton County, Tennessee.

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Based on total deposits of approximately $159,352,000 at December 31, 2003, the Bank represents 2.43% of the deposit base in the Chattanooga, Tennessee-Georgia Metropolitan Statistical Area (“Chattanooga MSA”).  Three major regional banks represent approximately 61% of the deposits in the Chattanooga MSA.  These larger financial institutions have greater resources and higher lending limits than the Bank, and each of the three institutions has over 20 branches in Hamilton County.  There are several credit unions located in Hamilton County.  Since credit unions are not subject to income taxes in the way commercial banks are, credit unions have an advantage in offering competitive rates to potential customers.  The Bank also faces competition in certain areas of its business from mortgage banking companies, consumer finance companies, insurance companies, money market mutual funds and investment banking firms, some of which are not subject to the same degree of regulation as the Bank.

The Bank competes for deposits principally by offering depositors a variety of deposit programs with competitive interest rates, quality service and convenient locations and hours.  The Bank intends to focus its resources to seek out and attract small business relationships and take advantage of the Bank’s ability to provide flexible service that meets the needs of this customer class.  Management feels this market niche is the most promising business area for the future growth of the Bank.

Supervision and Regulation

General

We are a bank holding company within the meaning of the Bank Holding Company Act of 1956, as amended (the “Act”) and we are registered with and regulated by the Board of Governors of the Federal Reserve System (the “Board”).  We are required to file with the Board annual reports and such additional information as the Board may require pursuant to the Act.  The Board may also make examinations of us and our subsidiaries.  We are also required to comply with the rules and regulations of the Securities and Exchange Commission (the “Commission”) under federal securities laws.

The Bank is a Tennessee-chartered commercial bank and is subject to the supervision and regulation of the Tennessee Department of Financial Institutions (the “TDFI”).  In addition, the Bank’s deposit accounts are insured up to applicable limits by the Bank Insurance Fund (the “BIF”) of the Federal Deposit Insurance Corporation (the “FDIC”) and is, therefore, also subject to regulation and supervision by the FDIC.  The Bank is not a member of the Federal Reserve System.

Federal and state banking laws and regulations govern all areas of our and the Bank’s operations, including reserves, loans, mortgages, capital, issuance of securities, payment of dividends and establishment of branches.  Federal and state banking agencies also have the general authority to limit the dividends paid by insured banks if such payments should be deemed to constitute an unsafe or unsound banking practice.  The TDFI, FDIC and Board have the authority to impose penalties, initiate civil and administrative actions and take other steps intended to prevent banks from engaging in unsafe or unsound practices.

Insurance of Deposit Accounts

Deposits of the Bank are insured by the FDIC to a maximum of $100,000 for each insured depositor through the BIF, one of the two deposit insurance funds established by federal law.  As an insurer, the FDIC issues regulations, conducts examinations and generally supervises the operations of its insured institutions (institutions insured by the FDIC hereinafter are referred to as “insured institutions”).  Any insured institution which does not operate in accordance with or conform to FDIC regulations, policies and directives, may be sanctioned for non-compliance.  For example, proceedings may be instituted against an insured institution if the institution or any director, officer or employee thereof engages in unsafe and unsound practices, is operating in an unsafe or unsound condition, or has violated any applicable law, regulation, rule, order or condition imposed by the FDIC.  If insurance of accounts is terminated by the FDIC, the deposits in the institution will continue to be insured by the FDIC for a period of two years following the date of termination.  The FDIC recommends an annual audit by independent accountants and also periodically makes its own examinations of the Bank.  The FDIC may revalue assets of an institution, based upon appraisals, and require establishment of specific reserves in amounts equal to the difference between such reevaluation and the book value of the assets.

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On September 15, 1992, the FDIC approved final regulations adopting a risk-related deposit insurance system.  The risk-related regulations, which became effective January 1, 1993, resulted in a significant spread between the highest and lowest deposit insurance premiums.  Under the risk-related insurance regulations, each insured depository institution is assigned to one of three risk classifications: “well capitalized,” “adequately capitalized,” or “under capitalized.”  Within each risk classification, there are three subgroups.  Each insured depository institution is assigned to one of these subgroups within its risk classification based upon supervisory evaluations submitted to the FDIC by the institution’s primary federal regulator.  Depending upon a BIF member’s risk classification and subgroup, applicable regulations provide that its deposit insurance premium may be as low as 0.004% of insured deposits or as high as .31% of insured deposits.  Additionally, because the BIF has exceeded its designated reserve ratio, the FDIC has now reduced to zero the assessment rate that is applicable to the most highly rated BIF members.  The Bank has been notified that, based on its risk classification and supervisory subgroup, its BIF assessment rate is 0.004% of insured deposits for the period from January 1, to December 31, 2003.  This is the most favorable assessment rate applicable to insured institutions.  In addition, the Deposit Insurance Funds Act of 1998 (DIFA) requires that a Financing Corporation (FICO) assessment be paid by the Bank.  The annual FICO assessment rate for banks is presently 0.0154% of deposits.  The Bank paid $20,814 in assessments during the year ended December 31, 2003.

Subsequent to the enactment of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”), the FDIC issued risk-based bank capital guidelines which went into effect in stages through 1992.  In accordance with the FDIC’s risk-based standards, an institution’s assets and off-balance sheet activities are categorized into one of four risk categories, with either a 0%, 20%, 50%, or 100% amount of capital to be held against these assets.  In addition, the guidelines divide capital instruments into Tier 1 (core) capital and Tier 2 (supplementary) capital.  The risk-based capital adequacy guidelines require that (i) Tier 1 capital equal or exceed 4% of risk-weighted assets; (ii) Tier 2 capital may not exceed 100% of Tier 1 capital, although certain Tier 2 capital elements are subject to additional limitations; (iii) assets and off-balance sheet items be weighted according to risk; and (iv) the total capital to risk-weighted assets ratio must be at least 8.0%.  The FDIC’s current leverage capital requirement requires banks receiving the highest regulatory rating based upon the FDIC’s routine examination process, to maintain Tier 1 capital equal to 3.0% of the bank’s total assets.  Banks receiving lower regulatory ratings are required to maintain Tier 1 capital in an amount that is at least 100 to 200 basis points higher than 3.0% of total assets.

At December 31, 2003, the Company had Tier 1 capital of $14.2 million or 8.07% of total year to date average assets.

Certain provisions of the Federal Reserve Act, made applicable to the Bank by Section 18(j) of the Federal Deposit Insurance Act (12 U.S.C. §1828(j)) and administered with respect to the Bank by the FDIC, establish standards for the terms of, limit the amount of, and establish collateral requirements with respect to any loans or extensions of credit to, and investments in, affiliates by the Bank as well as set arms-length criteria for such transactions and for certain other transactions (including payment by the Bank for services) between the Bank and its affiliates.  In addition, related provisions of the Federal Reserve Act and the Federal Reserve regulations (also administered with respect to the Bank by the FDIC) limit the amounts of, and establish required procedures and credit standards with respect to, loans and other extensions of credit to officers, directors and principal shareholders of the Bank and to related interests of such persons.

The FDIC may impose sanctions on any insured bank that does not operate in accordance with FDIC regulations, policies and directives.  Proceedings may be instituted against any insured bank or any director, officer or employee of the bank that is believed by the FDIC to be engaged in unsafe or unsound practices, including violation of applicable laws and regulations.  The FDIC is also empowered to assess civil penalties against companies or individuals who violate certain federal statutes, orders or regulations.  In addition, the FDIC has the authority to terminate insurance of accounts, after notice and hearing, upon a finding by the FDIC that the insured institution is or has engaged in any unsafe or unsound practice that has not been corrected, or is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, rule or order of, or condition imposed by, the FDIC.  Neither the Company nor the Bank knows of any past or current practice, condition or violation that might lead to termination of its deposit insurance.

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Although the Bank is not a member of the Federal Reserve System, it is subject to Board regulations that require it to maintain reserves against its transaction accounts (primarily checking accounts).  Because reserves generally must be maintained in cash or in non-interest bearing accounts, the effect of the reserve requirements is to increase the Bank’s cost of funds.  The Board regulations currently require that average daily reserves be maintained against transaction accounts in the amount of 3% of the aggregate of such net transaction accounts up to $52.6 million, plus 10% of the total in excess of $52.6 million.

Tennessee Supervision and Regulation

As a Tennessee-chartered commercial bank, the Bank is subject to various state laws and regulations which limit the amount that can be loaned to a single borrower, the types of permissible investments, and geographic and new product expansion, among other things.  The Bank must submit an application and receive the approval of the TDFI before opening a new branch office or merging with another financial institution.  The Commissioner of the TDFI has the authority to enforce state laws and regulations by ordering a director, officer or employee of the Bank to cease and desist from violating a law or regulation or from engaging in unsafe or unsound banking practices.

Tennessee law contains limitations on the interest rates that may be charged on various types of loans and restrictions on the nature and amount of loans that may be granted and on the type of investments which may be made.  The operations of banks are also affected by various consumer laws and regulations, including those relating to equal credit opportunity and regulation of consumer lending practices.  All Tennessee banks, including the Bank, must become and remain insured under the Federal Deposit Insurance Act (the “FDIA”).

State banks are subject to regulation by the TDFI with regard to capital requirements and the payment of dividends.  Tennessee has adopted the provisions of the Board’s Regulation O with respect to restrictions on loans and other extensions of credit to bank “insiders”.  Further, under Tennessee law, state banks are prohibited from lending to any one person, firm or corporation amounts more than fifteen percent (15%) of the Bank equity capital accounts, except (i) in the case of certain loans secured by negotiable title documents covering readily marketable nonperishable staples, or (ii) with the prior approval of the Bank’s board of directors or finance committee (however titled), the Bank may make a loan to any person, firm or corporation of up to twenty-five percent (25%) of its equity capital accounts.  Tennessee law requires that dividends be paid only from retained earnings (or undivided profits) except that dividends may be paid from capital surplus with the prior, written consent of the TDFI.  Tennessee laws regulating banks require certain charges against and transfers from an institution’s undivided profits account before undivided profits can be made available for the payment of dividends.

Federal Supervision and Regulation

We are regularly examined by the Board, and the Bank is supervised and examined by the FDIC.  We are required to file with the Board annual reports and other information regarding its business operations and the business operations of its subsidiaries. Approval of the Board is required before we may acquire, directly or indirectly, ownership or control of the voting shares of any bank, if, after such acquisition, we would own or control, directly or indirectly, more than 5% of the voting stock of the bank.  In addition, pursuant to the provisions of the Act and the regulations promulgated thereunder, we may only engage in, or own or control companies that engage in, activities deemed by the Board to be so closely related to banking as to be a proper incident thereto.

The Bank and the Company are “affiliated” within the meaning of the Act.  Certain provisions of the Act establish standards for the terms of, limits the amount of, and establish collateral requirements with respect to, any loans or extensions of credit to, and investments in, affiliates by the Bank, as well as set arms-length criteria for such transactions and for certain other transactions (including payment by the Bank for services under any contract) between the Bank and its affiliates.  In addition, related provisions of the Act and the regulations promulgated under the Act limit the amounts of, and establish required procedures and credit standards with respect to, loans and other extensions of credit to officers, directors, and principal shareholders of the Bank, the Company and any other subsidiary of the Company, and to related interests of such persons.

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In addition to the banking regulations imposed on us, our securities are not exempt from the federal and state securities laws as are the securities of the Bank.  Accordingly, an offering of our securities must be registered under both the Securities Act of 1933 (the “Securities Act”) and state securities laws or qualify for exemptions from registration.

Under Section 106(b) of 1970 Amendments to the Act (12 U.S.C. § 1972), the Bank is prohibited from extending credit, selling or leasing property or furnishing any service to any customer on the condition or requirement that the customer (i) obtain any additional property, service or credit from the Company, the Bank (other than a loan, discount, deposit, or trust service) or any other subsidiary of the Company; (ii) refrain from obtaining any property, credit or service from any competitor of the Company, the Bank or any subsidiary of the Company; or (iii) provide any credit, property or service to the Company, the Bank (other than those related to and usually provided in connection with a loan, discount, deposit or trust service) or any subsidiary of the Company.

Most bank holding companies are required to give the Board prior written notice of any purchase or redemption of their outstanding equity securities if the gross consideration for the purchase or redemption, when combined with the net consideration paid for all such purchases or redemptions during the preceding 12 months, is equal to 10% or more of the bank holding company’s consolidated net worth.  The Board may disapprove such a purchase or redemption if it determines that the proposal constitutes an unsafe or unsound practice that would violate any law, regulation, Board order or directive or any condition imposed by, or written agreement with, the Board.  The prior notice requirement does not apply to certain “well-capitalized” bank holding companies that meet specified criteria.

In November 1985, the Board adopted its Policy Statement on Cash Dividends Not Fully Covered by Earnings.  The Policy Statement sets forth various guidelines that the Board believes that a bank holding company should follow in establishing its dividend policy.  In general, the Board stated that bank holding companies should not pay dividends except out of current earnings and unless the prospective rate of earnings retention by the holding company appears consistent with its capital needs, asset quality and overall financial condition.

Legislation Affecting the Company and the Bank

The following information describes statutory and regulatory provisions and is qualified in its entirety by reference to the particular statutory and regulatory provisions.

Far-reaching legislation, including FIRREA, and the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) have for years impacted the business of banking.  FIRREA primarily affected the regulation of savings institutions rather than the regulation of state banks and bank holding companies like the Bank and the Company, but did include provisions affecting deposit insurance premiums, acquisitions of thrifts by banks and bank holding companies, liability of commonly controlled depository institutions, receivership and conservatorship rights and procedures and substantially increased penalties for violations of banking statutes, regulations and orders.

FDICIA resulted in extensive changes to the federal banking laws.  The primary purpose of FDICIA was to authorize additional borrowings by the FDIC in order to assist in the resolution of failed and failing financial institutions.  However, the law also instituted certain changes to the supervisory process and contained various provisions affecting the operations of banks and bank holding companies.

The additional supervisory powers and regulations mandated by the FDICIA, include a “prompt corrective action” program based upon five regulatory zones for banks, in which all banks are placed largely based on their capital positions.

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Regulators are permitted to take increasingly harsh action as a bank’s financial condition declines.  Regulators are also empowered to place in receivership or require the sale of a bank to another depository institution when a bank’s capital leverage ratio reaches two percent.  Better capitalized institutions are generally subject to less onerous regulation and supervision than banks with lesser amounts of capital.  The FDIC has adopted regulations implementing the prompt corrective action provisions of the FDICIA, which place financial institutions in the following five categories based upon capitalization ratios: (1) a “well capitalized” institution has a total risk-based capital ratio of at least 10%, a Tier 1 risk-based ratio of at least 6% and a leverage ratio of at least 5%; (2) an “adequately capitalized” institution has a total risk-based ratio of at least 8%, a Tier 1 risk-based ratio of at least 4% and a leverage ratio of at least 4%; (3) an “undercapitalized” institution has a total risk-based capital ratio of under 8%, a Tier 1 risk-based capital ratio of under 4% or a leverage ratio of under 4%; (4) a “significantly undercapitalized” institution has a total risk-based capital ratio of under 6%, a Tier 1 risk-based ratio of under 3% or a leverage ratio of under 3%; and (5) a “critically undercapitalized” institution has a leverage ratio of 2% or less.  Institutions in any of the three undercapitalized categories would be prohibited from declaring dividends or making capital distributions.  The regulations also establish procedures for “downgrading” an institution to a lower capital category based on supervisory factors other than capital.  Various other sections of the FDICIA impose substantial audit and reporting requirements and increase the role of independent accountants and outside directors.  Set forth below is a list containing certain significant provisions of the FDICIA:

(i)                                     annual on-site examinations by regulators (except for smaller, well-capitalized banks with high management ratings, which must be examined every 18 months);
(ii)                                  mandated annual independent audits by independent public accountants and an independent audit committee of outside directors for institutions with more than $500,000,000 in assets;
(iii)                               new uniform disclosure requirements for interest rates and terms of deposit accounts;
(iv)                              a requirement that the FDIC establish a risk-based deposit insurance assessment system;
(v)                                 authorization for the FDIC to impose one or more special assessments on its insured banks to recapitalize the BIF;
(vi)                              a requirement that each institution submit to its primary regulators an annual report on its financial condition and management, which report will be available to the public;
(vii)                           a ban on the acceptance of brokered deposits except by well capitalized institutions and by adequately capitalized institutions with the permission of the FDIC and the regulation of the brokered deposit market by the FDIC;
(viii)                        restrictions on the activities engaged in by state banks and their subsidiaries as principal, including insurance underwriting, to the same activities permissible for national banks and their subsidiaries unless the state bank is well capitalized and a determination is made by the FDIC that the activities do not pose a significant risk to the insurance fund;
(ix)                                a review by each regulatory agency of accounting principles applicable to reports or statements required to be filed with federal banking agencies and a mandate to devise uniform requirements for all such filings;
(x)                                   the institution by each regulatory agency of noncapital safety and soundness standards for each institution it regulates which cover (1) internal controls, (2) loan documentation, (3) credit underwriting, (4) interest rate exposure, (5) asset growth, (6) compensation, fees and benefits paid to employees, officers and directors, (7) operational and managerial standards, and (8) asset quality, earnings and stock valuation standards for preserving a minimum ratio of market value to book value for publicly traded shares (if feasible);
(xi)                                uniform regulations regarding real estate lending; and
(xii)                             a review by each regulatory agency of the risk-based capital rules to ensure they take into account adequate interest rate risk, concentration of credit risk, and the risks of non-traditional activities.

The activities permissible to the Company and the Bank were substantially expanded by the Gramm-Leach-Bliley Act (the “Gramm Act”).  The Gramm Act repeals the anti-affiliation provisions of the Glass-Steagall Act to permit the common ownership of commercial banks, investment banks and insurance companies.  The Gramm Act amended the Act to permit a financial holding company to engage in any activity and acquire and retain any company that the Board determines to be (i) financial in nature or incidental to such financial activity, or (ii) complementary to a financial activity and that does not pose a substantial risk to the safety and soundness of depository institutions or the financial system generally.  The Gramm Act also modifies current law relating to financial privacy and community reinvestment.  The new financial privacy provisions generally prohibit financial institutions, including the Bank and the Company, from disclosing nonpublic personal financial information to third parties unless customers have the opportunity to “opt out” of the disclosure.

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Bills are regularly introduced in both the United States Congress and the Tennessee General Assembly that contain wide-ranging proposals for altering the structures, regulations and competitive relationships of the nation’s financial institutions.  It cannot be predicted whether or what form any proposed legislation will be adopted or the extent to which the business of the Company or the Bank may be affected thereby.

Recent Developments

Our common stock was split on a two-for-one basis effective as of September 15, 2004.

Presently, we are in negotiations in the United States Bankruptcy Court, Eastern District of Tennessee, Southern Division, to purchase certain assets of Transcommunications Inc., a debit card processor with proprietary software capable of providing multifunctional prepaid payroll cards to the trucking industry as well as the general market, through a U.S. Bankruptcy Code Section 363 sale. The U.S. Bankruptcy Code Section 363 sale would allow us to purchase only the assets we need to successfully bring the debit cards to market while leaving the non-permissible banking activities and all unwanted assets and liabilities behind with the bankruptcy estate. We do not at this time know whether we will be able to consummate this transaction.

MANAGEMENT’S DISCUSSION AND ANALYSIS

For the three-month and six-month periods ended June 30, 2004:

The following discussion and analysis sets forth the major factors that affect Cornerstone’s results of operations and financial condition reflected in the unaudited financial statements for the three-month and six-month periods ended June 30, 2004 and 2003. This discussion and analysis should be read in conjunction with the Company’s Consolidated Financial Statements for that time period contained herein and notes attached thereto.

Overview

As of June 30, 2004 Cornerstone had total consolidated assets of $230.6 million, total loans of $183.7 million, total deposits of $179.1 million and stockholders equity of $17.8 million. Our net income was $623,000 and $1,146,000 for the three and six months ended June 30, 2004.

Results of Operations

Cornerstone ended the first six months of 2004 with total assets of $231 million, a 14.7% increase from December 31, 2003 and a 26.7% increase from June 30, 2003. Cornerstone reported net income for the six months ending June 30, 2004 of $1,145,912, or $0.92 basic earnings per share, compared to $902,222, or $0.73 basic earnings per share, for the same period in 2003. The increase in earnings during the first six months of 2004 represents a 27% increase compared to the first six months of 2003.

The increase in net income for the first six months of 2004 was due primarily to the Bank increasing its net-interest income by $1 million, or 26.9% compared to the same period in 2003. The Bank accomplished this by increasing its total average earning assets by $39.5 million, or 24.2% compared to the same period in 2003, while maintaining an above average net interest margin of 5.02% . During the same time period, peer banks’ net interest margin averaged 4.36% . The Bank was also able to increase deposits and use alternative sources of funding to improve the Bank’s interest rate exposure while decreasing the overall cost of funds. Interest expense increased by $8,000 for the first six months of 2004 compared to the same period in 2003. This small increase was due to the Bank increasing deposits by 30% mostly in transaction based accounts compared to the period ending on June 30, 2003, and was assisted by continued repricing of its certificates of deposit. The Bank’s transaction accounts grew 17.4% during the first six months of 2004 while certificates of deposit increased 7.5% for the same period. The Bank also took advantage of attractive non-traditional funding sources during the second quarter of 2004. Cornerstone increased its Federal Home Loan Bank borrowings by $10 million and selected longer-term maturities to reduce the Bank’s general interest rate risk. In addition, the Bank actively used its federal funds lines of credit as an inexpensive source of funds. The Bank anticipates rapid deposit growth in both transaction deposits and certificates of deposit during the third and fourth quarters of 2004, which would be used to reduce its federal funds lines of credit balances.

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Non-interest income increased 17.7% for the first six months of 2004 compared to the same period in 2003. This increase was broad based, but had a large contribution from a new line of business of leasing assets to customers and saw continued growth of e-commerce as a revenue generator to the Bank’s income statement.

On the qualitative side, the Bank maintained its asset quality, which is quantified by the Bank’s below peer bank average of past due loans to net loans ratio of 0.24% and a below peer bank average non-performing asset ratio of 0.025% . This was accomplished during a time period when regional banks struggled to maintain net interest margin and suffered from a general deterioration of loan quality. For the first six months of 2004, the Bank’s net interest margin was 5.02%, compared to 4.87% for the same time period in 2003. The Bank’s management expects the Bank’s net interest margin to decrease slightly to a more historic level of 4.9% over the remainder of 2004.

During the second quarter of 2004 Cornerstone continued to work on improving its manpower and capital capacity as an increasing number of businesses and other banking customers that were unable to retain relationships with, or were poorly treated by, regional banking institutions became customers of the Bank. The Chattanooga banking community continued to suffer from manpower adjustments which left many quality businesses and other banking customers without previously existing banking relationships. As a result, many businesses and other banking customers changed banks. Cornerstone and other stable community banks have readily accepted these banking relationship transfers and Cornerstone expects the trend to continue.

The Bank has continued to expand its asset based lending program and has developed into a Tennessee leader in SBA lending dollar volume as several SBA loan generation associations refer loans to the Bank due its depth of knowledge with respect to specialty loans and willingness to consider these loans. The bank’s position on SBA loans is to strictly underwrite each loan in accordance with bank credit guidelines. In addition, when SBA loans are saleable to the secondary market, the Bank will generally sell the SBA loans to increase fee income and enhance the net income of the Bank.
The Bank has opened a new branch on Old Lee Highway in Ooltewah, Tennessee. The opening gives Cornerstone five full service branches in Hamilton County and gives customers in the Cleveland, Tennessee area a branch slightly south of Cleveland’s city limits. The Bank intends to continue to open new branch locations as opportunities present themselves.

The Bank, pursuant to its strategic plan, intends to continue to focus on providing a competitive footprint (convenient branches) to the Chattanooga MSA allowing it to compete with the three major regional banks located in the area. The Bank also intends to focus its efforts in the suburb branch network and not on a central hub bank located in downtown Chattanooga. It is also intended that special emphasis will be placed on providing services specifically targeted to small businesses and individual consumers.

Financial Condition

Earning Assets. Average earning assets for the six months ending June 30, 2004, increased by $36.9 million, or 23.2% compared to the six months ending June 30, 2003, while actual earning assets increased $48 million or 28.5% during the same period. The average and actual balance increases were due to strong loan demand in the first half of 2004 and a strong growth in transaction account deposits during the current reporting period. Management expects average earning assets to grow at a similar pace during the remainder of 2004.

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Loan Portfolio. The Bank's average loans for the first six months of 2004 were $169.1 million, an increase of $37.3 million, or 28.3% compared to the first six months of 2003, while actual balances increased to $183.7 million, an increase of 28.1% above the $143.4 million in loans as of June 30, 2003. Management anticipates similar loan growth for the remainder of the year in both average and actual balances.

Investment Portfolio. The Bank's average investment securities portfolio and Federal Funds Sold decreased by 1.2% or $0.4 million for the six months ending June 30, 2004 compared to the six months ending June 30, 2003, while actual balances increased $6.1 million or 24.4% . The difference in growth is due to the purchase of securities late in the second quarter after the market correction materially increased interest rates. Prior to that correction, management believed the interest rate risk versus the yield reward was not sufficient to warrant purchases of securities unless they were tied to a variable rate index. After the correction, the Bank began to purchase securities with longer durations and higher yields. Management currently is carefully purchasing securities that provide acceptable return versus the interest rate risk. Management expects the average and actual balance of securities to increase over the remainder of 2004. The Bank expects to maintain an investment strategy of making prudent investment decisions with active management of the portfolio to optimize, within the constraints of established policies, an adequate return and value. Investment objectives include, in order of priority, gap management, liquidity, pledging, return, and local community support. The Bank maintains two classifications of investment securities: "Held to Maturity" (HTM) and "Available for Sale" (AFS). The "Available for Sale" securities are carried at fair market value, whereas "Held to Maturity" securities are carried at book value. As of June 30, 2004, net unrealized losses in the "Available for Sale" portfolio amounted to $110,778, a 0.4% decrease in value.

Deposits. The Bank's average deposits increased by $28.2 million or 21.1% for the six-month period ending June 30, 2004 compared to the same period ending June 30, 2003, while actual deposit balances increased by $41.6 million or 30.2% . The actual deposit growth was broad based with non-interest bearing transaction accounts increasing by 48.1% during the same time period. Management intends to continue to focus its efforts on attracting core deposits and expects certificates of deposit to increase over the remainder of 2004 as loan growth continues. The Bank intends to maintain as one of its highest priorities the continued solicitation of transaction accounts from new and existing customers, which should provide the Bank with an increased net interest margin.

Liquidity and Capital Resources.

As of the end of the second quarter of 2004 the Bank had $27 million of Federal Home Loan Bank of Cincinnati (“FHLB”) borrowings and the ability to borrow another $10 million. The borrowings are designed with a maturity of 10 years with call and put options after a stated conversion date. During the second quarter of 2004, the Bank borrowed $5 million with a three-year conversion date and an interest rate of 3.46% bringing the total Bank borrowings to $27 million. Management believes that FHLB borrowings provide an inexpensive method to reduce interest rate risks by obtaining longer term liabilities to match the typically longer term assets the Bank has on its balance sheet that are usually below the cost of certificates of deposit. Cornerstone, under its $5.0 million guidance line with Fifth Third Bank, borrowed $2.1 million to inject capital into the Bank. The injection was needed to maintain an 8% capital leverage ratio, which the regulators consider appropriate, given the size of our Bank. The loan is priced at 30-day LIBOR index plus 150 basis points, which as of June 30 was 3.1%.

 Average stockholders' equity increased by $1.8 million or 11.7% to $17.5 million for the six months ending June 30, 2004 compared with $15.7 million during the six months ending June 30, 2003. Actual equity increased by $1.7 million or 10.6% from June 30, 2003 to June 30, 2004. This increase was primarily due to retained earnings.

Due to its rapid asset growth, the Bank has been forced to address issues of liquidity and capital resources. The Bank is currently earning a return on equity of approximately 15% while growing assets at a rate of approximately 30%, which leaves a shortfall of approximately 15%. Having no desire to reduce the Bank’s current growth, Cornerstone’s board of directors and management have decided to raise additional capital to allow the Bank to continue to grow its market share and above average earnings growth. Cornerstone is currently contemplating raising additional capital through an offering of its common stock.

32

CONSOLIDATED AVERAGE BALANCE SHEET
INTEREST INCOME / EXPENSE AND YIELD / RATES
Taxable equivalent basis
(in thousands)

	Six months ended
	June 30,

	2004			2003

Assets	Average	Income /	Yield /	Average	Income /	Yield /
	Balance	Expense	Rate	Balance	Expense	Rate

Loans, net of unearned income	169,079	5,999	7.15%	131,848	4,915	7.52%
Investment securities	26,032	480	3.84%	24,544	514	4.32%
Other earning assets	584	4	1.30%	2,427	15	1.26%

Total earning assets	195,694	6,482	6.69%	158,819	5,444	6.92%

Allowance for loan losses	(2,143)			(1,690)
Cash and other assets	15,251			12,738

TOTAL ASSETS	208,802			169,867

Liabilities and Stockholders' Equity

Interest bearing liabilities:
Interest bearing demand deposits	26,353	51	0.39%	21,642	39	0.36%
Savings deposits	7,211	18	0.51%	6,813	29	0.86%
MMDA's	23,526	177	1.52%	18,110	150	1.67%
Time deposits	57,536	717	2.51%	51,359	792	3.11%
Time deposits of $100,000 or more	22,478	266	2.39%	19,091	317	3.35%
Federal funds and securities sold under
agreements to repurchase	5,223	33	1.28%	4,452	27	1.22%
Other borrowings	22,782	362	3.21%	14,823	263	3.58%

Total interest bearing liabilities	165,111	1,625	1.99%	136,290	1,617	2.39%

Net interest spread		4,857			3,827

Noninterest bearing demand deposits	24,846			16,790
Accrued expenses and other liabilities	1,275			1,125
Stockholders' equity	17,570			15,662

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	208,802			169,867

Net interest margin on earning assets			5.02%			4.87%

Net interest spread on earning assets			4.70%			4.53%

33

 Results of Operations - Six months ended June 30, 2004 compared to six months ended June 30, 2003

Net Interest Income. Net interest income is the principal component of a financial institution's income stream and represents the spread between interest and fee income generated from earning assets and the interest expense paid on deposits. The following discussion is on a fully taxable equivalent basis.

   Net interest income before loan loss provision for the first six months of 2004 increased $1,030,239 or 26.9% above net interest income before loan loss provision for the first six months of 2003. The increase in net interest income as of June 30, 2004 was primarily due to the growth in interest income and fees associated with loan growth, which grew $1.1 million or 22.0%, while interest expense remained constant. The loan income growth was mainly in the commercial and commercial real estate areas and was supplemented by SBA fees and loan participation fees. Deposits and interest expense remained constant for the first six months of 2004 even with a 21% growth of average interest bearing liabilities due to the cost of funds decreasing from 2.39% for the first six months of 2003 to 1.98% for the first six months of 2004. The yield from earning assets decreased from 6.92% to 6.69% over the same time period. Two additional factors assisted net interest income growth. First, the Bank’s asset mix shifted as the percentage of average loans to average total assets increased to 80.9% for the first six months of 2004 from 77.6% for the first six months of 2003, providing the majority of the Bank’s asset growth in higher yielding assets. Second, SBA loan production that is not reflected in the average loan balances was sold to the secondary market for fee income. The increase in net interest margin exceeded the Bank’s projections by approximately 24 basis points and can be directly attributed to the above-mentioned factors. Management foresees the net interest margin decreasing from these levels for the remainder of 2004 and having a slight compression as rates adjust during the second half of 2004.

   Interest income increased $1,038,206 or 19.1% for the period ended June 30, 2004 compared to the same period ended June 30, 2003. Interest income produced by the loan portfolio increased $1,083,499 or 22.0% for the six month period ended June 30, 2004 compared to six month period ended June 30, 2003, due to the increase in average loans outstanding and origination fees associated with loan growth for the period. The increase of loan interest income was partially offset by the general repricing of the loan portfolio in a low interest rate environment. Management estimates the average and actual balances will continue to increase throughout the remainder of 2004. Interest income on investment securities, Federal Funds and other investments decreased $45,293 or 8.6% for the six month period ending June 30, 2004 compared to the six month period ended June 30, 2003, due primarily to a decrease in general market rates and lower average outstanding balances for a prolonged period of time.

   Total interest expense increased $7,967 or 0.5% from June 30, 2003 to June 30, 2004. The interest expense increase from the first six months of 2003 to the first six months of 2004 is primarily due to a growth in interest bearing liabilities of 21.4%, but was offset by a decrease in the rates of all deposits or other borrowings.

   The trend in net interest income is commonly evaluated in terms of average rates using the net interest margin and the interest rate spread. The net interest margin, or the net yield on earning assets, is computed by dividing fully taxable equivalent net interest income by average earning assets. This ratio represents the difference between the average yield on average earning assets and the average rate paid for all funds used to support those earning assets. The net interest margin for the first six months of 2004 was 5.02% . The yield on earning assets decreased 23 basis points to 6.69% for the period ended June 30, 2004, compared to 6.92% for the period ended June 30, 2003.

   The interest rate spread measures the difference between the average yield on earning assets and the average rate paid on interest bearing sources of funds. The interest rate spread eliminates the impact of non-interest bearing funds and gives a direct perspective on the effect of market interest rate movements. As the Federal Reserve decreased interest rates during the first six months of 2003, certificates of deposits and transaction accounts were able to reprice at a much lower level and assisted the interest rate spread increase to 4.71% for the six month period ending June 30, 2004 compared to 4.53% for the same period ending June 30, 2003, an increase of 18 basis points.

   Allowance for Loan Losses. The allowance for possible loan losses represents management's assessment of the risks associated with extending credit and its evaluation of the quality of the loan portfolio. Management analyzes the loan portfolio to determine the adequacy of the allowance for possible loan losses and the appropriate provisions required to maintain a level considered adequate to absorb anticipated loan losses. Management believes that the $2.3 million allowance for loan losses as of June 30, 2004 reflects the full known extent of credit exposure. Cornerstone made a $410,000 provision during the first half of 2004 and anticipates similar provisions in the future as the loan portfolio grows and unanticipated loan losses occur. No assurances can be given, however, that adverse economic circumstances will not result in increased losses in the loan portfolio and require greater provisions for possible loan losses in the future.

34

   Non-performing Assets. Non-performing assets include non-performing loans and foreclosed real estate held for sale. Non-performing loans include loans classified as non-accrual or renegotiated. The Bank's policy is to place a loan on non-accrual status when payment of principal or interest is contractually 90 or more days past due. At the time a loan is placed on non-accrual status, interest previously accrued but not collected may be reversed and charged against current earnings. As of June 30, 2004, the Bank had $45,116 in non-accruing loans and no other non-performing assets.

   Non-interest Income. Non-interest income consists of revenues generated from a broad range of financial services and activities, including fee-based services and profits, commissions earned through credit life insurance sales and other activities. In addition, gains or losses realized from the sale of residential mortgage loans are included in non-interest income. Total non-interest income increased by $101,447 or 17.7% from the first half of 2003 compared with the first half of 2004. During the first six months of 2004 the Bank purchased customer’s assets for the purpose of leasing them to back to these existing customers. The product line should produce accelerated depreciation for the Bank while de-leveraging the customer’s balance sheet. The expected internal rates of return on these types of leases range from 15% to 25%. The leases are scheduled over three years and the customer will be given the option to buy back the assets at the end of the lease at fair market value or renew the existing lease. Management believes the line of business will provide above average returns with similar risk to a loan.

   Non-interest Expense. Non-interest expense for the first six months of 2004 increased by $471,349 or 16.9% compared to the first six months in 2003. Expenses for salaries and employee benefits increased by $367,122 or 23.6% for the six months ending June 30, 2004 over the same period ending June 30, 2003. Occupancy and equipment expense as of June 30, 2004 increased by $98,381 or 29.3% over the same period in 2003. All other non-interest expenses for the six-month period ended June 30, 2004 increased $5,847 or 0.7% over the non-interest expenses for the same period ended June 30, 2003. The increase in all other non-interest expense is due primarily to the growth of the Bank and its needs to properly manage the growth. The Bank added one talented lender and has had to add two back office personnel to handle the increased volume of activity from the new transaction accounts open over the last year. The growth in occupancy expense can be attributed to the expenses associated with opening the Bank’s new Ooltewah branch in June of 2004. In addition the bank data processing cost has grown concurrently with the Bank’s deposit growth.

35

CONSOLIDATED AVERAGE BALANCE SHEET
INTEREST INCOME / EXPENSE AND YIELD / RATES
Taxable equivalent basis (in thousands)

			Three months ended June 30,

		2004			2003

Assets	Average	Income /	Yield /	Average	Income /	Yield /
	Balance	Expense	Rate	Balance	Expense	Rate

Loans, net of unearned income	175,397	3,154	7.21%	136,473	2,530	7.44%
Investment securities	27,312	249	3.79%	27,110	273	4.12%
Other earning assets	511	2	1.29%	103	2	6.39%

Total earning assets	203,220	3,404	6.74%	163,687	2,804	6.89%

Allowance for loan losses	(2,212)			(1,756)
Cash and other assets	16,417			12,948

TOTAL ASSETS	217,425			174,879

Liabilities and Stockholders' Equity

Interest bearing liabilities:
Interest bearing demand deposits	26,351	28	0.42%	22,534	20	0.35%
Savings deposits	7,317	9	0.51%	6,889	13	0.74%
MMDA's	24,827	94	1.52%	19,474	82	1.69%
Time deposits	57,737	343	2.39%	50,264	374	2.99%
Time deposits of $100,000 or more	22,688	128	2.26%	19,081	156	3.29%
Federal funds and securities sold under
agreements to repurchase	6,998	23	1.29%	6,078	18	1.22%
Other borrowings	24,900	193	3.11%	16,341	141	3.47%

Total interest bearing liabilities	170,820	818	1.92%	140,660	805	2.30%

		2,586			1,999

Noninterest bearing demand deposits	27,821			17,091
Accrued expenses and other liabilities	1,116			1,196
Stockholders' equity	17,668			15,932

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	217,425			174,879

Net interest margin on earning assets			5.12%			4.90%

Net interest spread on earning assets			4.82%			4.59%

Results of Operations - Three months ended June 30, 2004 compared to three months ended June 30, 2003

Net Interest Income. Net interest income before loan loss provision for the second quarter of 2004 increased $587,643 or 29.4% above net interest income before loan loss provision for the second quarter of 2003. The increase in net interest income was primarily due to an increase in interest income from earning asset growth while deposit cost remained flat. Partially offsetting the growth was a decrease in asset yields but several SBA fees and loan participation fees generated during the second quarter of 2004 partially offset the decrease in yields. The interest yield from earning assets decreased from 6.89% to 6.74% while interest cost from the Bank’s liabilities decreased from 2.30% to 1.92% over the same time period. Two additional factors assisted net interest income growth. First, the Bank’s deposit mix shifted as the percentage of average transaction accounts to average total deposits grew from 48.8% for the second quarter of 2003 to 51.8% for the second quarter of 2004, providing the majority of the Bank’s deposit growth in less expensive deposits. Second, the Bank’s percentage of average loans to average assets increased to 80.7% for the second quarter of 2004 compared with 78.0% during the second quarter of 2003. The increase in net interest margin was above the Bank’s projections and can be directly attributed to the above-mentioned change in the Bank’s deposit mix and the recent addition of commercial finance department fee income and SBA fees.

36

Total interest income increased $600,284 or 21.4% for the period ended June 30, 2004 compared to the same period ended June 30, 2003. Interest income produced by the loan portfolio increased $623,920 or 24.7% for the three month period ended June 30, 2004 compared to the three month period ended June 30, 2003, due to the increase in average loans outstanding and origination fees associated with loan growth for the period. The increase in the volume of loan interest income was partially offset by the general repricing of the loan portfolio in a low interest rate environment. Management estimates the average balances will continue to increase. Interest income on investment securities, Federal Funds and other investments decreased $23,636 or 8.6% for the three-month pe riod ending June 30, 2004 compared to the three-month period ended June 30, 2003. This was due primarily to a low interest rate environment in the Treasury and Federal Funds markets and a position taken by the Bank to move to variable rate securities to reduce the interest rate risk associated if rates were to increase in the near future.

Total interest expense increased $12,641 or 1.5% from June 30, 2003 to June 30, 2004. The interest expense increase from the second quarter of 2003 to the second quarter of 2004 is primarily due to an increase of $30.2 million in average interest bearing liabilities, but was mostly offset by decreases in the rates of certificates of deposit and the change in the deposit mix mentioned above.

The net interest margin for the second quarter of 2004 was 5.12% compared to 4.90% for the second quarter of 2003. The yield on earning assets decreased 15 basis points to 6.74% for the period ended June 30, 2004, compared to 6.89% for the period ended June 30, 2003.

As the Federal Reserve decreased interest rates during the second quarter of 2003, deposits in general were able to reprice at a lower level and assisted the interest rate spread increase to 4.82% for the three month period ending June 30, 2004 compared to 4.59% for the same period ending June 30, 2003, an increase of 23 basis points.

   Allowance for Loan Losses. Management believes that the $2.3 million allowance for loan losses as of June 30, 2004 reflects the full known extent of credit exposure. Cornerstone made a $250,000 provision during the second quarter of 2004 and anticipates similar provisions in the future as the loan portfolio grows and unanticipated loan losses occur.

ALLOWANCE FOR LOAN LOSSES

	2004		2003

Quarter Ending	June 30	March 31	December 31	September 30	June 30

Balance at beginning of period	2,113,930	2,011,329	2,090,751	1,827,734	1,691,538
Loans charged-off	(68,763)	(202,060)	(220,401)	(3,802)	(43,095)
Loans recovered	17,050	144,662	5,978	11,819	129,291

Net charge-offs (recoveries)	51,712	57,399	214,423	(8,018)	(86,196)
Provision for loan losses charged
to expense	250,000	160,000	135,000	255,000	50,000

Balance at end of period	2,312,218	2,113,930	2,011,329	2,090,751	1,827,734

Allowance for loan losses as a
percentage of average loans
outstanding for the period	1.318%	1.299%	1.311%	1.439%	1.339%

37

Allowance for loan losses as a
percentage of nonperforming assets
and loans 90 days past due
outstanding for the period	5125.050%	4802.094%	696.646%	482.654%	761.543%

Annualized QTD net charge-offs as
a percentage of average loans
outstanding for the period	0.118%	0.141%	0.559%	-0.022%	-0.253%

Annualized YTD net charge-offs as
a percentage of average loans
outstanding for the period	0.129%	0.141%	0.088%	-0.087%	-0.124%

YTD Average Outstanding Loans	169,078,607	162,760,681	141,586,000	137,585,459	131,848,342

QTD Average Outstanding Loans	175,396,703	162,760,681	153,454,946	148,873,000	136,473,429

Nonperforming assets and
loans 90 days past due	45,116	44,021	288,716	433,178	240,004

Non-interest Income. Total non-interest income increased by $39,346 or 13.6% for the second quarter of 2004 compared with the second quarter of 2003. The increase of non-interest income during the second quarter of 2004 was broad based, but was highlighted by the new revenue generated by leases originated during the first half of 2004.

Non-interest Expense. Non-interest expense for the second quarter of 2004 increased by $220,833 or 15.5% compared to the same three months in 2003. Expenses for salaries and employee benefits increased by $200,455 or 24.7% for the three months ending June 30, 2004 over the same period ending June 30, 2003. Occupancy and equipment expense as of June 30, 2004 increased by $28,305 or 16.4% over the same period in 2003. All other non-interest expenses for the three-month period ended June 30, 2004 decreased $7,926 or 1.8% below the non-interest expenses for the same period ended June 30, 2003. The increase in non-interest expense is due primarily to the cost to support the Bank’s 30% growth of assets and liabilities while protecting existing employees from competitors and the opening of the Bank’s fifth branch.

For the fiscal years ended December 31, 2002 and December 31, 2003

Summary

Net income for 2003 was $1,881,859 a 77% increase from Cornerstone’s net income of $1,061,423 in 2002.  Net income per common share of $1.52 for 2003 was 77% higher than 2002 net income per common share of $0.86.  Pretax income of $3,071,659 for 2003 increased $1,342,645 from 2002 pretax income of $1,729,014.

The increase in net income per common share from 2002 to 2003 comes directly from the growth of the Bank’s earning assets, especially average loans, which grew 31%.  This growth coupled with tight interest expense control helped the Bank realize a 27% increase in net interest income to $8,115,619.  Also contributing to the bottom line was a 24% increase in non-interest income.  Most of the increase was due to origination of secondary mortgages, which increased 47% from $200,094 to $293,453 in 2003.  Asset quality remained at its better than industry standard level during 2003 and the Bank enjoyed success in collection of past charge-offs.  The result was net charge-offs of $124,843, which allowed the Bank, even with the dramatic loan growth, to decrease its loan loss provision to $545,000 during 2003.  Non-interest expense increased 15% in 2003 due mostly to an increase in salaries and benefits of 26% as the Bank added staff to properly manage the growth and paid out profit sharing to help retain talented employees.

For the fiscal years ended December 31, 2003 and 2002, the Company’s weighted average rate earned on all interest-earning assets was 6.79% and 7.37%, respectively, and the Company’s weighted average rate paid on all interest-bearing liabilities for the same years was 2.25% and 2.92%, respectively.  The Company’s interest rate spread for the years ended December 31, 2003 and 2002 therefore was 4.54% and 4.46%, respectively, and its net interest income for such years was $8,115,619 and $6,393,652, respectively.  For fiscal 2003, the Company recorded net income of $1,881,859 or $1.52 basic earnings per common share as compared with net income of $1,061,423 or $0.86 basic earnings per common share for fiscal 2002.  The increase in net income was due to a 27.0% increase in the Bank’s net interest income and a 23.9% increase in non-interest income, while non-interest expense increased only 15.2%.

38

The table below sets forth certain additional measures of the Company’s performance for the periods indicated.  Average balances in the table, as well as all average balances presented elsewhere in this report, were derived based on daily balances whenever possible.  However, some average balances, which require data from the Company, as opposed to the Bank, were derived based on month-end balances since the data processing systems for those entities do not provide daily average balance information.  The use of month-end averages does not materially alter any information given, and all averages are still representative of the operations of the Company.

	Years Ended December 31,
	2003	2002	2001

Net Interest Margin (Net interest income divided by average interest- earning assets)	4.87%	4.86%	4.38%

Return on Average Assets (Net income divided by average total assets)	1.06%	0.74%	0.45%

Return on Average Equity (Net income divided by average equity)	11.68%	7.25%	4.20%

Equity-to-Assets (Average equity divided by average total assets)	9.04%	10.21%	10.68%

Loans to Deposits (Average loans divided by average daily deposits)	101.21%	90.92%	83.96%

Dividend Payout Ratio (Dividends paid by the Company divided by net income)	0.00%	0.00%	0.00%

Results of Operations

Year ended December 31, 2003 compared to year ended December 31, 2002:

Net interest income before loan loss provision for 2003 increased $1,721,967 or 26.9% over 2002.  The increase in net interest income from 2002 to 2003 is due to material growth of the balance sheet and a shift in mix of assets and liabilities.  The shift in mix was most dramatic in the Bank’s loan portfolio as it increased from 75.0% of total average assets to 79.5% while earning assets increased to 93.9% of average assets compared with 91.9% in 2002.  Loan origination fees were strong as the Bank became more proficient at Small Business Administration (SBA) lending and asset based lending.  Interest expense decreased from 2002 due to a general decrease in market interest rates during the reporting period.  The drop was large enough in scale to allow the Bank to grow average interest bearing liabilities 25.6% over 2002 while decreasing interest expense by $97,841.

Interest income increased $1,624,126 or 16.7% in 2003 from 2002.  Interest income produced by the loan portfolio increased $1,781,926 or 20.9% from 2002 to 2003.  Interest income on investment securities and Federal Funds sold decreased $157,800 or 14.0% from 2002 to 2003.  The increase in loan interest income was due to a large increase in the volume of loans as the portfolio grew, and was increased further by loan origination fees and servicing fees generated by the origination of SBA loans.   The Bank attributes the strong loan growth to an increase in the number of relationship managers and their level of expertise.  The securities income decrease was due to the generally lower interest rate environment, which presents few opportunities to invest without material interest rate risk exposure.  Total interest expense decreased $97,841 or 3.0% in 2003 from 2002.  The interest expense decrease from 2002 to 2003 was a result of a reduction in interest rates in 2003.

39

One of the most useful tools for measuring the ability of a small community bank to make money is its ability to maximize its net interest margin and its interest rate spread.   The net interest margin, or the net yield on earning assets, is computed by dividing fully taxable equivalent net interest income by average-earning assets.  This ratio represents the difference between the average yield on average-earning assets and the average rate paid for all funds used to support those earning assets.  The net interest margin remained constant in 2003 at 4.87%.  The net interest spread, defined as the rate of interest income minus the rate of interest expense, increased 8 basis points from 4.46% in 2002 to 4.54% in 2003.  The yield on earning assets decreased 58 basis points to 6.79% in 2003 from 7.37% in 2002.

Allowance for Loan Loss.  Management believes that the allowance for possible loan losses balance of $2,011,329 as of December 31, 2003, is sufficient to absorb known credit risks in the portfolio.  No assurance can be given, however, that adverse economic circumstances will not result in increased losses in the loan portfolio and require greater provisions for possible loan losses in the future.

Non-performing Assets.  As of December 31, 2003, Cornerstone had $130,963 of non-performing assets.

Non-interest Income.  Total non-interest income increased by $239,715 or 23.9% from 2002 to 2003.  Fee income from service charges on deposit accounts increased $154,703 or 21.1% in 2003.  The Bank had no security gain in 2003.  Fees generated from the sale of loans sold to the secondary market increased $93,359 or 46.7% in 2003 due an exceptional amount of mortgage debt refinancing.

Non-interest Expense.  Non-interest expense for 2003 increased by $757,471 or 15.2% from 2002.  Salaries and employee benefits increased by $694,926 or 26.4% from $2,630,544 in 2002 to $3,325,470 in 2003.  Payroll expense increased as the Bank created a profit sharing plan to cover all employees to help retain talented personnel.  This, along with hiring of additional personnel to cover the growth of the Bank, accounted for the majority of the increase for 2003.  Occupancy expense increased 7.7% as the Bank operated four full service branches and began construction on its fifth.  All other non-interest expense increased $35,572 or 1.8% in 2003, with no material reductions or increases.

Financial Condition

Earning Assets.  Average earning assets in 2003 increased  $35.4 million or 26.8% over 2002 due to material loan growth in the first half of 2003.  This loan growth led the expansion of the balance sheet and the Bank funded the loan growth with a combination of FHLB borrowings and certificates of deposit.  The average security portfolio grew $1.8 million or 7.8% to maintain an appropriate number of securities for pledging purposes and liquidity.

Loan Portfolio.  The Bank’s average loans for 2003 were $141.6 million, an increase of 31.5% over $107.7 million in average loans for 2002.  The actual balance at the end of 2003 was $157.3 million, representing an increase of $32.6 million from 2002.  Loan growth for 2003 was uneven and heavily weighted to the first of the year with several large, high quality loans greatly increasing the Bank’s outstanding balances.  The growth was concentrated in commercial real estate.

The Bank’s growth in loans was assisted by the new lenders hired in late 2002 who were able to complete the transfer of several material customer relationships once established with the organization.  The Bank plans to hire additional lenders in 2004 to round out our existing staff in the branches and staff the new branch in Ooltewah when it opens.  The Bank feels strongly that the key to success in lending, as well as for the Bank as a whole, is to hire talented employees to provide outstanding customer service in a safe and sound manner.

Investment Securities.  Cornerstone’s average investment securities portfolio increased 7.8% or $1.8 million from 2002 to 2003, while Federal Funds remained relatively constant.  The average investment portfolio and average federal funds sold for 2003 was $25.7 million.  Cornerstone maintains an investment strategy of seeking portfolio yields within acceptable risk levels as well as providing liquidity, pledging requirements and GAP management.  To accomplish these strategies, the Bank positioned the Investment Portfolio on the assumption that there was a higher probability of rates going up than down and as a result took a cautious interest rate stance and invested appropriately.  The two vehicles used the most often were US Agency LIBOR floaters that have rates tied to LIBOR and adjust their rates monthly, and US Agency callable notes structured with an interest rate cushion to protect the Bank if interest rates rise.  Both investments have a lower yield but are less likely to devalue if rates increase.  Cornerstone maintains two classifications of investment securities:  “Held to Maturity” and “Available for Sale.”  At year-end 2003, unrealized gains in the “Available for Sale” portfolio amounted to $273,610.

40

Intangibles.   During 2002, the Company adopted the provisions of Statement of Financial Accounting Statement No. 142 Goodwill and other Intangible Assets concerning the $2,541,476 goodwill created by the merger with the Bank of East Ridge.  The Company had a third party determine that the fair value was in excess of the cost and as a result no impairment loss was required during 2003.

Deposits.  Cornerstone’s average deposits increased $21.5 million or 18.1% from 2002 to 2003.  From year-end 2002 to year-end 2003, total deposits increased $28.9 million or 22.2%.  The Bank’s deposit strategy continues to be focused on attracting transaction deposits from business customers while filling funding gaps with certificate of deposit specials to attract incremental funds while not driving up the cost of certificates already on the books.  The Bank was successful during 2003 in attracting business and public deposits to the Bank.  Average interest bearing transaction accounts increased 29.5% while average demand deposits increased 23.0%.  This success partially funded the Bank’s loan growth and allowed the Bank to maintain its net interest margin at an above peer bank level.
Capital Resources.   Stockholders average equity increased $1.5 million or 10.0%.  The company had net income of $1,881,859 in 2003, and the value of the investment security portfolio’s unrealized gains, net of tax, decreased from $281.4 thousand to a $180.6 thousand.  The actual balance of stockholder’s equity increased $1.8 million or 11.6% from $15.1 million as of the end of 2002 to $16.9 million.

Net Interest Income

The following table sets forth information with respect to interest income from average interest-earning assets, expressed both in dollars and yields, and interest expense on average interest-bearing liabilities, expressed both in dollars and rates, for the periods indicated.  The table includes loan yields, which reflect the amortization of deferred loan origination and commitment fees.  Interest income from investment securities includes the accretion of discounts and amortization of premiums.

	Years Ended December 31,
	2003			2002			2001
(In thousands)	Average Balance	Interest Income/ Expense(1)	Average Yield/ Rate	Average Balance	Interest Income/ Expense(1)	Average Yield/ Rate	Average Balance	Interest Income/ Expense(1)	Average Yield/ Rate

ASSETS

Interest-earning assets:
Loans(1)(2)	$141,586	$10,326	7.29%	$107,676	$8,544	7.94%	$90,680	$8,151	8.99%
Investment securities	24,118	980	4.16%	22,338	1,124	5.12%	20,299	1,261	6.21%
Federal funds sold	1,550	20	1.29%	1,844	34	1.84%	4,072	168	4.14%
Other earning assets	—		0.00%	—		0.00%	—		0.00%
Total interest-earning assets	167,254	11,326	6.79%	131,858	9,702	7.37%	115,051	9,580	8.33%
Allowance for loan losses	(1,843)			(1,336)			(1,184)
Cash and other assets	12,791			13,035			13,043

Total assets	$178,202			$143,557			$126,910

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	Years Ended December 31,
	2003			2002			2001
(In thousands)	Average Balance	Interest Income/ Expense(1)	Average Yield/ Rate	Average Balance	Interest Income/ Expense(1)	Average Yield/ Rate	Average Balance	Interest Income/ Expense(1)	Average Yield/ Rate
Interest-bearing liabilities:
Deposits
NOW accounts	22,299	66	0.30%	20,148	227	1.12%	16,601	264	1.59%
Money market / Savings accts	25,467	339	1.33%	18,515	326	1.76%	11,585	326	2.82%
Time deposits, $100m and over	19,430	606	3.12%	19,223	731	3.80%	20,090	1,116	5.56%
Time deposits, under $100 m	54,679	1,577	2.88%	45,936	1,674	3.65%	47,469	2,661	5.61%
Total interest-bearing deposits	121,872	2,588	2.12%	103,822	2,958	2.85%	95,745	4,367	4.56%

Federal funds purchased	2,248	33	1.47%	641	12	1.91%	36	1	2.31%
Securities sold under agreement to repurchase	2,602	22	0.85%	1,317	15	1.14%	2,097	61	2.91%
Other borrowings	16,123	568	3.52%	7,688	324	4.21%	2,329	113	4.84%
Total interest-bearing liabilities	142,848	3,211	2.25%	113,468	3,309	2.92%	100,207	4,542	4.53%
Other liabilities:
Demand deposits	18,017			14,607			12,263
Accrued interest payable and other liabilities	1,224			831			891
Total other liabilities	19,241			15,438			13,154

Total liabilities	162,089			128,906			113,361

Stockholders’ equity	16,113			14,651			13,549

Total Liabilities and stockholders’ equity	178,202			143,557			126,910

	Years Ended December 31,
	2003	2002	2001

FINANCIAL RATIOS (in thousands)

Excess of interest-earning assets over interest-bearing liabilities	24,406	18,390	14,844

Ratio of interest-earning assets to interest-bearing liabilities	117.08%	116.21%	114.81%

Net interest income	8,116	6,394	5,038

Interest rate spread (difference between rate earned on interest-earning assets and rate paid on interest-bearing liabilities)	4.54%	4.46%	3.80%

Net interest margin (net interest income divided by average interest-earning assets)	4.87%	4.86%	4.38%

(1)                Interest income on loans includes amortization of deferred loan fees and other discounts of $ 115m, $ 33m, and $13m for the fiscal years ended December 31, 2003, 2002, and 2001, respectively.
(2)                Nonperforming loans are included in the computation of average loan balances, and interest income on such loans is recognized on a cash basis.

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The following table sets forth information regarding the weighted average contractual yields earned on the Company’s interest-earning assets and the weighted average interest rates paid on the Company’s interest-bearing liabilities outstanding at December 31, 2003.  Investment securities available for sale and held to maturity are shown at their book values.

(In thousands)	Amount	Average Yield/Rate
Interest-earning assets:

Loans	141,586	7.29%
Investment securities	24,118	4.16%
Federal funds sold	1,550	1.29%
Total interest-earning assets	167,254	6.79%

Interest-bearing liabilities:

NOW Accounts	22,299	0.30%
Money market and savings accounts	25,467	1.33%
Time deposits of $100,000 or more	19,430	3.12%
Time deposits under $100m	54,679	2.88%
Total deposits	121,875	2.12%

Federal funds purchased	2,248	1.47%
Securities sold under agreement to repurchase	2,602	0.85%
Long term debt	16,123	3.52%
Total interest-bearing liabilities	142,848	2.25%

Changes in interest income and interest expense are attributable to three factors: (i) a change in volume or amount of an asset or liability; (ii) a change in interest rates; or (iii) a change caused by the combination of changes in asset or deposit mix.  The following table describes the extent to which changes in interest rates and changes in volume of interest-earning assets and interest-bearing liabilities have affected the Company’s interest income and expense during the periods indicated.  For each category of interest-earning assets and interest-bearing liabilities, information is provided as to changes attributable to change in volume (change in volume multiplied by current rate) and change in rates (change in rate multiplied by current volume).  The remaining difference has been allocated to mix.

	Year Ended December 31, 2003 Compared to 2002
(In thousands)	Volume	Rate	Mix	Net Change

Interest income:
Loans (1)(2)	2,472	-920	230	1,782
Investment securities	72	-255	39	-144
Federal funds sold	-4	-9	-1	-14
Other earning assets	0	0	0	0
Total interest income				1,624

Interest expense:
NOW accounts	6	-185	18	-161
Money market and saving accounts	91	-110	30	11
Time deposits, $100,000 and over	6	-132	1	-125
Time deposits, less than $100,000	252	-421	72	-97
Total deposits				-370

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	Year Ended December 31, 2003 Compared to 2002
(In thousands)	Volume	Rate	Mix	Net Change

Other borrowings	296	-113	61	244
Federal Funds Purchased	24	-9	6	21
Securities sold under agreement to repurchase	11	19	-23	7
Total other interest-bearing liabilities				272

Total interest expense				-98

Change in net interest income (expense)				1,722

	Year Ended December 31, 2002 Compared to 2001
(In thousands)	Volume	Rate	Mix	Net Change

Interest income:
Loans (1)(2)	1,349	-1,135	180	394
Investment securities	104	-244	3	-137
Federal funds sold	-41	-42	-51	-135
Other earning assets	0	0	0	0
Total interest income				122

Interest expense:
NOW accounts	40	-94	18	-36
Money market and saving accounts	122	-195	73	0
Time deposits, $100,000 and over	-41	-336	-19	-396
Time deposits, less than $100,000	-56	-896	-25	-977
Total deposits				-1,409

Other borrowings	226	-48	33	211
Federal Funds Purchased	12	-3	17	26
Securities sold under agreement to repurchase	-1	-37	-23	-61
Total other interest-bearing liabilities				176

Total interest expense				-1,233

Change in net interest income (expense)				1,356

(1) Loan amounts include non-accruing loans.
(2) Interest income includes the portion of loan fees recognized in the respective periods.
(3) Tax exempt income is not adjusted in this table

The following table sets forth the re-pricing of the Company’s interest earning assets and interest-bearing liabilities as of December 31, 2003.  This interest sensitivity gap table is designed to monitor the Company’s interest rate risk exposure within the designated time period.  In order to control interest rate risk, management regularly monitors the volume of interest sensitive assets relative to interest sensitive liabilities over specific time intervals.  The Company’s interest rate management policy is to attempt to maintain a relatively stable net interest margin in periods of interest rate fluctuations.  The Company’s policy is to attempt to maintain a ratio of cumulative gap to total interest sensitive assets of negative 15% to positive 15% in the time period of one year or less.  Presently, the Bank is in a negative one-year cumulative GAP position of (1.25%) and is actively seeking adjustable rate loans and longer-term liabilities to increase the Bank’s positive sensitivity.  The Bank to date has not participated in any derivative products to address this issue and does not foresee the need to do so in the immediate future.  Below is a table, which reflects the Company’s interest-earning assets and interest-bearing liabilities.  The information set forth below is based on the following assumptions of management: (i) savings and money market and NOW accounts will be less interest rate sensitive and the re-pricing on these accounts will be spread out over a five-year period; and  (ii)  securities other than mortgage-backed securities have been scheduled by maturity date while mortgages have been amortized over the life of the mortgage.

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(In thousands)	Less than One Year	1 to 5 Years	Over 5 Years	Total

Interest Sensitive Assets
Federal Funds sold	3,060	0	0	3,060
Investment securities
Taxable (1)	15,071	8,283	1,323	24,677
Tax-exempt (1)	0	0	1,372	1,372
Loans (2)
Fixed rate & adjustable rate 1-4 mort.	7,802	14,723	571	23,096
Scheduled payments	74,549	55,492	4,152	134,193

Total Interest-Sensitive Assets	100,482	78,498	7,418	186,398

Interest Sensitive Liabilities
NOW	14,178	21,265	0	35,443
Money market	15,601	5,200	0	20,801
Time deposits	64,551	16,249	0	80,800
Other interest-bearing liabilities	8,484	15,000	0	23,483
Long-term debt	0	0	0	0

Total Interest Sensitive Liabilities	102,814	57,714	0	160,528

Interest Sensitivity Gap	(2,332)	20,784	7,418	25,870
Cumulative Gap	(2,332)	18,452	25,870

Ratio of cumulative gap to total Interest sensitive assets	(1.25% )	9.90%	13.88%

(1) All AFS securities are shown at the market value and HTM are shown at book value.
(2) Non-performing loans are included as interest-earning assets.

Lending Activities

Loan Policy

All lending activities of Cornerstone are under the direct supervision and control of the Directors Loan Committee, which consists of the chief executive officer and four outside directors.  Also present at meetings of the committee are the executive vice president and senior lender, the executive vice president and chief financial officer, loan review officer and other lending officers as required.  The loan committee enforces loan authorizations for each officer, makes lending decisions on loans exceeding such limits, services all requests for officer credits to extent allowable under current laws and regulations, administers all problem credits, and determines the allocation of funds for each lending category.  The Bank’s established maximum loan volume to assets is 85%.  The loan portfolio consists primarily of real estate, commercial and installment loans.

General

At December 31, 2003, the Company’s loan portfolio constituted approximately 78.25% of the Company’s total assets.  The following table sets forth the composition of the Company’s loan portfolio at the indicated dates.

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	At December 31,
	2003		2002		2001		2000		1999
(In thousands)	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent

Commercial, financial, and agricultural	42,420	26.97%	28,034	22.48%	20,425	19.40%	16,209	19.17%	13,661	18.89%

Real estate - construction	24,081	15.31%	20,517	16.46%	13,190	12.54%	9,976	11.80%	5,560	7.69%

Real estate - mortgage	28,185	17.92%	28,331	22.72%	30,828	29.33%	27,224	32.19%	24,917	34.44%

Real Estate - commercial	56,527	35.94%	41,926	33.62%	34,541	32.85%	25,496	30.15%	21,843	30.21%

Consumer loans	6,077	3.86%	5,880	4.72%	6,170	5.88%	5,669	6.70%	6,345	8.77%

Total loans	157,290	100.00%	124,688	100.00%	105,154	100.00%	84,574	100.00%	72,326	100.00%

The following table sets forth the scheduled maturities of the loans in the Company’s loan portfolio as of December 31, 2003 based on their contractual terms to maturity.  All overdrafts in this table are reported as due in less than one year. Loans unpaid at maturity are renegotiated based on current market rates and terms.

	Loans Maturing
	Less Than One Year	One to Five Years	More than Five Years	Total

Commercial, financial and agricultural	32,226	9,331	863	42,420

Real estate - construction	20,034	4,047	—	24,081

Real estate - mortgage	8,912	16,222	3,051	28,185

Real estate - commercial	13,864	40,034	2,629	56,527

Consumer loans	2,095	3,926	56	6,077

Total Loans	77,131	73,560	6,599	157,290

Types of Loans

Commercial Loans

Commercial, industrial, and non-farm non-residential loans, hereinafter referred to as commercial loans (excluding commercial construction loans) totaled $42.4 million or 27.0% of the Company’s loan portfolio at December 31, 2003.  Commercial loans consist of loans and lines of credit to individuals, partnerships and corporations for a variety of business purposes, such as accounts receivable and inventory financing, equipment financing, business expansion and working capital.  The terms of the Bank’s commercial loans generally range from 90 days to a 15 year amortization with a five year balloon.  The loans generally carry interest rates that adjust in accordance with changes in the prime rate, but when appropriate will be fixed to match the borrower’s needs.  Substantially all of the Bank’s commercial loans are secured and guaranteed by the principals of the borrower.  This is the fastest growing area of the loan portfolio and is being staffed to continue this trend.  The Bank believes this area has best potential for future growth and has the highest barriers of entry to our competitors.

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Loans secured by marketable equipment are required to be amortized over a period not to exceed 60 months.  Generally, loans secured by current assets such as inventory or accounts receivable are structured as revolving lines of credit with annual maturities.  Loans secured by chattel mortgages and accounts receivable may not exceed 85% of their market value.  Loans secured by listed stocks, municipal bonds and mutual funds may not exceed 70% of their market value.  Unsecured short-term loans and lines of credit must meet criteria set by the Bank’s Loan Committee.  Current financial statements support all commercial loans, and such financial statements are updated annually.  Commercial loans, which are considered small business loans, are the core business of the Bank.  Most loans are made with a long-term relationship intended and the Bank also seeks to obtain the borrower’s business and personal depository accounts.

Real Estate - Construction Loans

As of December 31, 2003, Cornerstone had $24.1 million in construction and development loans outstanding, which represented 15.3% of the loan portfolio.  All construction and development loans are held in the Bank’s loan portfolio.  The Bank makes residential construction loans to owner-occupants and to persons building residential properties for resale.  The Bank has two main areas of construction loans: one is to residential real estate developers for speculative or custom single-family residential properties, and the other is to custom commercial construction projects with guaranteed takeout provisions.  Construction loans are usually variable rate loans made for terms of one year or less, but extensions are permitted if construction has continued satisfactorily and if the loan is current and other circumstances warrant the extension.  Construction loans are limited to 80% of the appraised value of the lot and the completed value of the proposed structure.

Construction financing generally is considered to involve a higher degree of credit risk than permanent mortgage financing of residential properties, and this additional risk usually is reflected in higher interest rates.  The higher risk of loss on construction loans is attributable in large part to the fact that loan funds are estimated and advanced upon the security of the project under construction, which is of uncertain value prior to the completion of construction.  Moreover, because of the uncertainties inherent in estimating construction costs, delays arising from labor problems, material shortages and other unpredictable contingencies, it is relatively difficult to accurately evaluate the total loan funds required to complete a project and to accurately evaluate the related loan-to-value ratios.  If the estimates of construction costs and the salability of the property upon completion of the project prove to be inaccurate, the Bank may be required to advance funds beyond the amount originally committed to permit completion of the project.  If the estimate of value proves to be inaccurate, the Bank may be confronted, at or prior to the maturity of the loan, with a project with a value that is insufficient to assure full repayment.

The Bank’s underwriting criteria are designed to evaluate and minimize the risk of each construction loan.  Among other items, the Bank considers evidence of the availability of permanent financing or a take-out commitment to the borrower, the financial strength and reputation of the borrower, an independent appraisal and review of cost estimates, market conditions, and, if applicable, the amount of the borrower’s equity in the project, pre-construction sale or leasing information and cash flow projections of the borrower.

Real Estate - Mortgage Loans

At December 31, 2003, real estate mortgage loans totaled  $ 28.2 million or 17.9% of the Company’s loan portfolio.  Real estate mortgage loans include all one to four family residential loans secured by real estate for purposes other than construction or acquisition and development.  All real estate loans are held in the Bank’s loan portfolio except for loans that are designated as loans held for sale.  The loans held for sale are FHLB or FNMA qualified and have been pre-approved by an underwriting specialist prior to closing.  As of December 31, 2003 the Bank held $  1.0 million of these secondary market mortgages.  The remainder of the Bank’s mortgage loans are home equity loans and are made at fixed interest rates for terms of one to three years with balloon payment provisions and amortized over a 10-15 year period.  The Bank’s experience indicates that real estate loans normally remain outstanding for much shorter periods (seven years on average) than their stated maturity because the borrowers repay the loans in full either upon the sale of the secured property or upon the refinancing of the original loan.

47

In the case of owner occupied single-family residences, real estate loans are made for up to 95% of the value of the property securing the loan, based upon an appraisal if the loan amount is over $100,000.  When the loan is secured by real estate containing a non-owner occupied dwelling of one to four family units, loans generally are made for up to 80% of the value, based upon an appraisal if the loan amount is over $100,000.  The Bank also requires title insurance to insure the priority of the property lien on its real estate loans over $50,000 and requires fire and casualty insurance on all of its loans.

The real estate loans originated by the Bank contain a “due-on-sale” clause, which provides that the Bank may declare the unpaid balance of the loan immediately due and payable upon the sale of the mortgaged property.  Such clauses are an important means of reducing the average loan life and increasing the yield on existing fixed-rate real estate loans, and it is the Bank’s policy to enforce due-on-sale clauses.

Real Estate -Commercial

At December 31, 2003, commercial real estate mortgage loans totaled  $ 56.5 million or 35.9% of the Company’s loan portfolio.  Commercial real estate mortgage loans include all one to four family residential loans secured by real estate for purposes other than construction or acquisition and development.  All real estate loans are held in the Bank’s loan portfolio except for loans that have been participated to correspondent banks.  The Bank will sell these participations once a loan exceeds the Bank’s legal lending limit or is deemed appropriate by the Director’s Loan Committee.  Commercial real estate mortgage loans are a combination of properties that are leased out or used for a primary place of a business the Bank has a relationship with.   Most of the commercial real estate loans have fixed interest rates for terms of one to three years with balloon payment provisions and are amortized over a 10-15 year period, but whenever possible the Bank will seek a variable rate loan which would be tied to the New York prime rate and adjusted monthly.  The Bank’s experience indicates that real estate loans normally remain outstanding for much shorter periods (seven years on average) than their stated maturity because the borrowers repay the loans in full either upon the sale of the secured property or upon the refinancing of the original loan.

Commercial real estate loans are made for up to 85% of the value of the property securing the loan, based upon an appraisal if the loan amount is over $100,000.  The Bank also requires title insurance to insure the priority of the property lien on its real estate loans over $50,000 and requires fire and casualty insurance on all of its loans.

Consumer Loans

At December 31, 2003, consumer loans totaled  $ 6.1 million or 3.9% of the Company’s loan portfolio.  These loans consist of consumer installment loans and consumer credit card balances.  As of December 31, 2003, the Bank had $ .3 million credit card balances outstanding

The Bank makes both secured and unsecured consumer loans for a variety of personal and household purposes.  Most of the Bank’s consumer loans are automobile loans, boat loans, property improvement loans and loans to depositors on the security of their certificates of deposit.  These loans are generally made for terms of up to five years at fixed interest rates.  The Bank considers consumer loans to involve a relatively high credit risk compared to real estate loans.  Consumer loans, therefore, generally yield a relatively high return to the Bank and provide a relatively short maturity.  The Bank believes that the generally higher yields and the shorter terms available on various types of consumer loans tend to offset the relatively higher risk associated with such loans, and contribute to a profitable spread between the Bank’s average yield on earning assets and the Bank’s cost of funds.

Beginning in the first quarter of 2004 the Bank began a leasing program to support customer needs. Operating and capital leases are available, but the Bank will focus its efforts in the business sector and only create leases with assets directly used in our customer’s primary line of business.

48

Lending Commitments

As of December 31, 2003, commitments under standby letters of credit and undisbursed loan commitments aggregated approximately $35,132,000.  This number includes all lines that have not been fully drawn and loan commitments in the same status.

Origination, Purchase and Sale of Loans

The Bank originates loans primarily in Hamilton County, Tennessee.  The Bank also originates loans in Marion, Sequatchie, and Bradley Counties in Tennessee, and Dade, Walker and Catoosa Counties in Georgia, each of which is contiguous to Hamilton County.  Loans are originated by ten loan officers who operate from the Bank’s offices in Chattanooga.  These loan officers actively solicit loan applications from existing customers, local manufacturers and retailers, builders, real estate developers, real estate agents and others.  The Bank also receives numerous loan applications as a result of customer referrals and walk-ins to its offices.

Upon receipt of a loan application and all required supporting information from a prospective borrower, the Bank obtains a credit report and verifies specific information relating to the loan applicant’s employment, income and creditworthiness.  For significant extensions of credit in which real estate will secure the proposed loan, a certified appraisal of the real estate is undertaken by an independent appraiser approved by the Bank.  The Bank’s loan officers then analyze the credit worthiness of the borrower and the value of any collateral involved.

The Bank’s loan approval process is intended to be conservative but also responsive to customer needs.  Loans are approved in accordance with the Bank’s written loan policy, which provides for several tiers of approval authority, based on a borrower’s aggregate debt with the Bank.  Certain loan officers have the authority to approve loans of up to $ 500,000.  All other loan officers have the authority to approve secured loans of up to at least $ 25,000.  There is an Officers Loan Committee comprised of the senior officers of the Bank which must approve any loan that increases the borrower’s aggregate indebtedness above an individual officer’s limit, but that is not more than $ 1,500,000.  The Directors Loan Committee must approve all loans over $ 1,500,000 up to $ 3,500,000.  The Bank’s legal lending limit is 25% of the Bank’s qualifying equity for secured loans and 15% for unsecured loans.

The Bank has in the past purchased and sold commercial loan participations with correspondent banks and will continue the practice when management feels the action would be in the best interest of stockholders.  The purchase of loan participations allows the Bank to expand its loan portfolio and increase profitability while still maintaining the high credit standards, which are applied to all extensions of credit made by the Bank.  The sale of loan participations allows the Bank to make larger loans, which it otherwise would be unable to make due to capital or other funding considerations. As of the end December 31, 2003, the Bank had no purchased participation balance but had sold participations of $13.7 million.

Loan Fee Income

In addition to interest earned on loans, the Bank receives origination fees for making loans, commitment fees for making certain loans, and other fees for miscellaneous loan-related services.  Such fee income varies with the volume of loans made, prepaid or sold, and the rates of fees vary from time to time depending on the supply of funds and competitive conditions.

Commitment fees are charged by the Bank to the borrower for certain loans and are calculated as a percentage of the principal amount of the loan.  These fees normally are deducted from the proceeds of the loan and generally range from 1/2% to 2% of the principal amount, depending on the type and volume of loans made and market conditions such as the demand for loans, the availability of money and general economic conditions.  The Bank complies with FASB 91 and amortizes all loan fees in excess of $5,000 over the life of the loan.

The Bank also receives miscellaneous fee income from late payment charges, overdraft fees, property inspection fees, and miscellaneous services related to its existing loans.  For the year ended December 31, 2003, the Bank recognized origination, commitment and other loan fees totaling $1,015,099, which equaled 9.0% of the Company’s total interest income for the year.

49

Problem Loans and Allowance for Loan Losses

Problem Loans

In originating loans, the Company recognizes that it will experience credit losses and that the risk of loss will vary with, among other things, the type of loan being made, the creditworthiness of the borrower over the term of the loan and, in the case of a secured loan, the guaranty of the security for the loan.  The Company has instituted measures at the Bank which are designed to reduce the risk of, and monitor exposure to, credit losses.

The Bank’s loan portfolio is systematically reviewed by the Bank’s management, internal auditors, external auditors, and State and Federal regulators to ensure that the Bank’s larger loan relationships are being maintained within the loan policy guidelines, and remain properly underwritten.  Input from all the above sources is used by the Bank to take corrective actions as necessary.  As discussed below, each of the Bank’s loans is assigned a rating in accordance with the Bank’s internal loan rating system.  All past due loans are reviewed by the Bank’s senior lending officers and all past due loans over $25,000 are reviewed monthly by the Director’s Loan Committee.  All loans classified as substandard or doubtful, as well as any “special mention” loans (defined in the following paragraph), are placed on the Bank’s watch list and reviewed at least monthly by the Director’s Loan Committee.  In addition, all loans to a particular borrower are reviewed, regardless of classification, each time such borrower requests a renewal or extension of any loan or requests an additional loan.  All lines of credit are reviewed annually prior to renewal.  Such reviews include, but are not limited to, the ability of the borrower to repay the loan, a re-assessment of the borrower’s financial condition, the value of any collateral and the estimated potential loss to the Bank, if any.

The Bank’s internal problem loan rating system establishes three classifications for problem assets: substandard, doubtful and loss.  Additionally, in connection with regulatory examinations of the Bank, Federal and State examiners have authority to identify problem assets and, if appropriate, require the Bank to classify them.  Substandard assets have one or more defined weaknesses and are characterized by the distinct possibility that the Bank will sustain some loss if the deficiencies are not corrected.  Doubtful assets have the weaknesses of substandard assets with the additional characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions and values, highly questionable and improbable.  An asset classified as loss is considered uncollectible and of such little value that continuance as an asset of the Bank is not warranted.  Consequently, such assets are charged-off in the month they are classified as loss.  Federal regulations also designate a “special mention” category, described as assets which do not currently expose the Bank to a sufficient degree of risk to warrant classification but do possess credit deficiencies or potential weaknesses deserving management’s close attention.

Assets classified as substandard or doubtful require the Bank to establish general allowances for loan losses.  If an asset or portion thereof is classified as loss, the Bank must either establish specific allowances for loan losses in the amount of 100% of the portion of the asset classified as loss or charge off such amount.  General loss allowances established to cover possible losses related to assets classified as substandard or doubtful may be included, up to certain limits, in determining the Bank’s regulatory capital, while specific valuation allowances for loan losses do not qualify as regulatory capital.

The Bank’s collection procedures provide that when a loan becomes 15 days and 30 days delinquent, the borrower is contacted by mail and payment is requested.  If the delinquency continues, subsequent efforts are made to contact and request payment from the delinquent borrower.  Most loan delinquencies are cured within 60 days and no legal action is required.  In certain circumstances, the Bank, for a fee, may modify the loan, grant a limited moratorium on loan payments or revise the payment schedule to enable the borrower to restructure his or her financial affairs. Generally, the Bank stops accruing interest and any accrued non collected interest will be reversed in accordance with GAAP on delinquent loans when payment is in arrears for 90 days or when collection otherwise becomes doubtful.  If the delinquency exceeds 120 days and is not cured through the Bank’s normal collection procedures or through a restructuring, the Bank will institute measures to enforce its remedies resulting from the default, including commencing a foreclosure, repossession or collection action.  In certain cases, the Bank will consider accepting a voluntary conveyance of collateral in lieu of foreclosure or repossession.  Real property acquired by the Bank as a result of foreclosure or by deed in lieu of foreclosure is classified as “real estate owned” until it is sold and is carried at the lower of cost (defined as fair value at foreclosure) or fair value less estimated costs to dispose.  Accounting standards define fair value as the amount that is expected to be received in a current sale between a willing buyer and seller other than in a forced or liquidation sale.  Fair values at foreclosure are based on appraisals.  Losses arising from the acquisition of foreclosed properties are charged against the allowance for loan losses.  Subsequent write-downs are provided by a charge to income through losses on other real estate in the period in which the need arises.

50

The Bank attempts to sell real estate owned promptly after foreclosure, and it sold $240,000 of its real estate owned due to loan foreclosures during the year ended December 31, 2003.  The book value of real estate owned that was sold by the Bank during the year ended December 31, 2003 totaled $240,000.  As of December 31, 2003, the Bank had $98,000 in value of real estate owned as a result of foreclosure.

The following table sets forth information regarding the Company’s delinquent and non-performing assets as of the dates indicated.

	At December 31,
(in thousands)	2003	2002	2001	2000	1999
Accruing loans which are contractually
past due 90 days or more:

Commercial, financial, and agricultural	0	0	0	0	3
Real estate-construction	0	0	0	0	0
Real estate-mortgage	0	0	0	0	0
Consumer	0	0	0	1	3

Total	0	0	0	1	6

Ratio of delinquent (30 days or more)
but accruing loans to:

Total loans	0.20%	0.22%	0.58%	1.20%	1.20%
Total assets	0.16%	0.17%	0.45%	0.85%	0.82%

Non-accruing loans (90 days or more)

Commercial, financial and agricultural	0	0	52	243	532
Real estate-construction	0	0	0	0	0
Real estate-mortgage	0	0	61	0	318
Consumer Loans	0	48	0	9	10

Total	0	48	113	252	860

51

	At December 31,
(in thousands)	2003	2002	2001	2000	1999

Real estate acquired through foreclosure	98	240	601	542	393

Property acquired through repossession	33	0	39	6	31

Total	131	240	640	548	424

Total loans	157,290	124,688	105,154	84,574	72,325

Ratio of non-performing assets to total loans	0.08%	0.23%	0.72%	0.95%	1.78%

Potential Problem Loans

 There are no identified potential problem loans not included in the tables above that management has serious doubts as to the ability of such borrowers to comply with the present loan repayment terms and which may result in disclosure of such loans.

Allowance for Loan Losses

The Bank maintains a general allowance equal to approximately 1.25% of the total principal amount of loans outstanding and management adjusts the general allowance monthly by charges or credits to income in response to changes in the outstanding loan balance.  Management also may establish specific loan loss allowances for specific loans after considering such factors as past delinquencies on the loan, the value of the underlying collateral and the size of the loan.  A loan or portion thereof is charged off against the general allowance when management has determined that losses on such loans are probable.  Recoveries on any loans charged-off in prior fiscal periods are credited to the allowance.  It is the opinion of the Bank’s management that the balance in the general allowance for loan losses as of December 31, 2003 is adequate to absorb possible losses from loans currently in the portfolio. The following table summarizes the Company’s loan loss experience for the periods indicated.

	Years Ended December 31,
(In thousands)	2003	2002	2001	2000	1999

Average loans	141,586	107,676	90,860	80,526	69,643

Allowance for possible loan losses, beginning of the period	1,591	1,322	1,142	1,002	1,400

Charge-offs for the period:
Commercial, financial, and agricultural	223	423	129	267	1,014
Real estate - construction	0	0	45	0	0
Real estate - mortgage	6	12	169	209	111
Consumer	106	62	60	186	387
Total charge-offs	335	497	403	662	1,512

52

	Years Ended December 31,
(In thousands)	2003	2002	2001	2000	1999

Recoveries for the period:
Commercial, financial, and agricultural	183	75	108	93	131
Real estate - construction	3	0	1	0	0
Real estate - mortgage	0	7	3	54	13
Consumer	24	27	36	95	115

Total recoveries	210	109	148	242	259

Net charge-offs for the period	125	388	255	420	1,253

Provision for loan losses	545	683	435	560	855

Adjustments	0	-26	0	0	0

Allowance for possible loan losses, end of the period	2,011	1,591	1,322	1,142	1,002

Ratio of allowance for loan losses to total average loans outstanding	1.42%	1.48%	1.46%	1.42%	1.44%

Ratio of net charge-offs during the period to average loans outstanding during the period	0.09%	0.36%	0.28%	0.52%	1.80%

In addition to the Bank’s loan rating system for problem assets described above (see Problem Loans, above), the Bank has established a loan rating system for all categories of loans which assists management and the Board of Directors in determining the adequacy of the Bank’s allowance for loan losses.  Each loan in the Bank’s portfolio is assigned a rating which is reviewed by management periodically to ensure its continued suitability.  An exception is made in the case of (i) monthly installment loans which are grouped together by delinquency status such as over 10, 30, 60, or 90 days past due and (ii) problem assets which are rated as substandard, doubtful, or loss as discussed above.  All other loans are assigned a rating of excellent, good, or average.  The total amount of loans in each of these loan rating categories is weighted by a factor that management believes reasonably reflects losses that can be anticipated with respect to loans in each of these categories.  Based on these weightings, the Bank’s management establishes an allowance for loan losses that is reviewed by its Board of Directors each month.

The following table sets forth the Company’s allocation of the allowance for loan losses as of December 31, 2003, 2002 and 2001.

> >
	At December 31,
	2003		2002		2001
(In thousands) Balance at end of period applicable to	Amount	Percent of loans in each category to total loans	Amount	Percent of loans in each category to total loans	Amount	Percent of loans in each category to total loans

Commercial, financial, and agricultural	$840	26.94%	$537	22.48%	$388	19.58%
Real estate - construction	539	15.32%	524	16.46%	332	12.54%
Real estate - commercial	352	31.84%	245	22.72%	251	27.21%
Real estate - mortgage	139	22.39%	138	33.62%	200	34.97%
Consumer	141	3.51%	147	4.72%	151	5.70%

Total	$2,011	100.00%	$1,591	100.00%	$1,322	100.00%

53

	At December 31,
	2000		1999
(In thousands) Balance at end of period applicable to	Amount	Percent of loans in each category to total loans	Amount	Percent of loans in each category to total loans

Commercial, financial, and agricultural	$218	19.58%	$189	18.89%
Real estate - construction	135	11.80%	77	7.69%
Real estate - commercial	344	30.15%	303	30.21%
Real estate - mortgage	368	31.77%	345	34.44%
Consumer	77	6.70%	88	8.77%

Total	$1,142	100.00%	$1,002	100.00%

Investment Activities

Investment Policy

The objective of Cornerstone’s investment policy is to invest funds not otherwise needed to meet the loan demand of Cornerstone’s market area and to meet the following five objectives: Gap Management, Liquidity, Pledging, Return, and Local Community Support.  In doing so, Cornerstone uses the portfolio to provide structure and liquidity that the loan portfolio cannot.  The management investment committee balances the market risk and credit risks against the potential investment return, makes investments compatible with the pledge requirements of Cornerstone’s deposit of public funds, maintains compliance with regulatory investment requirements, and assists the various public entities with their financing needs.  The management investment committee is authorized to execute security transactions for the investment portfolio based on the decisions of the Board of Directors Asset Liability Committee (ALCO).  All the investment transactions occurring since the previous ALCO meeting are reviewed by the ALCO at its next monthly meeting, in addition to the entire portfolio.  The investment policy allows portfolio holdings to include short-term securities purchased to provide Cornerstone’s liquidity needs and longer-term securities purchased to generate stable income for Cornerstone during periods of interest rate fluctuations.

The Company’s investment portfolio totaled $ 26.0 million or 13.0% of total assets at December 31, 2003.

The following table sets forth the carrying value of the Bank’s investments at the dates indicated.  Securities are held in both available for sale and held to maturity categories. Securities available for sale are carried at fair market value and securities held to maturity are held at their book value.

	At December 31,
(In thousands)	2003	2002	2001

Securities available for sale:
U.S. Government and agency obligations	11,088	10,277	13,007
Mortgage-backed and other securities	11,208	8,394	5,184
States & political subdivisions tax-exempt	1,453	1,438	914
Other Bonds & FHLB Stock (1)	1,659	1,572	373

Total	25,408	21,681	19,478

Securities held to maturity:
U.S. Government and agency obligations	0	0	0
Mortgage-backed and other securities	641	1,025	2,197
States & political subdivisions tax-exempt	0	0	0

Total	641	1,025	2,197

Total Securities	26,049	22,706	21,675

(1) Includes FHLB stock not included in previous tables

54

The following table sets forth the book value of the Bank’s investments at December 31, 2003, the weighted average yields on the Bank’s investments at December 31, 2003 and the periods to maturity of the Bank’s investments from December 31, 2003.

	Periods to Maturity from December 31, 2003
	1 year or less		1 - 5 years		5 - 10 years		Over 10 years
(In thousands) Available for Sale:	Amount	Weighted Average Yield (1)	Amount	Weighted Average Yield (1)	Amount	Weighted Average Yield (1)	Amount	Weighted Average Yield (1)

U. S. Treasuries	0	0.00%	0	0.00%	0	0.00%	0	0.00%
U. S. Government agencies	2,999	6.40%	6,978	4.05%	997	4.13%	0	0.00%
Mortgage backed securities (2)	2	5.70%	29	6.11%	6	9.41%	11,135	2.90%
Tax-exempt municipal bonds	0	0.00%	125	7.45%	424	6.18%	822	6.42%
Other bonds, notes, debentures, and securities (3)	582	3.74%	1,036	4.80%	0	0.00%	0	0.00%

Total	3,583	5.97%	8,168	4.21%	1,427	4.76%	11,957	3.15%

Total Available for Sale	25,135	3.99%

	Periods to Maturity from December 31, 2003
	1 year or less		1 - 5 years		5 - 10 years		Over 10 years
(In thousands) Held to Maturity:	Amount	Weighted Average Yield (1)	Amount	Weighted Average Yield (1)	Amount	Weighted Average Yield (1)	Amount	Weighted Average Yield (1)

U. S. Treasuries	0	0.00%	0	0.00%	0	0.00%	0	0.00%
U. S. Government agencies	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Mortgage backed securities (2)	3	6.10%	10	6.48%	49	6.71%	579	4.23%
Tax-exempt municipal bonds	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Other bonds, notes, debentures, and securities	0	0.00%	0	0.00%	0	0.00%	0	0.00%

Total	3	6.10%	10	6.48%	49	6.71%	579	4.23%

Total Held to Maturity	641	4.46%

Total Securities	25,776	4.00%

(1) The weighted average yields on tax-exempt securities have been computed on a tax-equivalent basis.
(2) Mortgages are allocated by maturity and not amortized
(3) Includes FHLB stock not included in previous tables

55

Sources of Funds

General

Time, money market, savings and demand deposits are the major source of the Company’s funds for lending and other investment purposes.  All deposits are held by the Bank.  In addition, the Company obtains funds from loan principal repayments and proceeds from sales of loan participations and investment securities.  Loan repayments are a relatively stable source of funds, while deposit inflows and outflows and sales of loan participations and investment securities are significantly influenced by prevailing interest rates, economic conditions and the Company’s asset and liability management strategies.  Borrowings are used on either a short-term basis to compensate for reductions in the availability of other sources of funds or on a longer-term basis to reduce interest rate risk.

Deposits

The Bank offers several types of deposit accounts, with the principal differences relating to the minimum balances required, the time period the funds must remain on deposit and the interest rate.  Deposits are obtained primarily from the Chattanooga MSA.  The Bank does not advertise for deposits outside of this area.  The Bank does not solicit funds from brokers, nor does it rely upon any single person or group of related persons for a material portion of its deposits.  A principal source of deposits for the Bank consists of short-term money market and other accounts, which are highly responsive to changes in market interest rates.  Accordingly, the Bank, like all financial institutions, is subject to short-term fluctuations in deposits in response to customer actions due to changing short-term market interest rates.  The ability of the Bank to attract and maintain deposits and the Bank’s cost of funds has been and will continue to be significantly affected by money market conditions.

The following tables set forth the composition of deposits for the Company, excluding accrued interest payable, by type for the years ended December 31, 2003, 2002 and 2001.

(In thousands)	2003	2002	2001	2000	1999

Demand deposits	$22,327	$20,586	$14,206	$11,924	$12,412
NOW accounts	28,514	19,485	21,152	13,688	12,626
Savings & Money market deposits	27,712	21,007	15,302	10,460	10,255
Time deposits under $100,000	58,535	50,505	47,851	48,266	39,923
Time deposits $100,000 and over	22,264	18,863	20,639	16,912	16,130

Total deposits	$159,352	$130,446	$119,150	$101,250	$91,346

The following table presents a breakdown by category of the average amount of deposits and the average rate paid on deposits for the periods indicated:

(In thousands)	2003		2002		2001		2000		1999

Demand deposits	$18,017		$14,607		$12,263		$11,555		$11,042
NOW accounts	22,299	0.30%	20,148	1.12%	16,601	1.59%	15,463	1.75%	13,604	1.70%
Savings & Money market deposits	25,467	1.33%	18,515	1.76%	11,585	2.82%	11,084	3.55%	9,890	3.28%
Time deposits under $100,000	54,679	2.88%	45,936	3.65%	47,469	5.61%	43,499	5.89%	39,554	5.33%
Time deposits $100,000 and over	19,430	3.12%	19,223	3.80%	20,090	5.56%	16,147	5.94%	15,897	5.56%

Total deposits	$139,892	1.85%	$118,429	2.50%	$108,008	4.04%	$97,748	4.28%	$89,987	4.05%

56

Borrowings

The Bank joined the Federal Home Loan Bank of Cincinnati in October of 2000.  The Federal Home Loan Bank (FHLB) allows the Bank to borrow funds on a contractual basis many times at rates lower than the costs of local certificates of deposit.   In addition the FHLB has the ability to provide structured advances that best reduce or leverage the interest rate risk of the Bank.  The Bank as of the end of the year had $17 million outstanding with the FHLB. All the loans are from $2 to $4 million in size and are structured as ten year obligations with an optional conversion to a floating rate after a stated period of time.  The loans have maturities ranging from December 2010 to April 2013 and have conversion dates ranging from immediate to September 2007.  Interest rates ranges from 2.4% to 5.0%.  The Bank has several Federal Funds lines of credit available with correspondent banks with a total availability of $11 million as of the end of 2003.  In addition, the Bank has the right to borrow from the Federal Reserve Bank if necessary to supplement its supply of funds available for lending and to meet deposit withdrawal requirements.  As of December 31, 2003, the Company had established a line of credit of $2,500,000 priced at 1 month LIBOR plus 150 basis points.  The loan was established to insert capital infusions to the Bank to fund growth or retire treasury stock, if any, as needed.   This line allows the Company to act as a source of strength for the Bank without the expense or dilution of additional common stock.  As of December 31, 2003 the Company had drawn $400,000 on the line and had used the funds to inject capital into the Bank.

Balance Sheet Management

Liquidity Management.  Liquidity is the ability of a company to convert assets into cash without significant loss and to raise funds by increasing liabilities. Liquidity management involves having the ability to meet day-to-day cash flow requirements of its customers, whether they are depositors wishing to withdraw funds or borrowers requiring funds to meet their credit needs.

The primary function of asset / liability management is not only to assure adequate liquidity in order for Cornerstone to meet the needs of its customer base, but also to maintain an appropriate balance between interest-sensitive assets and interest-sensitive liabilities so that Cornerstone can profitably deploy its assets and therefore optimize earnings.  Both assets and liabilities are considered sources of liquidity funding and both are, therefore, monitored on a daily basis.

The asset portion of the balance sheet provides liquidity primarily through loan repayment and maturity of investment securities.  Additional sources of liquidity are the investment in Federal Funds sold and prepayments from the mortgage backed securities from the investment portfolio.

The liability portion of the balance sheet provides liquidity through various interest bearing and non-interest bearing deposit accounts.  Other short-term liabilities, which do not qualify as deposits, are Federal Funds purchased and securities under agreement to repurchase (REPO’s). Both are temporary solutions for liquidity as Federal Funds must be paid off at least once every 30 days and REPO’s must be collateralized by investment securities.  At year-end December 31, 2003, Cornerstone had no Federal Funds purchased and $6.1 million in REPO’s. Longer-term liabilities are limited to FHLB advances, which would be used to reduce interest rate risk, and Company loans used to repurchase common stock or finance any acquisition in the future.

57

Capital Resources / Liquidity

Liquidity.   Of primary importance to depositors, creditors and regulators is the ability to have readily available funds sufficient to repay fully maturing liabilities.  Cornerstone’s liquidity, represented by cash and cash from banks, is a result of its operating, investing and financing activities.  In order to ensure funds are available at all times, Cornerstone devotes resources to projecting on a monthly basis the amount of funds accessible.  Liquidity requirements can also be met through short-term borrowing or the disposition of short-term assets, which are generally matched to correspond to the maturity of liabilities.

Cornerstone’s liquidity target is measured by adding the Bank’s net cash, short term and marketable securities not pledged and dividing this number by total deposits and short-term liabilities not secured by assets pledged.  The approved liquidity policy is targeted at 10% and currently the Bank’s liquidity ratio is 12.2%.  Cornerstone is not subject to any specific liquidity requirements imposed by regulatory orders.  Cornerstone is subject to general FDIC guidelines, which do not require a minimum level of liquidity.  Management believes its liquidity ratios meet or exceed these guidelines.  Management does not know of any trends or demands, which are reasonably likely to result in liquidity increasing or decreasing in any material manner.

The following table sets forth liquidity ratios for periods indicated:

	December 31, 2003	December 31, 2002
Average loans to average deposits	101.2%	90.9%

Impact of Inflation and Changing Prices.  The financial statements and related financial data presented herein have been prepared in accordance with U.S. generally accepted accounting principles, which require the measurement of the financial position and operating results in terms of historical dollars without considering the changes in the relative purchasing power of money over time and due to inflation.  Management is concerned with two inflationary factors; the first and the most common is the general impact of inflation on operations of Cornerstone and is reflected in increased operating costs.  The other and most dangerous to the Bank’s profitability is interest rate adjustments by the Federal Reserve and the general fixed income market in reaction to inflation.  In other words, interest rate risk, unlike most industrial companies, substantially impacts the Company because virtually all of the assets and liabilities of Cornerstone are monetary in nature.  As a result, interest rates may have a more significant impact on Cornerstone’s performance than the effects of general levels of inflation.  Interest rates do not necessarily move in the same direction or in the same magnitude as the price of goods and services and each issue must be dealt with independently.

Capital Adequacy

Capital adequacy refers to the level of capital required to sustain asset growth and to absorb losses.  The objective of Cornerstone’s management is to maintain a level of capitalization that is sufficient to take advantage of profitable growth opportunities while meeting regulatory requirements.  This is achieved by improving profitability by effectively allocating resources to more profitable business, improving asset quality, strengthening service quality, and streamlining costs.  The primary measures used by management to monitor the results of these efforts are the ratios of actual equity to average assets and actual equity to risk-adjusted assets.

The FDIC has adopted capital guidelines governing the activities of banks.  These guidelines require the maintenance of an amount of capital based on risk-adjusted assets so that categories of assets with potential higher credit risk will require more capital backing than assets with lower risk.  In addition, banks are required to maintain capital to support, on a risk-adjusted basis, certain off-balance sheet activities such as loan commitments.  The capital guidelines classify capital into two tiers, referred to as Tier I and Tier II.  Under risk-based capital requirements, total capital consists of Tier I capital which is generally common shareholder’s equity less goodwill and Tier II which is primarily Tier I capital plus a portion of the loan loss allowance.  In determining risk-based capital requirements, assets are assigned risk-weights of 0% to 100%, depending primarily on the regulatory assigned levels of credit risk associated with such assets.  Off-balance sheet items are considered in the calculation of risk-adjusted assets through conversion factors established by regulators.  The framework for calculating risk-based capital requires banks to meet the regulatory minimums of 4% Tier I and 8% total risk based capital.  In 1990 regulators added a leverage computation to the capital requirements, comparing Tier I capital to total average assets less goodwill.

58

The following tables set forth the composition of the Company’s capital at December 31, 2003 and 2002.

(In thousands)	December 31, 2003	December 31, 2002
Capital:	Amount	Amount
Tier I Capital:
Stockholders’ equity	16,904	15,147
Less Gain on AFS Securities	(181)	(281)
Plus loss of AFS Securities	—	—
Less disallowed intangibles and allowances	(2,541))	(2,541)
Total Tier I capital	14,182	12,325

Tier II capital:
Qualifying debt	—
Qualifying allowance for loan losses	2,026	1,530
Total Tier II capital	16,207	13,855
Total capital	16,207	13,854

Risk-adjusted assets	162,039	122,423
Average assets	178,202	143,557

Ratios:
Tier I capital to risk-adjusted assets	8.75%	10.07%
Tier II capital to risk-adjusted assets	10.00%	11.32%
Leverage - Tier I capital to average assets
Less disallowed intangibles	8.07%	8.74%

The Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) established five capital categories for banks.  Under the regulation defining these five capital categories, each bank is classified into one of the five categories based on its level of risk-based capital as measured by Tier I capital, total risk-based capital, and Tier I leverage ratios and its supervisory ratings.  The following table lists the five categories of capital and each of the minimum requirements for the three risk-based ratios.

	Total Risk-Based Capital Ratio	Tier I Risk-Based Capital Ratio	Leverage Ratio
Well-capitalized	10%or above	6% or above	5% or above
Adequately capitalized	8% or above	4% or above	4% or above
Under capitalized	Less than 8%	Less than 4%	Less than 4%
Significantly undercapitalized	Less than 6%	Less than 3%	Less than 3%
Critically undercapitalized	—	—	2% or less

On December 31, 2003, Cornerstone exceeded the regulatory minimums and qualified as a well-capitalized institution under the regulations.  There are no existing accounting pronouncements or guidance that is expected to be adopted by the Bank during 2004.  Further, there are no critical accounting policies applied that have alternative applications which would likely change the results of operations in a material amount.  Management of the Bank believes it has made the proper judgments in its selection of accounting policies.

59

DESCRIPTION OF PROPERTY

As of September 30, 2004, our and the Bank’s principal offices were located at 5319 Highway 153, Chattanooga, Tennessee 37343.  This property is owned by us.  The Bank operates five full-service branches in Hamilton County, Tennessee:

5319 Highway 153, Chattanooga, Tennessee
4154 Ringgold Road, East Ridge, Tennessee
610 Georgia Avenue, Chattanooga, Tennessee
2280 Gunbarrel Road, Chattanooga, Tennessee
8966 Old Lee Highway, Ooltewah, Tennessee

The Georgia Avenue branch contains 1800 square feet and is leased pursuant to a lease agreement, which provides for an initial term of three years with two three-year renewal options.  Rent is currently $ 29,482 per annum.  The Bank owns the properties located at 2280 Gunbarrel Road, 4154 Ringgold Road, 5319 Highway 153 and 8966 Old Lee Highway.

We operate a service center to house all its non-customer contact functions located at 6401 Lee Corners, Suite B, Chattanooga, Tennessee.  The facility has 7800 square feet and is leased pursuant to a lease agreement, which provides for an initial term of 5 years with one five-year renewal option.  Rent is currently $ 54,600 per annum.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below sets forth certain elements of compensation for the named executive officer of the Company and the Bank for the periods indicated.

SUMMARY COMPENSATION TABLE

	Annual Compensation				Long Term (1) Compensation
				Awards			Payouts
				Other	Restricted	Securities
Name and		Salary	Bonus	Comp.	Awards	Options/SARs	Payouts	Comp.
Principal Position	Year	( $ )	( $ )	( $ )	( $ )	( # ) (2)	($)	( $ ) (3)

Gregory B. Jones	2003	$155,000	$10,000	0	0	8,500	0	$7,200
Chairman & CEO	2002	145,000	5,000	0	0	8,000	0	7,200
Company & Bank	2001	137,376	0	0	0	5,100	0	5,400

Jerry D. Lee	2003	$117,700	$7,000	0	0	5,500	0	$5,400
Ex. Vice President	2002	110,000	0	0	0	5,000	0	0
Sr. Loan Officer	2001	102,500	0	0	0	5,100	0	0
Company & Bank

Nathaniel F. Hughes	2003	$115,200	$7,000	0	0	5,500	0	$5,400
President & CFO	2002	96,000	0	0	0	5,000	0	0
Company & Bank	2001	84,000	0	0	0	5,100	0	0

(1)	The Company maintains a “1996 Cornerstone Statutory and Non-statutory Stock Option Plan” which was approved by the shareholders in 1996 and a “2002 Long Term Incentive Plan” which was approved by the shareholders in 2002. There were no shares of restricted stock held by any executive officers on December 31, 2003.
(2)	Options acquired pursuant to option grants must generally be held at least two years before partial vesting is possible. The Company has not granted any SAR’s.
(3)	Includes $5,400 in 2001, and $7,200 in 2002 and 2003 for Bank Board director’s fees to Mr. Jones. Includes $5,400 in Bank Board director’s fees for Mr. Hughes and Mr. Lee for 2003.

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Options/SAR Grants in Last Fiscal Year

The following table contains information about option awards made to the named executive officer during our fiscal year ended December 31, 2003.

STOCK OPTION GRANTS IN 2003
	Individual Grants
	Number of	% of Total			Potential Realizable Value at
	Securities	Options/SAR’s			Assumed Annual Rates of
	Underlying	Granted to	Exercise or		Stock Price Appreciation for
	Options/SAR’s	Employees in	Base Price	Expiration	The Option Term (4)
Name	Granted (#)(1)	Fiscal Year	($/share)(2)	Date (3)	5% ($)	10% ($)
Gregory B. Jones	8,500	29.06%	$14.50	03/01/13	$77,520	$196,435

Jerry D. Lee	5,500	18.81%	$14.50	03/01/13	$50,160	$127,105

Nathaniel F. Hughes	5,500	18.81%	$14.50	03/01/13	$50,160	$127,105

(1)	These options are granted under the “2002 Long Term Incentive Plan”.
(2)	These options were granted at fair market value at the time of the grant, are generally 100% exercisable after five years of the grant, with a vesting schedule of 30% the third year, 60% the fourth year and 100% the fifth year.
(3)	These options could expire earlier in certain situations.
(4)	The potential realizable value of the options granted in 2003 to the Executive Officers named above was calculated by multiplying those options by the excess of (a) the assumed market value at March 1, 2013 of common stock if the estimated market value of common stock were to increase 5% or 10% in each year of the option’s 10-year term over (b) the base price shown. This calculation does not take into account any taxes or other expenses, which might be owed. The 5% and 10% appreciation rates are set forth in the SEC rules and no representation is made that the common stock will appreciate at those assumed rates, or at all.

	Shares Acquired	Value	Number of Securities Underlying Unexercised Options as of 12/31/03		Value of Unexercisable, In-the Money Options at 12/31/03
	On Exercise	Realized	( # )		( $ )
Name	( # )	( $ )	Exercisable	Unexercisable	Exercisable	Unexercisable

Gregory B. Jones	0	$0	10,330	22,270	$83,519	$179,021

Jerry D. Lee	0	$0	10,330	16,270	$83,519	$133,121

Nathaniel F. Hughes	0	$0	10,330	16,270	$83,519	$133,121

(1)	Shares acquired pursuant to option grant must generally be held five years for 100% vestment, with a vesting schedule of 30% the third year, 60% the fourth year and 100% the fifth year.
(2)	Value is calculated as the difference between the estimated price of a share of common stock on December 31, 2003 ($22.15 per share) and the exercise price of the options. No value is reported if the exercise price of the options exceeded, or is equal to, the estimated market price of a share of common stock on December 31, 2003.

401(k) Plan

We have a 401(k) plan covering employees meeting certain age requirements. The plan is structured such that employees can contribute to the plan on a tax-deductible basis and have their contributions invested in various investment funds offered under the plan. The plan permits, but does not require, us to make an employer matching contribution during the plan year. Employer contributions, which represent 100% of the first 6% of an employee's salary contributed to the plan, totaled $ 104,737 in 2003.

61

1996 Cornerstone Statutory and Non-statutory Stock Option Plan

We established the 1996 Cornerstone Statutory and Non-statutory Stock Option Plan (the "Plan") during 1996 as a long-term incentive for eligible employees and directors. The total number of shares that may be issued under the plan may not exceed 205,000. Of such shares, 55,000 may be incentive stock options and the remaining 150,000 shares of stock may be nonqualified stock options. The persons eligible to receive incentive stock options under the plan are key employees and officers selected by the Human Resource Committee of our board of directors. Persons designated by the Committee who are eligible to receive nonqualified options need not be employees of the Company and generally will be non-management directors of the Company. The options are issued at the market value of our stock and are exercisable upon issue. The term of all options issued under the Plan is for 10 years. There have been 55,000 incentive stock options and 130,000 nonqualified stock options granted under the Plan. There have been 10,000 nonqualified stock options and none of the incentive stock options exercised. There are 20,000 nonqualified stock options available for issue with 120,000 remaining unexercised.

Cornerstone 2002 Long Term Incentive Plan

We established the 2002 Long Term Incentive Plan (the "Incentive Plan") with shareholder approval in April 2002 as long term incentive for eligible employees and directors. The total number of shares that may be issued under the Incentive Plan may not exceed 300,000. The Incentive Plan allows for the issuance of restricted stock, stock appreciation rights, performance awards, non-qualified stock options and incentive stock options. The persons eligible to receive grants under the Incentive Plan are key officers, employees and directors selected by the Human Resource Committee of our board of directors. The incentive stock options are issued at the market value of our stock and are exercisable after two (2) years from issuance over a three (3) year vesting period. The term of all grants are determined by the Hum an Resource Committee, but will not exceed ten (10) years. There have been 53,750 incentive stock options granted only to Company employees under the Incentive Plan through December 31, 2003.

Cornerstone Bancshares, Inc. 2004 Non-Employee Director Compensation Plan

Our board of directors established the 2004 Non-Employee Director Compensation Plan (the “Director Plan”) to provide to non-employee directors the option to receive all or part of their compensation for serving on our board of directors and on any committee of our board of directors in shares of our common stock. The total number of shares that may be issued under the Director Plan may not exceed 20,000. Shares of common stock received under the Director Plan will be issued within forty-five days of the calendar quarter in which they were earned. The number of shares delivered pursuant to the Director Plan will equal the amount of the applicable director compensation divided by the average closing price of the common stock for the five trading days immediately preceding the date on which such director compensation was earned.

Equity Compensation Plan Information as of December 31, 2003

Plan category	Number of securities to be issued upon exercise of outstanding options	Weighted average exercise price of outstanding options	Number of securities remaining available for future issuance
Equity compensation plans approved by security holders:	228,750	$11.92	266,250
Equity compensation plans not approved by security holders:	0	$0.00	0
Total:	228,750	$11.92	266,250

62

Employment Agreements

We have entered into "Executive Agreements" with three members of senior management: Gregory B. Jones, Chief Executive Officer and Chairman of the Board; Nathaniel F. Hughes, President and Chief Financial Officer; and, Jerry D. Lee, Executive Vice President and Senior Loan Officer. The original agreements were in effect for a period of three years and expired on March 2, 2002. The expiration date of each agreement has been extended until March 2, 2005.

Each agreement contains change-in-control provisions requiring a potential successor to negotiate with the employee as a condition to acquisition. The final employment agreement between the successor entity and the employee must be for a period of at least two years with a similar compensation package. If the employee is terminated, he must receive all compensation due at that time plus two years base salary. In addition all unexercised incentive stock options will become 100% vested. If such termination payment is made to the employee, he will agree not to engage in any business or activity within the Chattanooga Standard Metropolitan Statistical Area for a period of 1-year, which is directly or indirectly in competition with the successor entity.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We enter into banking and other transactions in the ordinary course of business with our directors and officers and their family members and affiliates. It is our policy that these transactions be on substantially the same terms, including price, interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated parties. We do not expect these transactions to involve more than the normal risk of collectibility nor present other unfavorable features to us. Loans to individual directors and officers must also comply with our bank’s lending policies and statutory lending limits, and directors with a personal interest in any loan application are excluded from the consideration of their loan application. We intend for all of our transactions with our directors, officers, and other affiliates to be on terms no less favorable to us than could be obtained from an unaffiliated third party and to be approved by a majority of our disinterested directors.

WHERE TO FIND MORE INFORMATION ABOUT US

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the 1933 Act with respect to the shares offered by this prospectus. This prospectus, filed as a part of the registration statement, does not contain certain information contained in Part II of the registration statement or filed as exhibits to the registration statement. We refer you to the registration statement and exhibits which may be inspected and copied at the Public Reference Department of the Commission, 450 5th Street, NW, Washington, D.C. 20549, at prescribed rates. You can contact the Commission’s Public Reference Department at (800) SEC-0330. The registration statement and exhibits also are available for viewing at and downloading from the EDGAR loc ation within the SEC’s internet website (http://www.sec.gov).

We are subject to the information requirements of the Securities Exchange Act of 1934. We file with the SEC periodic reports on Forms 10-KSB, 10-QSB and 8-K, and proxy statements, and our officers and directors file reports of stock ownership on Forms 3, 4 and 5. These filings may be viewed and downloaded from the SEC’s internet website (http://www.sec.gov). We intend to send annual reports containing audited financial statements to the shareholders.

63

FINANCIAL STATEMENTS

For the Three and Six Months Ended June 30, 2004

CONSOLIDATED BALANCE SHEET	Unaudited		Unaudited
	June 30,	December 31,	June 30,
ASSETS	2004	2003	2003

Cash and due from banks	$5,527,775	$7,071,075	$6,600,841
Due from banks time deposits	—	—	—
Federal funds sold	1,615,000	3,060,000	—
Investment securities available for sale	29,581,173	24,825,961	23,506,072
Investment securities held to maturity	548,405	640,651	812,394
Federal Home Loan Bank stock	837,600	582,300	576,800
Loans, less allowance for loan loss	181,411,545	155,278,321	141,579,121
Premises and equipment, net	5,812,386	4,292,566	3,903,529
Accrued interest receivable	973,038	938,763	814,074
Excess cost over fair value of assets acquired	2,541,476	2,541,476	2,541,476
Other assets	1,755,859	1,765,604	1,625,990

Total Assets	$230,604,257	$200,996,717	$181,960,297

LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits
Noninterest-bearing	$29,185,040	$22,326,841	$19,704,610
NOW accounts	31,694,528	28,513,598	23,331,500
Savings deposits and money market accounts	31,375,663	27,712,339	25,188,406
Time deposits of $100,000 or more	24,556,498	22,264,211	18,873,926
Time deposits of less than $100,000	62,333,982	58,535,286	50,464,275

Total deposits	179,145,711	159,352,275	137,562,716
Federal funds purchased and securites sold under
agreement to repurchase	3,561,501	6,084,078	9,902,394
Federal Home Loan Bank Advance and note payable	29,150,000	17,400,000	17,000,000
Accrued interest payable	70,194	102,163	92,184
Other liabilities	873,645	1,154,700	1,278,363

Total Liabilities	212,801,051	184,093,216	165,835,657

Stockholders' Equity
Common stock	1,243,617	1,243,167	1,243,167
Additional paid-in capital	12,193,318	12,183,868	12,183,868
Retained Earnings	4,441,796	3,295,884	2,440,563
Accumulated other comprehensive income	(75,525)	180,582	257,042

Total Stockholders' Equity	17,803,206	16,903,501	16,124,640

Total liabilities and stockholders equity	$230,604,257	$200,996,717	$181,960,297

64

CONSOLIDATED STATEMENTS OF INCOME	Unaudited Three months ended June 30		Unaudited Six months ended June 30,
	2004	2003	2004	2003
INTEREST INCOME
Interest and fees on loans	$3,153,715	$2,529,795	$5,998,503	$4,915,004
Interest on investment securities	248,835	267,548	479,944	503,648
Interest on federal funds sold	1,168	1,649	2,739	15,134
Interest on other earning assets	589	5,031	1,016	10,210

Total interest income	3,404,307	2,804,023	6,482,203	5,443,997

INTEREST EXPENSE
Interest bearing demand accounts	27,646	19,821	51,234	38,694
Money market accounts	93,958	82,095	176,911	150,332
Savings accounts	9,275	12,771	18,308	29,202
Time deposits of less than $100,000	343,422	374,359	717,262	791,694
Time deposits of $100,000 or more	127,989	156,406	266,292	317,145
Federal funds purchased	12,468	11,836	16,754	16,235
Securities sold under agreements to repurchase	7,288	6,629	10,803	10,670
Other borrowings	195,933	141,421	367,872	263,495

Total interest expense	817,978	805,337	1,625,435	1,617,468

Net interest income	2,586,329	1,998,686	4,856,768	3,826,529
Provision for loan losses	250,000	50,000	410,000	155,000

Net interest income after the provision for loan losses	2,336,329	1,948,686	4,446,768	3,671,529

NONINTEREST INCOME
Service charges on deposit accounts	177,886	164,135	343,289	309,639
Net securities gains (losses)	—	—	—	—
Other income	150,628	125,033	332,840	265,040

Total noninterest income	328,514	289,168	676,129	574,679

NONINTEREST EXPENSE
Salaries and employee benefits	1,012,390	811,936	1,923,099	1,555,977
Occupancy and equipment expense	200,805	172,500	433,931	335,550
Other operating expense	432,783	440,709	893,156	887,309

Total noninterest expense	1,645,977	1,425,145	3,250,185	2,778,836

Income before provision for income taxes	1,018,866	812,709	1,872,712	1,467,372
Provision for income taxes	396,300	312,500	726,800	565,150

NET INCOME	$622,566	$500,209	$1,145,912	$902,222

Basic net income per common share	0.50	0.40	0.92	0.73
Diluted net income per common share	0.46	0.38	0.84	0.69
Dividends declared per common share	—	—	—	—

65

CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Six Months Ended June 30

	2004	2003

Cash flows from operating activities:
Net income	$1,145,912	$902,222
Adjustments to reconcile net income
to net cash provided by operating actvities:
Provision for loan losses	$410,000	$155,000
Net Charge-offs	(432,535)	81,582
Depreciation and amortization	244,319	145,812
Accrued interest receivable	(34,275)	(134,476)
Accrued interest payable	(31,969)	(29,086)
Changes in other assets and liabilities	(2,021,310)	505,025

Net cash provided by operating activities	(719,858)	1,626,079

Cash flows from investing activities:
Purchase of investment securities: AFS	(15,947,752)	(10,527,143)
Purchase of investment securities: HTM
Proceeds from security transactions: AFS	10,988,446	7,814,990
Proceeds from security transactions: HTM	96,070	211,129
Purchase of due from banks time deposits
Net increase in loans	(26,434,114)	(18,719,125)
Purchase of bank premises and equipment	(1,741,952)	(108,816)

Net cash used in investing activities	(33,039,302)	(21,328,965)

Cash flows from financing activities:
Net increase in deposits	19,793,436	7,116,392
Net increase in securities sold under agreements to repurchase	(2,522,577)	6,399,255
Net increase of FHLB advances and other borrowings	13,500,000	7,400,000
Issuance of common stock

Net cash provided by financing activities	30,770,859	20,915,647

Net decrease in cash and cash equivalents	(2,988,300)	1,212,761

Cash and cash equivalents beginning of period	10,131,075	5,388,080

Cash and cash equivalents end of period	$7,142,775	$6,600,841

66

Cornerstone Bancshares, Inc and Subsidiary
Consolidated Statement of Changes in Stockholders' Equity
June 30, 2004

					Accumulated
			Additional	Retained	Other	Total
	Comprehensive	Common	Paid-in	Earnings	Comprehensive	Stockholders'
	Income	Stock	Capital	(Deficit)	Income	Equity

BALANCE, December 31, 2003		1,243,167	12,183,868	3,295,884	180,582	16,903,501
Redemption of Common Stock		—	—	—	—	—
Issuance of Common Stock		450	9,450	—	—	9,900
Comprehensive Income:
Net Income	1,145,912	—	—	1,145,912	—	1,145,912
Other comprehensive income, net of tax:
Unrealized holding gains (losses) on
securities available for sale, net of
reclassification adjustment	(256,107)	—	—	—	(256,107)	(256,107)

Total comprehensive income	889,805

BALANCE, June 30, 2004		1,243,617	12,193,318	4,441,796	(75,525)	17,803,206

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
CORNERSTONE BANCSHARES, INC.
PRESENTATION OF FINANCIAL INFORMATION

The 2004 financial information in this report has not been audited. The information included herein should be read in conjunction with the notes to the consolidated financial statements included in the 2003 Annual Report to Shareholders which was furnished to each shareholder of Cornerstone Bancshares, Inc. (“Cornerstone”) in March of 2004. The consolidated financial statements presented herein conform to generally accepted accounting principles and to general industry practices.

Consolidation

The accompanying consolidated financial statements include the accounts of Cornerstone and its subsidiary Cornerstone Community Bank (the “Bank”).

Substantially all intercompany transactions, profits and balances have been eliminated.

Accounting Policies

During interim periods, Cornerstone follows the accounting policies set forth in its 10-KSB for the year ended December 31, 2003, as filed with the Securities and Exchange Commission. Since December 31, 2003, there have been no changes in any accounting principles or practices, or in the method of applying any such principles or practices.

Interim Financial Data (Unaudited)

In the opinion of Cornerstone’s management, the accompanying interim financial statements contain all material adjustments, consisting only of normal recurring adjustments necessary to present fairly the financial condition, the results of operations, and cash flows for the interim period. Results for interim periods are not necessarily indicative of the results to be expected for a full year.

Earnings Per Common Share

Basic earnings per share (“EPS”) is computed by dividing income available to common shareholders (numerator) by the number of common shares outstanding (denominator). Diluted EPS is computed by dividing income available to common shareholders (numerator) by the adjusted number of shares outstanding (denominator). The adjusted number of shares outstanding reflects the potential dilution occurring if securities or other contracts to issue common stock were exercised or converted into common stock resulting in the issuance of common stock that share in the earnings of the entity.

67

Stock Based Compensation

The company has two stock-based compensation plans. The company applies the recognition and measurement principles of APB Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for those plans. No stock-based employee compensation is reflected in net income as all options granted under these plans have an exercise price equal to or above the market value of the underlying common stock on the date of the grant. The following table illustrates the effect on net income and earnings per share if the company had applied the fair value recognition provisions of FASB Statement No. 123, "Accounting for Stock-Based Compensation," to stock-based compensation.

	Jun-04	Dec-03	Jun-03	Dec-02

Net Income, as reported	$1,145,911	$1,881,859	$902,222	$1,061,423

Deduct: Total Stock-based employee
compensation expense determined under
fair value method for all awards, net of
the related tax effects	($24,734)	($36,962)	($18,481)	($21,348)

Pro Forma Net Income	$1,121,177	$1,844,897	$883,741	$1,040,075

Earnings Per Share:
Basic-as reported	$0.92	$1.52	$0.73	$0.86
Basic-pro forma	$0.90	$1.49	$0.71	$0.84

Diluted-as reported	$0.84	$1.41	$0.69	$0.83
Diluted-pro forma	$0.82	$1.39	$0.67	$0.81

Stock Amounts
Common Stock Issued	1,243,617	1,239,578	1,239,578	1,233,167

Off-Balance Sheet Arrangements

The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include standby letters of credit and various commitments to extend credit. At June 30, 2004, commitments under standby letters of credit and undisbursed loan commitments aggregated $40,674,990. The Bank’s credit exposure for these financial instruments is represented by their contractual amounts. The Bank does not anticipate any material losses as a result of the commitments under standby letters of credit and undisbursed loan commitments.

68

Forward-Looking Statements

Certain written and oral statements made by or with the approval of an authorized executive officer of Cornerstone may constitute “forward-looking statements” as defined under the Private Securities Litigation Reform Act of 1995. Words or phrases such as “should result,” “are expected to,” “we anticipate,” “we estimate,” “we project” or similar expressions are intended to identify forward-looking statements. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from Cornerstone’s historical experience and its present expectations or projections. These risks and uncertainties include, but are not limited to, unanticipated economic changes, interest rate fluctuations and the impact of competition. Caution should be taken not to place undue reliance on any such forward-looking statements since such statements speak only as of the date they are made.

69

For the Fiscal Year Ended December 31, 2002 and December 31, 2003

Report of Independent Certified Public Accountants

To the Stockholders and
Board of Directors
Cornerstone Bancshares, Inc.
Chattanooga, Tennessee

We have audited the accompanying consolidated balance sheets of Cornerstone Bancshares, Inc. and subsidiary as of December 31, 2003 and 2002, and the related consolidated statements of income, changes in stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2003.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Cornerstone Bancshares, Inc. and subsidiary as of December 31, 2003 and 2002, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

HAZLETT, LEWIS & BIETER, PLLC

Chattanooga, Tennessee
January 16, 2004

70

CORNERSTONE BANCSHARES,  INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS
December 31, 2003 and 2002

	2003	2002
ASSETS

Cash and due from banks	$7,071,075	$4,928,080
Federal funds sold	3,060,000	460,000
Cash and cash equivalents	10,131,075	5,388,080

Securities available for sale	24,825,961	21,174,980
Securities held to maturity	640,651	1,024,726
Federal Home Loan Bank stock, at cost	582,300	506,100
Loans, net of allowance for loan losses	155,278,321	123,096,578
Bank premises and equipment, net	4,292,566	3,953,293
Accrued interest receivable	938,763	679,598
Goodwill	2,541,476	2,541,476
Other assets	1,765,604	1,537,390

Total assets	$200,996,717	$159,902,221

LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits:
Noninterest-bearing demand deposits	$22,326,841	$20,585,758
Interest-bearing demand deposits	28,513,598	19,484,709
Savings deposits and money market accounts	27,712,339	21,007,269
Time deposits of $100,000 or more	22,264,211	18,863,337
Time deposits under $100,000	58,535,286	50,505,251

Total deposits	159,352,275	130,446,324

Accrued interest payable	102,163	121,270
Federal funds purchased and securities sold under agreements to repurchase	6,084,078	3,503,139
Federal Home Loan Bank advances and note payable	17,400,000	10,000,000
Other liabilities	1,154,700	684,738

Total liabilities	184,093,216	144,755,471

Stockholders' equity:
Preferred stock - no par value; 2,000,000 shares authorized; no shares issued	—	—
Common stock - $1.00 par value; 2,000,000 shares authorized; shares issued and outstanding - 1,243,167 in 2003 and 1,233,167 in 2002	1,243,167	1,233,167
Additional paid-in capital	12,183,868	12,093,868
Retained earnings	3,295,884	1,538,341
Accumulated other comprehensive income	180,582	281,374

Total stockholders' equity	16,903,501	15,146,750

Total liabilities and stockholders' equity	$200,996,717	$159,902,221

The Notes to Consolidated Financial Statements are an integral part of these statements.

71

CORNERSTONE BANCSHARES,  INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME
Years Ended December 31, 2003, 2002 and 2001

	2003	2002	2001

INTEREST INCOME
Loans	$10,326,391	$8,544,465	$8,150,944
Securities and interest-bearing deposits in other banks	980,062	1,123,648	1,260,705
Federal funds sold	19,965	34,179	168,433

Total interest income	11,326,418	9,702,292	9,580,082

INTEREST EXPENSE
Time deposits of $100,000 or more	606,162	730,832	1,116,118
Other deposits	1,981,634	2,227,329	3,251,454
Federal funds purchased and securities sold under agreements to repurchase	54,947	26,939	61,795
Federal Home Loan Bank advances and note payable	568,056	323,540	112,738

Total interest expense	3,210,799	3,308,640	4,542,105

Net interest income before provision for loan losses	8,115,619	6,393,652	5,037,977

Provision for loan losses	545,000	683,434	435,000

Net interest income after provision for loan losses	7,570,619	5,710,218	4,602,977

NONINTEREST INCOME
Service charges	888,805	734,102	637,123
Other noninterest income	59,615	67,962	54,812
Net gains from sale of loans and securities	293,453	200,094	197,645

Total noninterest income	1,241,873	1,002,158	889,580

NONINTEREST EXPENSES
Salaries and employee benefits	3,325,470	2,630,544	2,236,728
Net occupancy and equipment expense	375,713	348,740	314,298
Other operating expenses	2,039,650	2,004,078	1,998,906

Total noninterest expenses	5,740,833	4,983,362	4,549,932

Income before income tax expense	3,071,659	1,729,014	942,625

Income tax expense	1,189,800	667,591	373,013

Net income	$1,881,859	$1,061,423	$569,612

EARNINGS PER COMMON SHARE
Basic	$1.52	$.86	$.47
Diluted	1.41	.83	.46

The Notes to Consolidated Financial Statements are an integral part of these statements.

72

CORNERSTONE BANCSHARES,  INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’  EQUITY
Years Ended December 31, 2003, 2002 and 2001

	Comprehensive Income	Total Stockholders’ Equity	Common Stock	Additional Paid-in Capital	Retained Earnings (Deficit)	Accumulated Other Comprehensive Income

BALANCE, December 31, 2000		$12,518,161	$1,166,129	$11,322,276	$(92,694)	$122,450

Issuance of common stock		838,630	67,038	771,592	—	—

Comprehensive income:
Net income	$569,612	569,612	—	—	569,612	—

Other comprehensive income, net of tax:
Unrealized holding gains (losses) on securities available for sale, net of reclassification adjustment	152,932	152,932	—	—	—	152,932

Total comprehensive income	$722,544

BALANCE, December 31, 2001		14,079,335	1,233,167	12,093,868	476,918	275,382

Comprehensive income:
Net income	$1,061,423	1,061,423	—	—	1,061,423	—

Other comprehensive income, net of tax:
Unrealized holding gains (losses) on securities available for sale, net of reclassification adjustment	5,992	5,992	—	—	—	5,992

Total comprehensive income	$1,067,415

BALANCE, December 31, 2002		$15,146,750	$1,233,167	$12,093,868	$1,538,341	$281,374

73

	Comprehensive Income	Total Stockholders’ Equity	Common Stock	Additional Paid-in Capital	Retained Earnings (Deficit)	Accumulated Other Comprehensive Income

BALANCE, December 31, 2002		$15,146,750	$1,233,167	$12,093,868	$1,538,341	$281,374

Issuance of common stock		100,000	10,000	90,000	—	—

Dividends - $.10 per share		(124,316)	—	—	(124,316)	—

Comprehensive income:
Net income	$1,881,859	1,881,859	—	—	1,881,859	—

Other comprehensive income, net of tax:
Unrealized holding gains (losses) on securities available for sale, net of reclassification adjustment	(100,792)	(100,792)	—	—	—	(100,792)

Total comprehensive income	$1,781,067

BALANCE, December 31, 2003		$16,903,501	$1,243,167	$12,183,868	$3,295,884	$180,582

The Notes to Consolidated Financial Statements are an integral part of these statements.

74

CORNERSTONE BANCSHARES, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS
Years Ended December 31, 2003, 2002 and 2001

	2003	2002	2001
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$1,881,859	$1,061,423	$569,612
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	390,383	278,372	399,045
Provision for loan losses	545,000	683,434	435,000
Gains on sales of securities and loans	(293,453)	(200,094)	(197,645)
Deferred income taxes	(272,751)	(54,873)	52,877
Changes in other operating assets and liabilities:
Net change in loans held for sale	2,486,457	1,308,199	115,471
Accrued interest receivable	(259,165)	74,995	94,546
Accrued interest payable	(19,107)	(87,573)	25,009
Other assets and liabilities	235,048	136,720	(92,586)

Net cash provided by operating activities	4,694,271	3,200,603	1,401,329

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from security transactions:
Securities available for sale	20,475,056	12,117,007	5,607,875
Securities held to maturity	386,892	1,167,259	1,797,499
Purchase of securities available for sale	(24,394,458)	(14,255,030)	(8,373,659)
Net increase in loans	(35,029,960)	(21,264,952)	(21,505,706)
Purchase of bank premises and equipment	(630,746)	(265,739)	(620,074)
Proceeds from sale of other real estate and other assets	255,050	342,504	611,748

Net cash used in investing activities	(38,938,166)	(22,158,951)	(22,482,317)

CASH FLOWS FROM FINANCING ACTIVITIES
Net increase in deposits	28,905,951	11,297,034	17,899,391
Increase (decrease) in federal funds purchased and securities sold under repurchase agreements	2,580,939	(1,080,386)	1,439,233
Proceeds from Federal Home Loan Bank advances	7,000,000	6,000,000	2,000,000
Proceeds from note payable	400,000	—	—
Issuance of common stock	100,000	—	838,630

Net cash provided by financing activities	38,986,890	16,216,648	22,177,254

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	4,742,995	(2,741,700)	1,096,266

CASH AND CASH EQUIVALENTS, beginning of year	5,388,080	8,129,780	7,033,514

CASH AND CASH EQUIVALENTS, end of year	$10,131,075	$5,388,080	$8,129,780

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the period for interest	$3,229,906	$3,396,213	$4,517,096
Cash paid during the period for taxes	1,316,985	672,309	388,262

NONCASH INVESTING AND FINANCING ACTIVITIES
Acquisition of real estate through foreclosure	$104,261	$195,787	$863,092
Transfer of other real estate to bank premises	—	230,019	—

The Notes to Consolidated Financial Statements are an integral part of these statements.

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CORNERSTONE BANCSHARES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2003, 2002, 2001

Note 1.                      Summary of Significant Accounting Policies

The accounting and reporting policies of Cornerstone Bancshares, Inc. and subsidiary (Company) conform with generally accepted accounting principles and practices within the banking industry.  The policies that materially affect financial position and results of operations are summarized as follows:

Nature of operations and geographic concentration:

The Company is a bank-holding company which owns all of the outstanding common stock of Cornerstone Community Bank (Bank).  The Bank provides a variety of financial services through four locations in Chattanooga, Tennessee.  The Bank’s primary deposit products are demand deposits, savings accounts, and certificates of deposit.  Its primary lending products are commercial loans, real estate loans, and installment loans.

Principles of consolidation:

The consolidated financial statements include the accounts of the Company and the Bank.  All material intercompany accounts and transactions have been eliminated in consolidation.

Goodwill:

Goodwill represents the excess of the cost of the Company’s 1997 purchase of the net assets of the Bank of East Ridge over the underlying book value of such net assets at the date of acquisition.  The Company adopted the provisions of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” in 2002, which requires that goodwill and other intangible assets deemed to have an indefinite life not be amortized.  Goodwill is tested annually for impairment.  If the carrying value of goodwill exceeds the fair value, a write-down is recorded.  No impairment loss was recognized during 2003 or 2002.

Through December 31, 2001, goodwill was amortized over 25 years using the straight-line method.  Amortization expense for the year ended December 31, 2001, amounted to $121,023, net of tax.  The pro forma effect on earnings per share (EPS) for 2001 would result in an increase in basic and diluted EPS of $.10.

Use of estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

The determination of the adequacy of the allowance for loan losses is based on estimates that are particularly susceptible to significant changes in the economic environment and market conditions. In connection with the determination of the estimated losses on loans, management obtains independent appraisals for significant collateral.

The Bank’s loans are generally secured by specific items of collateral including real property, consumer assets, and business assets.  Although the Bank has a diversified loan portfolio, a substantial portion of its debtors’ ability to honor their contracts is dependent on local economic conditions.

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While management uses available information to recognize losses on loans, further reductions in the carrying amounts of loans may be necessary based on changes in local economic conditions.  In addition, regulatory agencies, as an integral part of their examination process, periodically review the estimated losses on loans.  Such agencies may require the Bank to recognize additional losses based on their judgments about information available to them at the time of their examination.  Because of these factors, it is reasonably possible that the estimated losses on loans may change materially in the near term.  However, the amount of the change that is reasonably possible cannot be estimated.

Securities:

Debt securities are classified as held to maturity when the Bank has the positive intent and ability to hold the securities to maturity.  Securities held to maturity are carried at amortized cost.  The amortization of premiums and accretion of discounts are recognized in interest income using methods approximating the interest method over the period to maturity.

Debt securities not classified as held to maturity are classified as available for sale. Securities available for sale are carried at market value with unrealized gains and losses reported in other comprehensive income.  Realized gains (losses) on securities available for sale are included in other income (expense) and, when applicable, are reported as a reclassification adjustment, net of tax, in other comprehensive income.  Gains and losses on sales of securities are determined on the specific-identification method.

Declines in the market value of individual held to maturity and available for sale securities below their cost that are other than temporary result in write-downs of the individual securities to their market value.  The related write-downs are included in earnings as realized losses.

Loans:
Loans are stated at unpaid principal balances, less the allowance for loan losses and net deferred loan fees.

Loan origination and commitment fees, as well as certain direct origination costs, are deferred and amortized as a yield adjustment over the lives of the related loans using the interest method.  Amortization of deferred loan fees is discontinued when a loan is placed on nonaccrual status.

The accrual of interest on real estate and commercial loans is discontinued at the time the loan is 90 days delinquent unless the credit is well-secured and in process of collection.  Installment loans and other personal loans are typically charged off no later than 120 days past due.  In all cases, loans are placed on nonaccrual or charged off at an earlier date if collection of principal or interest is considered doubtful.

All interest accrued but not collected for loans that are placed on nonaccrual or charged off is reversed against interest income.  The interest on these loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual.  Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Allowance for loan losses:

The allowance for loan losses is maintained at a level which, in management’s judgment, is adequate to absorb credit losses inherent in the loan portfolio.  The amount of the allowance is based on management’s evaluation of the collectibility of the loan portfolio, including the nature of the portfolio, credit concentrations, trends in historical loss experience, specific impaired loans, economic conditions, and other risks inherent in the portfolio.  Allowances for impaired loans are generally determined based on collateral values or the present value of estimated cash flows.  Although management uses available information to recognize losses on loans, because of uncertainties associated with local economic conditions, collateral values, and future cash flows on impaired loans, it is reasonably possible that a material change could occur in the allowance for loan losses in the near term.  However, the amount of the change that is reasonably possible cannot be estimated.  The allowance is increased by a provision for loan losses, which is charged to expense and reduced by charge-offs, net of recoveries.  Changes in the allowance relating to impaired loans are charged or credited to the provision for loan losses.

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Premises and equipment:

Land is carried at cost.  Other premises and equipment are carried at cost net of accumulated depreciation.  Depreciation is computed using the straight-line and the declining balance methods based principally on the estimated useful lives of the assets. Maintenance and repairs are expensed as incurred while major additions and improvements are capitalized.  Gains and losses on dispositions are included in current operations.

Other real estate owned:

Real estate properties acquired through or in lieu of loan foreclosure are initially recorded at the lower of the Bank’s carrying amount or fair value less estimated selling cost at the date of foreclosure.  Any write-downs based on the asset’s fair value at the date of acquisition are charged to the allowance for loan losses.  After foreclosure, these assets are carried at the lower of their new cost basis or fair value less cost to sell.  Costs of significant property improvements are capitalized, whereas costs relating to holding property are expensed.  The portion of interest costs relating to development of real estate is capitalized.  Valuations are periodically performed by management, and any subsequent write-downs are recorded as a charge to operations, if necessary, to reduce the carrying value of a property to the lower of its cost or fair value less cost to sell.

Income taxes:

Income taxes are provided for the tax effects of the transactions reported in the financial statements and consist of taxes currently due plus deferred income taxes related primarily to differences between the basis of the allowance for loan losses and accumulated depreciation.  The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.  Deferred tax assets and liabilities are reflected at income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled.  As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

Statements of cash flows:

The Bank considers all cash and amounts due from depository institutions, interest-bearing deposits in other banks, and federal funds sold to be cash equivalents for purposes of the statements of cash flows.

Stock-based compensation:

At December 31, 2003, the Company has two stock-based compensation plans, which are described fully in Note 13.  The company applies the recognition and measurement principles of APB Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations in accounting for those plans.  No stock-based employee compensation is reflected in net income as all options granted under these plans had an exercise price equal to or above the market value of the underlying common stock on the date of the grant.  The following table illustrates the effect on net income and earnings per share if the company had applied the fair value recognition provisions of FASB Statement No. 123, “Accounting for Stock-Based Compensation,” to stock-based compensation.

	2003	2002	2001

Net income, as reported	$1,881,859	$1,061,423	$569,612
Deduct: Total stock-based employee compensation expense determined under fair value method for all awards, net of the related tax effects	(36,962)	(21,348)	(7,309)

Pro forma net income	$1,844,897	$1,040,075	$562,303

Earnings per share:
Basic-as reported	$1.52	$0.86	$0.47
Basic-pro forma	$1.49	$0.84	$0.46

Diluted-as reported	$1.41	$0.83	$0.46
Diluted-pro forma	$1.39	$0.81	$0.45

Advertising costs:

The company expenses all advertising costs as incurred.  Advertising expense was $33,146, $31,258, and $56,274 for the years ended December 31, 2003, 2002 and 2001, respectively.

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Note 2.                      Securities

Securities have been classified in the balance sheet according to management’s intent as either securities held to maturity or securities available for sale.

The amortized cost and approximate market value of securities at December 31, 2003 and 2002, is as follows:

	2003
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Market Value
Securities available for sale:
U.S. Government agencies and corporations	$10,973,538	$114,438	$(184)	$11,087,792

State and municipal securities	1,371,059	82,500	—	1,453,559

Mortgage-backed securities	11,172,048	50,214	(14,646)	11,207,616

Corporate debt securities	1,035,706	41,288	—	1,076,994

	$24,552,351	$288,440	$(14,830)	$24,825,961

Securities held to maturity:
Mortgage-backed securities	$640,651	$9,042	$(1,614)	$648,079

	2002
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Market Value
Securities available for sale:
U.S. Government agencies and corporations	$9,963,857	$312,203	$—	$10,276,060

State and municipal securities	1,372,263	65,883	—	1,438,146

Mortgage-backed securities	8,355,923	38,888	(602)	8,394,209

Corporate debt securities	1,056,613	9,952	—	1,066,565

	$20,748,656	$426,926	$(602)	$21,174,980

Securities held to maturity:
Mortgage-backed securities	$1,024,726	$19,279	$(1,722)	$1,042,283

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At December 31, 2003 and 2002, securities with a carrying value of approximately $13,263,000 and $11,520,000, respectively, were pledged to secure public deposits and for other purposes required or permitted by law.

At December 31, 2003 and 2002, the carrying amount of securities pledged to secure repurchase agreements was approximately $4,901,000 and $2,625,000, respectively.

The amortized cost and estimated market value of securities at December 31, 2003, by contractual maturity, are shown below.  Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Securities Available for Sale		Securities Held to Maturity
	Amortized Cost	Market Value	Amortized Cost	Market Value
Due in one year or less	$2,998,607	$3,038,203	$—	$—
Due from one year to five years	8,138,618	8,267,916	—	—
Due from five years to ten years	1,719,769	1,757,976	—	—
Due after ten years	523,309	554,250	—	—

	13,380,303	13,618,345	—	—

Mortgage-backed securities	11,172,048	11,207,616	640,651	648,079

	$24,552,351	$24,825,961	$640,651	$648,079

For the years ended December 31, 2003 and 2002, there were no sales of securities available for sale.  Proceeds from the sale of securities available for sale for the year ended December 31, 2001, amounted to $2,104,740.  The Bank had gross realized gains of $83,705, in 2001.  There were no gross realized losses in 2001.

Note 3.                      Loans and Allowance for Loan Losses

At December 31, 2003 and 2002, the Bank’s loans consist of the following (in thousands):

	2003	2002
Mortgage loans on real estate:
Residential 1-4 family	$14,821	$16,584
Residential multifamily (5 or more)	7,036	7,005
Commercial	56,527	41,926
Construction	24,081	20,517
Second mortgages	2,130	2,488
Equity lines of credit	4,198	2,254

	108,793	90,774

Commercial loans	42,420	28,034

Consumer installment loans:
Personal	5,821	5,643
Credit cards	255	237

	6,076	5,880

Total loans	157,289	124,688
Less: Allowance for loan losses	(2,011)	(1,591)

Loans, net	$155,278	$123,097

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A summary of transactions in the allowance for loan losses for the years ended December 31, 2003, 2002 and 2001, is as follows:

	2003	2002	2001

Balance, beginning of year	$1,591,152	$1,322,152	$1,141,869

Provision for loan losses	545,000	683,434	435,000
Loans charged-off	(334,884)	(497,070)	(403,417)
Recoveries of loans previously charged-off	210,061	82,636	148,700

Balance, end of year	$2,011,329	$1,591,152	$1,322,152

The Bank’s only significant concentration of credit at December 31, 2003, occurred in real estate loans which totaled approximately $108,906,000.  While real estate loans accounted for 69 percent of total loans, these loans were primarily residential development and construction loans, residential mortgage loans, and commercial loans secured by commercial properties.  Substantially all real estate loans are secured by properties located in Tennessee.

In the normal course of business, the Bank makes loans to executive officers and directors and their affiliates of the Bank on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other borrowers.  Loans to executive officers, principal shareholders, and directors and their affiliates were approximately $750,000 and $1,004,000 at December 31, 2003 and 2002, respectively.

Impaired loans without a valuation allowance were insignificant in relation to the Bank’s loan portfolio at December 31, 2003 and 2002.

Interest income recognized on impaired loans was insignificant to total interest income on loans for each of the years ending December 31, 2003, 2002 and 2001.

Note 4.                      Bank Premises and Equipment

A summary of bank premises and equipment at December 31, 2003 and 2002, is as follows:

	2003	2002

Land	$1,685,568	$1,685,568
Buildings and improvements	2,225,759	2,081,352
Furniture, fixtures and equipment	1,865,498	1,395,267
	5,776,825	5,162,187
Accumulated depreciation	(1,484,259)	(1,208,894)

	$4,292,566	$3,953,293

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Depreciation expense for the years ended December 31, 2003, 2002 and 2001, amounted to $288,637, $270,233 and $259,483, respectively.

Certain bank facilities and equipment are leased under various operating leases.  Total rent expense for the years ended December 31, 2003, 2002 and 2001, was $166,318, $141,729 and $113,571, respectively.

Future minimum rental commitments under noncancelable leases are as follows:

2004	$110,599
2005	43,180
2006	21,881
2007	8,722

Total	$184,382

Note 5.                      Time Deposits

At December 31, 2003, the scheduled maturities of time deposits are as follows:

2004	$64,531,603
2005	10,288,834
2006	5,288,189
2007	121,099
2008	569,772

Total	$80,799,497

Note 6.                      Income Taxes

The Company files consolidated income tax returns with its subsidiary.  Under the terms of a tax-sharing agreement, the subsidiary’s allocated portion of the consolidated tax liability is computed as if it were reporting income and expenses to the Internal Revenue Service as a separate entity.

Income tax expense in the statements of income for the years ended December 31, 2003, 2002 and 2001, consists of the following:

	2003	2002	2001

Current tax expense	$1,462,551	$722,464	$320,136
Deferred tax expense (benefit) related to:
Provision for loan losses	(133,011)	(59,877)	(18,679)
Net operating loss carryforward	—	—	26,700
Deferred loan origination fees	(157,606)	(41,980)	(7,764)
Other	17,866	46,984	52,620

Income tax expense	$1,189,800	$667,591	$373,013

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The income tax expense is different from the expected tax expense computed by multiplying income before income tax expense by the statutory federal income tax rates.  The reasons for this difference are as follows:

	2003	2002	2001

Expected tax at statutory rates	$1,044,364	$587,865	$320,492
Increase (decrease) resulting from tax effect of:
State income taxes, net of federal tax benefit	131,774	74,175	37,328
Nondeductible amortization	—	—	45,989
Other	13,662	5,551	(30,796)

Income tax expense	$1,189,800	$667,591	$373,013

Deferred tax assets recognized for deductible temporary differences totaled approximately $868,908 at December 31, 2003 and $539,183 at December 31, 2002.  Deferred tax liabilities for taxable temporary differences totaled approximately $387,415 at December 31, 2003 and $439,931 at December 31, 2002.

Note 7.                      Federal Home Loan Bank Advances and Note Payable

The Bank has agreements with the Federal Home Loan Bank of Cincinnati (FHLB) that can provide convertible fixed rate advances to the Bank in an amount up to $17,000,000.  All of the Bank’s loans secured by first mortgages on 1-4 family residential properties are pledged as collateral for these advances.

At December 31, 2003 and 2002, FHLB advances consist of the following:

	2003	2002

Long-term advance dated December 27, 2000, requiring monthly interest payments, fixed at 5.00% until conversion option is exercised, principal due in December 2010	$2,000,000	$2,000,000

Long-term advance dated November 1, 2001, requiring monthly interest payments, fixed at 3.94% until November 2006, principal due in November 2011	2,000,000	2,000,000

Long-term advance dated February 22, 2002, requiring monthly interest payments, fixed at 3.96% until February 2005, principal due in February 2012	2,000,000	2,000,000

Long-term advance dated April 26, 2002, requiring monthly interest payments, fixed at 4.11% until April 2005, principal due in April 2012	$2,000,000	$2,000,000

Long-term advance dated September 13, 2002, requiring monthly interest payments, fixed at 3.51% until September 2007, principal due in September 2012	2,000,000	2,000,000

Long-term advance dated January 17, 2003, requiring monthly interest payments, fixed at 2.61% until January 2006, principal due in January 2013	4,000,000	—

Long-term advance dated April 25, 2003, requiring monthly interest payments, fixed at 2.41% until April 2006, principal due in April 2013	3,000,000	—

	$17,000,000	$10,000,000

During the fixed rate term of the above advances, the advances may be prepaid subject to a prepayment penalty as defined in the agreements.  The FHLB has the right to convert the fixed rate on the above advances at the end of the initial fixed rate period and on a quarterly basis thereafter.  If the conversion option is exercised, the advances will bear interest at the three-month London Interbank Offered Rate (LIBOR) adjusted quarterly at a spread of zero basis points to the LIBOR index.  Subsequent to any conversion, the Bank has the option to prepay the advances, in full or in part, without penalty on the conversion date or any subsequent quarterly repricing date.

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During 2002, the Company established a $2,500,000 line of credit with a bank that is secured by a pledge of the Bank’s common stock and bears interest at 1.50% above the one month LIBOR, due in quarterly installments.  The total borrowings on the line of credit amounted to $400,000 at December 31, 2003.  The line of credit and the outstanding payable balance mature on February 28, 2004.

Note 8.                      Employee Benefit Plan

The Bank has a 401(k) employee benefit plan covering substantially all employees who have completed at least 30 days of service and met minimum age requirements.  The Bank’s contribution to the plan is discretionary and was $104,737 for 2003, $37,084 for 2002 and $14,752 for 2001.

Note 9.                      Financial Instruments With Off-Balance-Sheet Risk

In the normal course of business, the Bank has outstanding commitments and contingent liabilities, such as commitments to extend credit and standby letters of credit, which are not included in the accompanying financial statements. The Bank’s exposure to credit loss in the event of nonperformance by the other party to the financial instruments for commitments to extend credit and standby letters of credit is represented by the contractual or notional amount of those instruments. The Bank uses the same credit policies in making such commitments as it does for instruments that are included in the balance sheet.  At December 31, 2003 and 2002, commitments under standby letters of credit and undisbursed loan commitments aggregated $35,132,000 and $18,356, 000, respectively.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer’s creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management’s credit evaluation. Collateral held varies but may include accounts receivable, inventory, property and equipment, and income-producing commercial prop erties.

Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Standby letters of credit generally have fixed expiration dates or other termination clauses and may require payment of a fee. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Bank’s policy for obtaining collateral, and the nature of such collateral, is essentially the same as that involved in making commitments to extend credit.

The Bank incurred an insignificant loss on its commitments during 2003.  During 2002 and 2001, the Bank was not required to perform on any financial guarantees and did not incur any losses on its commitments.

Note 10.                Fair Value of Financial Instruments

Fair value estimates are made at a specific point in time, based on relevant market information about the financial instrument.  These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company’s entire holdings of a particular financial instrument.  Because no market exists for a significant portion of the Company’s financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors.  These estimates are subjective in nature; involve uncertainties and matters of judgment; and, therefore, cannot be determined with precision.  Changes in assu mptions could significantly affect the estimates.

84

Fair value estimates are based on existing financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments.  The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

Cash and cash equivalents:

For cash and cash equivalents, the carrying amount is a reasonable estimate of fair value.

Securities:

The fair value of securities is estimated based on bid prices published in financial newspapers or bid quotations received from securities dealers.

Federal Home Loan Bank stock:

The carrying amount of Federal Home Loan Bank stock approximates fair value based on the stock redemption provisions of the Federal Home Loan Bank.

Loans:

The fair value of loans is calculated by discounting scheduled cash flows through the estimated maturity using estimated market discount rates, adjusted for credit risk and servicing costs.  The estimate of maturity is based on historical experience with repayments for each loan classification, modified, as required, by an estimate of the effect of current economic and lending conditions.

Deposits:

The fair value of deposits with no stated maturity, such as demand deposits, money market accounts, and savings deposits, is equal to the amount payable on demand.  The fair value of time deposits is based on the discounted value of contractual cash flows.  The discount rate is estimated using the rates currently offered for deposits of similar remaining maturities.

Federal funds purchased and securities sold under agreements to repurchase:

The estimated value of these liabilities, which are extremely short term, approximates their carrying value.

Federal Home Loan Bank advances and note payable:

The carrying amounts of the FHLB advances and the note payable approximate their fair value.

Commitments to extend credit, letters of credit and lines of credit:

The fair value of commitments is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties.  For fixed-rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates.

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The carrying amount and estimated fair value of the Company’s financial instruments at December 31, 2003 and 2002, are as follows (in thousands):

	2003		2002
	Carrying Amount	Estimated Fair Value	Carrying Amount	Estimated Fair Value

Assets:
Cash and due from banks	$7,071	$7,071	$4,928	$4,928
Federal funds sold	3,060	3,060	460	460
Securities	25,467	25,474	22,200	22,217
Federal Home Loan Bank stock	582	582	506	506
Net loans	155,278	156,378	123,097	128,087

Liabilities:
Noninterest-bearing demand deposits	$22,327	$22,327	$20,586	$20,586
Interest-bearing demand deposits	28,514	28,514	19,485	19,485
Savings deposits and money market accounts	27,712	27,712	21,007	21,007
Time deposits	80,799	82,135	69,369	70,684
Federal funds purchased and securities sold under agreements to repurchase	6,084	6,084	3,503	3,503
Federal Home Loan Bank advances and note payable	17,400	17,400	10,000	10,000

Unrecognized financial instruments (net of contract amount):
Commitments to extend credit	—	—	—	—
Letters of credit	—	—	—	—
Lines of credit	—	—	—	—

Note 11.                Contingencies

The Bank is involved in certain claims arising from normal business activities.  Management believes that those claims are without merit and that the ultimate liability, if any, resulting from them will not materially affect the Bank’s financial condition or the Company’s consolidated financial position.

Note 12.                Liquidity and Capital Resources

The Company’s primary source of funds with which to pay its future obligations is the receipt of dividends from its subsidiary bank.  Banking regulations provide that the Bank must maintain capital sufficient to enable it to operate as a viable institution and, as a result, may limit the amount of dividends the Bank may pay without prior approval.  It is management’s intention to limit the amount of dividends paid in order to maintain compliance with capital guidelines and to maintain a strong capital position in the Bank.

Note 13.                Stock Option Plans

The Company has a stock option plan under which members of the Board of Directors, at the formation of the Bank, were granted options to purchase a total of 150,000 shares of the Bank’s common stock.  These options were granted for the specific purpose of raising capital.

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The option price was $10.00 per share which was the estimated fair value of the stock at the June 30, 1996, grant date.  The options expire ten years from the date of grant and were fully vested at the grant date.  On October 15, 1997, the Bank stock options were converted to Company stock options.  A summary of the status of this plan is presented as follows:

	Outstanding Options
	Number	Weighted Average Exercise Price

Outstanding, December 31, 2000	130,000	$10.00

Outstanding, December 31, 2001	130,000	10.00

Outstanding, December 31, 2002	130,000	10.00
Options exercised	(10,000)	10.00

Outstanding, December 31, 2003	120,000	10.00

The Company also has two stock option plans under which officers and employees can be granted incentive stock options or non-qualified stock options to purchase up to 355,000 shares of the Company’s common stock.  The option price for incentive stock options shall be not less than 100 percent of the fair market value of the common stock on the date of the grant.  The non-qualified stock options may be equal to or more or less than the fair market value of the common stock on the date of the grant.  The stock options vest at 30 percent on the second and third anniversary of the grant date and 40 percent on the fourth anniversary.  The options expire ten years from the grant date and the weighted-average remaining contractual life of outstanding stock options was 7.5 years.  A summary of the status of this plan is presented below:

	Outstanding Options		Exercisable Options
	Number	Weighted Average Exercise Price	Number	Weighted Average Exercise Price

Outstanding, December 31, 2000	36,200	$13.92	—	$—
Options which became exercisable	—	—	4,950	15.00
Options granted	18,800	13.00	—	—

Outstanding, December 31, 2001	55,000	13.60	4,950	15.00
Options granted	25,000	14.50	—	—
Options forfeited	(500)	14.50	—	—
Options which became exercisable	—	—	10,860	13.91

Outstanding, December 31, 2002	79,500	13.87	15,810	14.25
Options granted	29,250	14.50	—	—
Options which became exercisable	—	—	18,150	13.73

Outstanding, December 31, 2003	108,750	14.04	33,960	13.97

The weighted-average fair value per share of options granted during the year was $3.50, $3.86, and $3.79 for the years ended December 31, 2003, 2002 and 2001, respectively.  At December 31, 2003, the range of exercise prices of outstanding options issued was $13-$15.

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions:

	Years Ended December 31,
	2003	2002	2001

Dividend yield	0.00%	0.00%	0.00%
Expected life	6.9 years	6.9 years	6.9 years
Expected volatility	10.00%	10.00%	10.00%
Risk-free interest rate	3.62%	4.19%	4.77%

87

Note 14.                Regulatory Matters

The Company (on a consolidated basis) and the Bank are subject to various regulatory capital requirements administered by the Tennessee Department of Financial Institutions and the federal banking agencies.  Failure to meet minimum capital requirements can initiate certain mandatory—and possibly additional discretionary—actions by regulators that, if undertaken, could have a direct material effect on the Company’s and the Bank’s financial statements.  Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the Bank must meet specific capital guidelines that involve quantitative measures of the Company’s and the Bank’s assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices.  The Company’s and the Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined).  Management believes, as of December 31, 2003, that the Company and the Bank meet all capital adequacy requirements to which they are subject.

As of December 31, 2003, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well capitalized under the regulatory framework for prompt corrective action.  There are no conditions or events since that notification that management believes have changed the Bank’s prompt corrective action category for bank capital.

The Company’s and the Bank’s actual capital amounts and ratios are also presented in the table.  Dollar amounts are presented in thousands.

	Actual		For Capital Adequacy Purposes
	Amount	Ratio	Amount	Ratio
As of December 31, 2003
Total capital to risk-weighted assets:
Consolidated	$16,207	10.0%	$12,963	8.0%
Cornerstone Community Bank	16,604	10.3%	12,963	8.0%

Tier I capital to risk-weighted assets:
Consolidated	14,182	8.8%	6,482	4.0%
Cornerstone Community Bank	14,578	9.0%	6,481	4.0%

Tier I capital to average assets:
Consolidated	14,182	8.1%	7,128	4.0%
Cornerstone Community Bank	14,578	8.3%	7,029	4.0%

	Actual		For Capital Adequacy Purposes
	Amount	Ratio	Amount	Ratio
As of December 31, 2002
Total capital to risk-weighted assets:
Consolidated	$13,855	11.3%	$9,796	8.0%
Cornerstone Community Bank	13,639	11.1%	9,796	8.0%

Tier I capital to risk-weighted assets:
Consolidated	12,325	10.1%	4,898	4.0%
Cornerstone Community Bank	12,109	9.9%	4,898	4.0%

Tier I capital to average assets:
Consolidated	12,325	8.7%	5,742	4.0%
Cornerstone Community Bank	12,109	8.6%	5,642	4.0%

88

Note 15.                Other Comprehensive Income

Other comprehensive income consists of unrealized holding gains and losses on securities available for sale.  A summary of other comprehensive income and the related tax effects for the years ended December 31, 2003, 2002 and 2001, is as follows:

	Before-Tax Amount	Tax (Expense) Benefit	Net-of-Tax Amount

Year ended December 31, 2003:
Unrealized holding gains and losses arising during the period	$(152,714)	$51,922	$(100,792)

Less reclassification adjustment for gains realized in net income	—	—	—

	$(152,714)	$51,922	$(100,792)

Year ended December 31, 2002:
Unrealized holding gains and losses arising during the period	$9,078	$(3,086)	$5,992

Less reclassification adjustment for gains realized in net income	—	—	—

	$9,078	$(3,086)	$5,992

	Before-Tax Amount	Tax (Expense) Benefit	Net-of-Tax Amount

Year ended December 31, 2001:
Unrealized holding gains and losses arising during the period	$330,374	$(125,541)	$204,833

Less reclassification adjustment for gains realized in net income	83,705	(31,804)	51,901

	$246,669	$(93,737)	$152,932

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Note 16.                Earnings Per Common Share

Basic earnings per share represents income available to common stockholders divided by the weighted-average number of common shares outstanding during the period.  Diluted earnings per share reflects additional common shares that would have been outstanding if dilutive potential common shares had been issued, as well as any adjustment to income that would result from the assumed issuance.

Potential common shares that may be issued by the Company relate to outstanding stock options, determined using the treasury stock method.

Earnings per common share have been computed based on the following:

	2003	2002	2001

Net income	$1,881,859	$1,061,423	$569,612
Less: Preferred stock dividends	—	—	—

Net income applicable to common stock	$1,881,859	$1,061,423	$569,612

Average number of common shares outstanding	1,239,578	1,233,167	1,219,729
Effect of dilutive stock options	92,381	44,328	30,000

Average number of common shares outstanding used to calculate diluted earnings per common share	1,331,959	1,277,495	1,249,729

Note 17.                Adoption of Recently Issued Statements of Financial Accounting Standards

In August 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” which supercedes Statement of Financial Accounting Standards No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of” and the provisions for the disposal of a segment of a business in Accounting Principles Board Opinion No. 30, “Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions.”  This statement requires that long-lived assets to be disposed of by sale be measured at the lower of its carrying amount or fair value less cost to sell, and recognition of impairment losses on long-lived assets to be held if the carrying amount of the long-lived asset is not recoverable from its undiscounted cash flows and exceeds its fair value.  Additionally, Statement of Financial Accounting Standards No. 144 resolved various implementation issues related to Statement of Financial Accounting Standards No. 121.  The provisions of Statement of Financial Accounting Standards No. 144 were adopted on July 1, 2002, and had no effect on the Company’s consolidated financial statements.

In April 2002, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 145, “Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections.”  This statement eliminates Statement of Financial Accounting Standards No. 4, “Reporting Gains and Losses from Extinguishment of Debt” as amended by Statement of Financial Accounting Standards No. 64, “Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements.”  As a result, gains and losses from extinguishment of debt are required to be classified as extraordinary items if they meet the definition of unusual and infrequent as prescribed in Accounting Principles Board Opinion No.  30.  Additionally, Statement of Financial Accounting Standards No. 145 amends Statement of Financial Accounting Standards No. 13, “Accounting for Leases” to require that lease modifications that have economic effects similar to sale-leaseback transactions be accounted for in the same manner as sale-leaseback transactions. Statement of Financial Accounting Standards No. 145 addresses a number of additional issues that were not substantive in nature.  The provisions of this statement are effective at various dates in 2002 and 2003 and are not expected to have a material impact on the Company’s consolidated financial statements.

In June 2002, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 146, “Accounting for Costs Associated with Exit or Disposal Activities.”  This statement nullifies Emerging Issues Task Force Issue No. 94-3, “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)” and requires that a liability for costs associated with an exit or disposal activity be recognized when the liability is probable and represents obligations to transfer assets or provide services as a result of past transactions.  The provisions of the statement are effective for exit or disposal activities that are initiated after December 31, 2002, and its adoption did not have a material impact on the Company’s consolidated financial statements.

90

In October 2002, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 147, “Acquisitions of Certain Financial Institutions - an Amendment of FASB Statements No. 72 and 144 and FASB Interpretation No. 9.”  This statement removes acquisitions of financial institutions from the scope of both Statement of Financial Accounting Standards No. 72 and Interpretation No. 9 and requires that those transactions be accounted for in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations” and No. 142, “Goodwill and Other Intangible Assets.” As a result, the requirement in paragraph 5 of Statement 72 to recognize (and subsequently amortize) any excess of the fair value of liabilities assumed over the fair value of assets acquired as an unidentifiable intangible asset (SFAS No. 72 goodwill) no longer applies to acquisitions within the scope of the statement.  Adoption of this standard had no material effect on the Company’s consolidated financial statements.

In December 2002, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 148, “Accounting for Stock-Based Compensation - Transition and Disclosure - an amendment of FASB Statement No. 123.” This statement provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of Statement No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. As permitted by SFAS No. 148, the Company will continue to apply the provisions of APB Opinion No. 25, “Accounting for Stock-Based Compensation”, for all employee stock option grants and has elected to disclose pro forma net income and earnings per share amounts as if the fair value based method had been applied in measuring compensation costs.  These disclosures have been included in Note 1.  In addition, the Company is awaiting further guidance that may result from current FASB stock compensation projects and will continue to evaluate any developments concerning mandated, as opposed to optional, fair value based expense recognition.

In April 2003, the FASB issued SFAS No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities.”  This Statement amends and clarifies financial accounting and reporting for derivative instruments, including certain embedded derivatives, and for hedging activities under SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities.”  This Statement amends SFAS No. 133 to reflect the decisions made as part of the Derivatives Implementation Group and in other FASB projects or deliberations. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003, and for hedging relationships designated after June 30, 2003.  Adoption of this Standard had no material effect on the Company’s consolidated financial statements.

In May 2003, the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity.”  This Statement establishes standards for how an entity classifies and measures certain financial instruments with characteristics of both liabilities and equity.  This Statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. Adoption of this Standard had no material effect on the Company’s consolidated financial statements.

In November 2002, the FASB issued Interpretation No. 45, (FIN 45) “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others,” which elaborates on the disclosures to be made by a guarantor about its obligations under certain guarantees issued.  It also clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee.  The Interpretation expands on the accounting guidance of SFAS No. 5, “Accounting for Contingencies,” SFAS No. 57, “Related Party Disclosures,” and SFAS No. 107, “Disclosures about Fair Value of Financial Instruments.”  It also incorporates without change the provisions of FASB Interpretation No. 34, “Disclosure of Indirect Guarantees of Indebtedness of Others,” which is superseded.  The initial recognition and measurement provisions of this Interpretation apply on a prospective basis to guarantees issued or modified after December 31, 2002.  The disclosure requirements in this Interpretation were effective for periods ending after December 15, 2002.  Adoption of this Standard did not have a material effect on the Company’s consolidated financial statements.

91

In December 2003, the FASB issued revised Interpretation No. 46 (FIN 46), “Consolidation of Variable Interest Entities.” This Interpretation clarifies the application of ARB No. 51, “Consolidated Financial Statements,” for certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated support from other parties.  This Interpretation requires variable interest entities to be consolidated by the primary beneficiary which represents the enterprise that will absorb the majority of the variable interest entities’ expected losses if they occur, receive a majority of the variable interest entities’ residual returns if they occur, or both.  This Interpretation was effective for variable interest entities created after January 31, 2003, and for variable interest entities in which an enterprise obtains an interest after that date.  This Interpretation is effective in the first fiscal year or interim period beginning after March 15, 2004, for variable interest entities in which an enterprise holds a variable interest that was acquired before February 1, 2003, with earlier adoption permitted. Adoption of this Standard did not have a material effect on the Company’s consolidated financial statements.

Note 18.                Quarterly Data (unaudited)

	Years Ended December 31,
	2003				2002
	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter

Interest income	$2,979,131	$2,903,290	$2,804,023	$2,639,974	$2,593,733	$2,455,479	$2,357,465	$2,295,615
Interest expense	796,769	796,562	805,337	812,131	827,447	807,052	803,911	870,230

Net interest income, before provision for loan losses	2,182,362	2,106,728	1,998,686	1,827,843	1,766,286	1,648,427	1,553,554	1,425,385

Provision for loan losses	135,000	255,000	50,000	105,000	263,434	150,000	155,000	115,000

Net interest income, after provision for loan losses	2,047,362	1,851,728	1,948,686	1,722,843	1,502,852	1,498,427	1,398,554	1,310,385

Noninterest income	307,544	359,650	289,168	285,511	285,659	235,448	257,304	223,747
Noninterest expenses	1,549,539	1,412,457	1,425,145	1,353,692	1,311,156	1,290,381	1,200,568	1,181,257

Income before income taxes	805,367	798,921	812,709	654,662	477,355	443,494	455,290	352,875
Income tax expense	317,000	307,650	312,500	252,650	168,792	177,800	180,999	140,000

Net income	$488,367	$491,271	$500,209	$402,012	$308,563	$265,694	$274,291	$212,875

Earnings per common share:
Basic	$0.39	$0.40	$0.40	$0.33	$0.25	$0.22	$0.22	$0.17
Diluted	$0.36	$0.37	$0.37	$0.31	$0.23	$0.21	$0.22	$0.17

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Note 19.                Condensed Parent Information

BALANCE SHEETS
	2003	2002
ASSETS
Cash	$192,124	$270,226
Investment in subsidiary	14,759,049	12,390,325
Goodwill	2,541,476	2,541,476
Other assets	5,869	—

Total assets	$17,498,518	$15,202,027

LIABILITIES AND STOCKHOLDERS’ EQUITY
Note payable	$400,000	$—
Other liabilities	195,017	55,277

Total liabilities	595,017	55,277

Stockholders’ equity	16,903,501	15,146,750

Total liabilities and stockholders’ equity	$17,498,518	$15,202,027

STATEMENTS OF INCOME

INCOME	$—	$—

EXPENSES
Interest expense on note payable	5,540	—
Other operating expenses	133,317	154,260

Loss before equity in undistributed earnings of subsidiary	(138,857)	(154,260)

Equity in undistributed earnings of subsidiary	1,969,516	1,160,296

Income tax benefit	51,200	55,387

Net income	$1,881,859	$1,061,423

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	2003	2002

STATEMENTS OF CASH FLOWS

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$1,881,859	$1,061,423
Adjustments to reconcile net income to net cash used in operating activities:
Equity in undistributed income of subsidiary	(1,969,516)	(1,160,296)
Other	9,555	56,501

Net cash used in operating activities	(78,102)	(42,372)

CASH FLOWS FROM INVESTING ACTIVITIES
Capital contribution to subsidiary	(500,000)	—

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from note payable	400,000	—
Issuance of common stock	100,000	—

Net cash provided by financing activities	500,000	—

NET DECREASE IN CASH AND CASH EQUIVALENTS	(78,102)	(42,372)

CASH AND CASH EQUIVALENTS, beginning of year	270,226	312,598

CASH AND CASH EQUIVALENTS, end of year	$192,124	$270,226

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the year for:
Interest on note payable	$3,522	$—
Income taxes	1,316,985	672,309

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INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Charter

Our Charter, as amended, provides that we have the power to indemnify our directors, officers, employees and agents (each an "indemnitee") to the fullest extent permitted by the Tennessee Business Corporation Act (the “Tennessee Act”) and our bylaws.

We are obligated to indemnify permitted indemnities only if all of the following conditions are met: (i) our board of directors determines in writing that the indemnitee acted in good faith and in our best interest; (ii) the board of directors determines that the payment will not materially affect our safety and soundness; (iii) the payment does not fall within a prohibited indemnification under state or federal law or regulation; (iv) the indemnitee agrees in writing to reimburse us to the extent not covered by permissible insurance, for payments made in the event that an administrative action brought by a state or federal banking regulator results in a final order or settlement in which the indemnitee is assessed a civil money penalty, is removed or prohibited from banking or is required, under a final order, to cease any action or take any affirmative action.

If any provision of our charter is found to be in conflict with any state or federal banking laws or regulations or the Tennessee Act, the provisions of governing law and regulation shall govern the conduct of our business and board governance.

Our Bylaws

Our Bylaws, as amended, provide that each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director, officer or employee of the Company or is or was serving at the request of the Company as a director, officer or employee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, or employee or in any other capacity while serving as a director, officer or employee, shall be indemnified and held harmless by the Company to the fullest extent authorized by the Tennessee Act, as the same exists or may hereinafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company prior to such amendment), against all expense, liability, and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA fines, excise taxes or penalties and amounts paid into settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer or employee and shall inure to the benefit of the indemnitee ’s heirs, executors and administrators; provided, however, that, except as provided with respect to proceedings to enforce rights to indemnification, the Company shall indemnify only if such proceeding (or part thereof) was authorized by the board of directors of the Company. The right to indemnification conferred shall be a contract right and shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, an advancement of expenses incurred by an indemnitee in his or her capacity as a director, officer, or employee (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to any employee benefit plan) shall be made only upon delivery to the Company of an undertaking, by and on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses or otherwise.

The rights to indemnification and to the advancement of expenses conferred shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Bylaws, agreement, vote of shareholders, disinterested directors or otherwise.

95

The Company may, to the extent authorized from time to time by the board of directors of the Company, grant rights to indemnification and to the advancement of expenses, to any agent of the Company to the fullest extent of the provisions of the Bylaws with respect to the indemnification and advancement of expenses of directors, officers and employees of the Company.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is an itemized statement of the estimated amounts of all costs and expenses payable by the registrant in connection with the offering described in this registration statement. These amounts are in excess of any commissions payable in connection with this offering.

SEC registration fee	$	________________
Legal fees and expenses		________________
Printing and distributions costs		________________
Accounting fees and expenses		________________
Miscellaneous		________________

Total	$	________________

EXHIBITS

The following documents are filed or incorporated by reference to this report:

3.1    Amended and Restated Charters of the registrant. (1)
3.2    First Amendment to Amended and Restated Charter of Cornerstone Banchsares, Inc. (2)
3.3    Amended and Restated Bylaws of the registrant. (3)
4.1    The right of securities holders are defined in the Charter and Bylaws provided in 3.2 and 3.3, respectively.
5.1    Opinion of Miller & Martin PLLC.
10.1   Cornerstone Bancshares, Inc. Statutory and Nonstatutory Stock Option Plan. (4)
10.2   Cornerstone Bancshares, Inc. 2004 Long-Term Incentive Plan. (5)
10.3   Cornerstone Bancshares, Inc. 2004 Non-Employee Director Plan. (6)
10.4   Employment Agreement between Cornerstone Bancshares, Inc. and Gregory B. Jones. (7)
10.5   Employment Agreement between Cornerstone Bancshares, Inc. and Nathaniel F. Hughes. (8)
10.6   Employment Agreement between Cornerstone Bancshares, Inc. and Jerry D. Lee. (9)
14.1   Code of Ethics. (10)
21.1   Subsidiaries of the registrant. (11)
23.1   Consent of Miller & Martin PLLC (included in Exhibit 5.1).
23.2   Consent of Hazlett, Lewis & Bieter, PLLC.
_______________________
(1)	Incorporated by reference from Exhibit 3.1 from the registrant’s Form 10-KSB filed on March 24, 2004 (File No. 000-30497).
(2)	Incorporated by reference from Exhibit 3 from the registrant’s Form 10-QSB filed on May 14, 2004 (File No. 000-30497).
(3)	Incorporated by reference from Exhibit 3.2 from the registrant’s Form 10-KSB filed on March 24, 2004 (File No. 000-30497).
(4)	Incorporated by reference from Exhibit 10.1 of the registrant’s Registration Statement on Form S-1 filed on February 4, 2000, as amended (File No. 333-96185).
(6)	Incorporated by reference from Exhibit 99.3 of the registrant’s Registration Statement on Form S-8 filed March 5, 2004 (File No. 333-113314).
(7)	Incorporated by reference from Exhibit 10.2 of the registrant’s Registration Statement on Form S-1 filed on February 4, 2000, as amended (File No. 333-96185).
(8)	Incorporated by reference from Exhibit 10.3 of the registrant’s Registration Statement on Form S-1 filed on February 4, 2000, as amended (File No. 333-96185).
(9)	Incorporated by reference from Exhibit 10.4 of the registrant’s Registration Statement on Form S-1 filed on February 4, 2000, as amended (File No. 333-96185).
(10)	Incorporated by reference from Exhibit 14 from the registrant’s Form 10-KSB filed on March 24, 2004 (File No. 000-30497).
(11)	Incorporated by reference from Exhibit 21 from the registrant’s Form 10-KSB filed on March 24, 2004 (File No. 000-30497).

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UNDERTAKINGS

We hereby undertake as follows:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933.

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(ii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CORNERSTONE BANCSHARES, INC.

Date: October 8, 2004	By:	/s/ Gregory B. Jones
Gregory B. Jones
Chairman and Chief Executive Officer (principal executive officer)

By:	/s/ Nathaniel F. Hughes
Nathaniel F. Hughes
President and Chief Operating Officer (principal financial officer and accounting officer)

98

In accordance with the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities indicated on October 8, 2004.

Signature	Title	Date
/s/ Gregory B. Jones Gregory B. Jones	Chairman of the Board, Chief Executive Officer and Director	October 8, 2004
/s/ B. Kenneth Driver B. Kenneth Driver	Director	October 8, 2004
/s/ Karl Fillauer Karl Fillauer	Director	October 8, 2004
/s/ Nathaniel F. Hughes Nathaniel F. Hughes	President, Chief Financial Officer and Director	October 8, 2004
/s/ Jerry D. Lee Jerry D. Lee	Executive Vice President, Senior Lender and Director	October 8, 2004
/s/ James H. Large James H. Large	Director	October 8, 2004
/s/ Lawrence D. Levine Lawrence D. Levine	Director	October 8, 2004
/s/ Russell W. Lloyd Russell W. Lloyd	Director	October 8, 2004
/s/ Earl A. Marler, Jr. Earl A. Marler, Jr.	Director	October 8, 2004
/s/ Doyce G. Payne Doyce G. Payne	Director	October 8, 2004
/s/ Turner Smith Turner Smith	Director	October 8, 2004
/s/ Billy O. Wiggins Billy O. Wiggins	Director	October 8, 2004
/s/ Marsha Yessick Marsha Yessick	Director	October 8, 2004

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INDEX OF EXHIBITS

Exhibit No.        Description

3.1    Amended and Restated Charters of the registrant. (1)
3.2    First Amendment to Amended and Restated Charter of Cornerstone Banchsares, Inc. (2)
3.3    Amended and Restated Bylaws of the registrant. (3)
4.1    The right of securities holders are defined in the Charter and Bylaws provided in 3.2 and 3.3, respectively.
5.1    Opinion of Miller & Martin PLLC.
10.1   Cornerstone Bancshares, Inc. Statutory and Nonstatutory Stock Option Plan. (4)
10.2   Cornerstone Bancshares, Inc. 2004 Long-Term Incentive Plan. (5)
10.3   Cornerstone Bancshares, Inc. 2004 Non-Employee Director Plan. (6)
10.4   Employment Agreement between Cornerstone Bancshares, Inc. and Gregory B. Jones. (7)
10.5   Employment Agreement between Cornerstone Bancshares, Inc. and Nathaniel F. Hughes. (8)
10.6   Employment Agreement between Cornerstone Bancshares, Inc. and Jerry D. Lee. (9)
14.1   Code of Ethics. (10)
21.1   Subsidiaries of the registrant. (11)
23.1   Consent of Miller & Martin PLLC (included in Exhibit 5.1).
23.2   Consent of Hazlett, Lewis & Bieter, PLLC.
_______________________
(1)	Incorporated by reference from Exhibit 3.1 from the registrant’s Form 10-KSB filed on March 24, 2004 (File No. 000-30497).
(2)	Incorporated by reference from Exhibit 3 from the registrant’s Form 10-QSB filed on May 14, 2004 (File No. 000-30497).
(3)	Incorporated by reference from Exhibit 3.2 from the registrant’s Form 10-KSB filed on March 24, 2004 (File No. 000-30497).
(4)	Incorporated by reference from Exhibit 10.1 of the registrant’s Registration Statement on Form S-1 filed on February 4, 2000, as amended (File No. 333-96185).
(6)	Incorporated by reference from Exhibit 99.3 of the registrant’s Registration Statement on Form S-8 filed March 5, 2004 (File No. 333-113314).
(7)	Incorporated by reference from Exhibit 10.2 of the registrant’s Registration Statement on Form S-1 filed on February 4, 2000, as amended (File No. 333-96185).
(8)	Incorporated by reference from Exhibit 10.3 of the registrant’s Registration Statement on Form S-1 filed on February 4, 2000, as amended (File No. 333-96185).
(9)	Incorporated by reference from Exhibit 10.4 of the registrant’s Registration Statement on Form S-1 filed on February 4, 2000, as amended (File No. 333-96185).
(10)	Incorporated by reference from Exhibit 14 from the registrant’s Form 10-KSB filed on March 24, 2004 (File No. 000-30497).
(11)	Incorporated by reference from Exhibit 21 from the registrant’s Form 10-KSB filed on March 24, 2004 (File No. 000-30497).

100